   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 2000



                                                      REGISTRATION NO. 333-44937

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D. C. 20549

                         ------------------------------


                               AMENDMENT NO. 3 TO
                                   FORM S-1/A
                             REGISTRATION STATEMENT
                           THE SECURITIES ACT OF 1933

                         ------------------------------


                             LASER PHOTONICS, INC.
             (Exact name of registrant as specified in its charter)



              DELAWARE                                3845                               59-2058100
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)              Identification Number)



                       7 GREAT VALLEY PARKWAY, SUITE 222
                               MALVERN, PA 19355
                                 (610) 889-1111
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
      Former address: 2431 Impala Drive, Carlsbad, CA 92008 (760) 602-3300



                              JEFFREY F. O'DONNELL
                            CHIEF EXECUTIVE OFFICER
                             LASER PHOTONICS, INC.
                       7 GREAT VALLEY PARKWAY, SUITE 222
                               MALVERN, PA 19355
                                 (610) 889-1111
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------


                                   COPIES TO:



                              MATTHIAS & BERG LLP
                          ATTN: JEFFREY P. BERG, ESQ.
                             1990 SOUTH BUNDY DRIVE
                                   SUITE 790
                       LOS ANGELES, CALIFORNIA 90025-5244
                             PHONE: (310) 820-0083

                         ------------------------------


                        CALCULATION OF REGISTRATION FEE



          TITLE OF EACH CLASS OF               NUMBER TO BE        PROPOSED MAXIMUM          AGGREGATE           REGISTRATION
       SECURITIES TO BE REGISTERED             REGISTERED(1)       OFFERING PRICE(1)      OFFERING PRICE            FEE(2)
Common Stock, par value $0.01.............         394,101               $1.25(3)           $   492,629           $   145.32
Common Stock, par value $0.01.............         740,500               $4.00(3)           $ 2,962,000           $   873.79
Common Stock, par value $0.01.............         800,000               $2.70(3)           $ 2,160,000           $   637.20
Common Stock, par value $0.01.............          20,000               $1.00(3)           $    20,000           $     5.90
Common Stock, par value $0.01.............         537,443               $2.00(3)           $ 1,074,886           $   317.09
Common Stock, par value $0.01.............         175,000               $1.50(3)           $   262,500           $    77.44
Common Stock, par value $0.01.............       2,068,972               $4.50(3)           $ 9,310,374           $ 2,746.57
Common Stock, par value $0.01.............       1,190,819               $2.00(4)           $ 2,381,638           $   702.58
Common Stock, par value $0.01.............          37,500               $5.25(5)           $   196,875           $    58.08
Common Stock, par value $0.01.............       1,425,000               $1.50(5)           $ 2,137,500           $   630.56
Common Stock, par value $0.01.............         595,000               $2.00(5)           $ 1,190,000           $   351.05
Common Stock, par value $0.01.............          93,104               $4.50(5)           $   418,968           $   123.60
Common Stock, par value $0.01.............         174,000               $4.69(5)           $   816,060           $   240.74
Common Stock, par value $0.01.............         100,000               $1.50(6)           $   150,000           $    44.26
Common Stock, par value $0.01.............         100,000               $0.75(6)           $    75,000           $    22.13
                                                 ---------                                  -----------           ----------
Total.....................................       8,451,439                                  $23,648,427           $ 6,976.29
                                                 =========                                  ===========           ==========



(1) Estimated solely for the purpose of calculating the registration fee.


(2) Of this amount, $4,785.30 has already been paid with the filing of this Registration Statement.


(3) This amount is based on the per share purchase price of the shares issued by the Company.


(4) This amount is based on the per share conversion price of the shares of Common Stock underlying the related Series "A" Convertible Notes, all of which have been converted.


(5) This amount is based on the per share exercise price of the shares of Common Stock underlying the related Warrants issued by the Company.


(6) This amount is based on the number of Options granted and the per share exercise price of the Options.

                         ------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.



    If any of the securities being registered on this Form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             LASER PHOTONICS, INC.



                             CROSS REFERENCE SHEET



                   PURSUANT TO ITEM 501(b) OF REGULATION S-K.



               SHOWING LOCATION IN THE PROSPECTUS OF INFORMATION
              REQUIRED BY ITEMS 1 THROUGH 12, PART I, OF FORM S-1



REGISTRATION STATEMENT ITEM NUMBER AND CAPTION
------------------------------------------------  LOCATION IN PROSPECTUS
                                                  -------------------------------------------
 1.  Forepart of the Registration Statement and
       Outside Front Cover Page of Prospectus...  Outside Front Cover Page of Prospectus

 2.  Inside Front and Outside Back Cover Pages
       of Prospectus............................  Inside Front and Outside Back Cover
                                                  Pages of Prospectus; Additional
                                                    Information

 3.  Summary Information, Risk Factors and Ratio
       of Earnings to Fixed Charges.............  Prospectus Summary; Risk Factors; Selected
                                                    Financial Data

 4.  Use of Proceeds............................  Use of Proceeds; Selling Stockholders and
                                                  Plan of Distribution

 5.  Determination of Offering Price............  Plan of Distribution

 6.  Dilution...................................  Not Applicable

 7.  Selling Security Holders...................  Outside Front Cover Page of Prospectus;
                                                    Selling Stockholders and Plan of
                                                    Distribution

 8.  Plan of Distribution.......................  Outside Front Cover Page of Prospectus;
                                                    Selling Stockholders and Plan of
                                                    Distribution

 9.  Description of Securities to Be
       Registered...............................  Outside Front Cover Page of Prospectus;
                                                    Dividend Policy; Shares Eligible for
                                                    Future Sale; Principal Stockholders;
                                                    Selling Stockholders and Plan of
                                                    Distribution; Description of Securities

10.  Interests of Named Experts and Counsel.....  Legal Matters

11.  Information with Respect to the
       Registrant...............................  Outside Front Cover Page of Prospectus;
                                                    Prospectus Summary; Risk Factors;
                                                    Dividend Policy; Capitalization; Selected
                                                    Financial Data; Management's Discussion
                                                    and Analysis of Financial Condition and
                                                    Results of Operations; Business;
                                                    Management; Compensation of Executive
                                                    Officers and Directors; Certain
                                                    Relationships and Related Transactions;
                                                    Shares Eligible for Future Sale;
                                                    Financial Statements

12.  Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities..............................  Not Applicable

                 SUBJECT TO COMPLETION DATED FEBRUARY 11, 2000


THIS PRELIMINARY PROSPECTUS AND THE INFORMATION CONTAINED HEREIN ARE SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. UNDER NO CIRCUMSTANCES SHALL THIS PRELIMINARY PROSPECTUS CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES, IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.

                             LASER PHOTONICS, INC.



                                8,451,439 SHARES
                                  COMMON STOCK
                        OFFERED BY SELLING STOCKHOLDERS


                               ------------------


    This Prospectus relates to 8,451,439 shares (the "Shares") of common stock, par value $0.01 (the "Common Stock") of Laser Photonics, Inc., a Delaware corporation (the "Company") to be offered (the "Offering") for the account of certain selling stockholders (the "Selling Stockholders") of the Company. The 8,451,439 shares consist of 5,926,835 shares of Common Stock currently issued in the name of the Selling Stockholders, 2,324,604 shares of Common Stock underlying warrants (the "Warrants") and 200,000 shares underlying certain options (the "Options"). The Selling Stockholders directly, through agents, brokers, dealers or underwriters to be designated, from time to time, may sell the shares of Common Stock offered hereby from time to time on terms to be determined at the time of sale. To the extent required by applicable law, the specific shares to be sold, the terms of the Offering, including price, the names of any agent, dealer or underwriter, and any applicable commission, discount or other compensation with respect to a particular sale will be set forth in an accompanying Prospectus Supplement. The terms and conditions of the securities being registered by the registration statement, of which this Prospectus forms a part, can be found in "Selling Stockholders and Plan of Distribution," "Description of Securities" and "Certain Relationships and Related Transactions."



    The Company will receive none of the proceeds from the sale of the Shares. However, the Company may receive gross proceeds of up to $4,759,403 from the exercise of the Warrants and $225,000 from the exercise of the Options. The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company has paid all of the costs of the Offering with respect to the Shares to be offered by the Selling Stockholders, including the Warrant and Option holders. See "Use of Proceeds" and "Selling Stockholders and Plan of Distribution."



    The Company's Common Stock is currently listed for trading in the Over-The-Counter Market under the symbol "LSPT." On February 7, 2000, the market price for the Common Stock in the Over-The-Counter Market was approximately $16.75 per share. See "Price Range of Common Stock."



THESE SECURITIES ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.
       PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE SECTION
            ENTITLED "RISK FACTORS" (AT PAGE 7 OF THIS PROSPECTUS)
                   CONCERNING THE COMPANY AND THIS OFFERING.


                            ------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------


                The date of this Prospectus is February 11, 2000

                               PROSPECTUS SUMMARY



    The following is a summary of certain information in this Prospectus. This summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The Shares offered hereby involve a high degree of risk. Investors should carefully consider the information set forth under the heading "Risk Factors."



                                  THE COMPANY



HISTORY OF THE COMPANY



    Laser Photonics, Inc. was incorporated on November 3, 1987. Unless the context otherwise requires, the term "Company" refers to Laser Photonics, Inc., a Delaware corporation ("Laser Photonics"), Laser Analytics, Inc., a Massachusetts corporation ("Laser Analytics"), its wholly owned subsidiary, and Acculase, Inc., a California corporation ("Acculase"), its 76.1% owned subsidiary.



    The Company's historical business strategy was the development of a wide range of laser products using different solid-state lasers. The Company now believes that excimer laser technology provides the basis for reliable cost-effective systems that will increasingly be used in connection with a variety of applications. The Company is engaged in the development, manufacture and marketing of proprietary excimer laser and fiber optic equipment and techniques directed initially toward the treatment of psoriasis and heart disease, as well as other medical applications.



    Between 1986 and the date of this Prospectus, the Company has sold over 1,000 lasers, usually on a private label basis, to other manufacturers. This strategy proved to be unsuccessful, in the opinion of current management of the Company, as the Company generated revenues from the sale of numerous of its products, but was unable to operate profitably.



    Due to the limited financial resources of the Company, the Company's business strategy changed in 1997 to focus its efforts on excimer laser technology in order to develop excimer laser and excimer laser delivery products for medical applications. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." To facilitate the Company's focus on excimer laser technology, as of January 4, 1999, the Company entered into an agreement (the "Asset Purchase Agreement") for the sale of certain assets by the Company and Laser Analytics, on the one hand, to Laser Analytics, Inc., a Texas corporation (the "Buyer"), which is unaffiliated with the Company, on the other hand. The Asset Purchase Agreement provides that the Buyer will pay and/or assume an aggregate of $1,200,000 of the accrued and unpaid accounts payable and/or other debts of the Company consisting in part of back rent due of $891,694 (including interest), on facilities occupied by the Company for its Florida office facility and a promissory note to Novantis Corporation (formerly Ciba-Geigy) of $127,280. Completion of this transaction will result in the sale of all of the Company's non-excimer laser business assets.



    Management's decision to sell the assets of the Company's business operations not related to the Company's excimer laser technology are consistent with the Company's new business strategy and will result in the divestiture of the Company's business operations which generated approximately 74% of the Company's revenues for the period from January 1, 1998 through September 30, 1999. The closing of the sale of the assets to the Buyer has been delayed by reason of the difficulties being experienced by the Buyer in finding financing to complete the purchase. The Company has orally extended the closing month to month while the Buyer continues to pursue the required financing. During the pendency of the closing, since January, 1999, the Buyer has funded a portion of the negative cash flow of the operations of Laser Analytics from its own funds. If the proposed sale of assets has not closed by the end of the first quarter of 2000, it is the Company's intention to shut down all of the operations of Laser Analytics and pay off the debts that were to be paid or assumed by the Company from the August 9, 1999 Financing (defined below), plus any other debts that may have accumulated. This would leave the Company with only those portions of its operation that deal with excimer laser technology.

    The Company historically has incurred significant net losses from operations. As of September 30, 1999, the Company had an accumulated deficit of $22,720,604. The Company expects to continue to incur operating losses for a period of between six (6) and nine (9) months from the date of this Prospectus as it continues to devote significant financial resources to the marketing of its psoriasis treatment products and expansion of operations. No assurance can be given that the Company will only sustain losses for a period of six to nine months or will ever be profitable. In order to achieve profitability, the Company will have to manufacture and market its psoriasis treatment products, which need to be accepted in the marketplace on a commercial basis. There can be no assurances that the Company will manufacture or market any products successfully or operate profitably in the future, or that the Company will not require significant additional financing in order to accomplish the Company's current business plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



EXCIMER LASERS TECHNOLOGY



    The basis of the Company's business is its excimer laser technology. The word "excimer" is short hand for excited dimer. A dimer describes a molecule formed, by means of a catalyst, from two or more atoms. Solid state lasers using, for example, a crystalline substance and medium may contain both excited dimers and dimers in non-excited or "ground" state. In such devices, power is supplied to increase the percentage of dimers, which are excited. In general, such laser beams are in the infrared end of the light wave spectrum and create a great deal of heat.



    An excimer laser uses a medium in which the dimers exist only in the excited state. The Company, using xenon chloride gas as a medium, pumps electricity in and generates excited dimers. This system creates and excites the dimers at the same time. Once the power is shut off, the dimers cease to exist. This type of laser usually, though not always, generates beams in the ultraviolet ("UV") end of the light wave spectrum. The wavelength of the beam depends largely on the type of gas used. In the case of the Company's laser technology, the wavelengths may vary between 174 nm and 351 nm.



    The Company's initial medical applications for its excimer laser technology are intended to be used in the treatment of psoriasis and cardiovascular disease.



    On March 17, 1998, the Company entered into a clinical trial agreement with Massachusetts General Hospital ("MGH") to test the effect of its excimer laser technology for treatment of psoriasis, as contrasted to the Ultraviolet "B" ("UVB") treatment currently in use to treat psoriasis. The Company began testing its excimer laser system for the treatment of psoriasis at MGH in 1998 with a Dose Response Study under Institutional Review Boards ("IRBs") approval. The final data from this study was collected in December, 1998 and served as the basis for a 510(k) submission (defined below) to the United States Food and Drug Administration (the "FDA") on August 4, 1999. On January 27, 2000, the Company's 510(k) was issued by the FDA establishing that the Company's excimer laser psoriasis treatment system has been determined to be substantially equivalent to currently marketed devices for the treatment of psoriasis. With the receipt of the 510(k), the Company is in the process of developing its marketing plan for the introduction of its psoriasis treatment product. Assuming the availability of adequate capital, the Company anticipates introducing its psoriasis products in July, 2000. However, no assurance to this effect can be given.



    The Company believes that its excimer laser system for treating psoriasis may replace and/or augment the current phototherapy modalities in use to treat the symptoms of psoriasis. The Company has tested its excimer laser system, as it compares to the UVB therapy currently being extensively used to control psoriasis. In using UVB, the patient stands in a light box lined with special UVB lamps and the whole body is radiated (other than protected areas such as eyes and genitals). The need for long periods of treatment is due to the fact that the healthy skin, as well as the psoriasis affected skin, is being treated in the light boxes, so that the dosage or radiation must be controlled or the patient will be severely burned. The Company's excimer laser, however, can be used to treat only the skin area that is affected by psoriasis. Since it is believed that skin that is affected by psoriasis is not as susceptible to UVB radiation, the Company believes that a high dose of UVB applied directly to the affected area could significantly reduce the number of treatments and the time needed to control psoriasis.



    Further, the Company has entered into an agreement (the "MGH Agreement"), with MGH pursuant to which the Company has obtained an exclusive, worldwide, royalty-bearing license from MGH to develop, manufacture, use and sell products, utilizing a pending patent which incorporates certain technology of MGH, related to the diagnosis and treatment of certain dermatological conditions and diseases, particularly psoriasis. No assurance can be given that the pending patent will be issued. As of the date of this Prospectus, the Company has generated no revenues from the MGH Agreement.



    The Company's cardiovascular and vascular applications are in connection with an experimental procedure known as Transmyocardial Revascularization ("TMR"). In August, 1997 the Company and Baxter Healthcare Corporation ("Baxter"), entered into a strategic alliance for the manufacturing and marketing of excimer laser products for TMR (the "Baxter Agreement"). The Company is in the process of negotiating modifications to the Baxter Agreements. No assurance can be given that the Company will successfully complete such negotiations.



    This strategic alliance with Baxter is significant to the Company because Baxter has, among other things: (i) purchased from the Company certain existing excimer laser systems for cardiovascular and vascular disease; (ii) agreed to fund the total cost of regulatory approvals worldwide for the use of the Company's excimer laser systems for the treatment of cardiovascular and vascular disease; and (iii) agreed to fund all sales and marketing costs related to the introduction and marketing of the Company's equipment for treating cardiovascular disease using TMR (the "TMR System"). Due to Baxter's strong worldwide marketing presence and relationships with leading clinicians and regulatory expertise, many of the significant expenses of bringing the Company's TMR System to market are being absorbed by Baxter. In the opinion of management of the Company, because of the significant costs being borne by Baxter and because of the favorable terms of the Baxter Agreement, the Company's earnings potential has not been compromised by the Baxter Agreement, while a significant portion of the Company's risk related to the development and introduction of its TMR System has been shifted to Baxter. As of September 30, 1999, pursuant to the terms of the Baxter Agreement, Acculase has delivered the first two TMR Systems to Baxter. Baxter has paid the Company an aggregate of $1,959,000, which includes certain advances for additional excimer laser systems and CE Mark compliance (defined below), which has been obtained.



    The Company's TMR System requires pre-market approval ("PMA") prior to being marketed in the United States. Management of Acculase met with representatives of the FDA in January, 1995 to discuss preclinical data submission requirements necessary to initiate human trials of the TMR System. Animal testing of the TMR System was then performed, culminating in a study at The New York Hospital Cornell Medical Center, which serves as the pre-clinical basis for an Investigational Device Exemption ("IDE") that was granted by the FDA in August, 1996. In the first quarter of 1998, the IDE was transferred to Baxter from the Company in connection with the Baxter Agreement. Depending upon the outcomes of the Phase I study, Baxter intends to petition for the Phase II studies (defined below) within the next ninety days. However, no assurance to this effect can be given. Baxter is currently in discussion with the FDA for transition from Phase I to Phase II studies. The timing for the approval for such transition is unknown at this time. The Company believes Baxter intends to expand the Phase II studies to a multi-site study (more than 10 institutions) and expand the procedure to include patients who are candidates for incomplete coronary artery bypass graft surgery ("CABG") revascularization. However, no assurance to this effect can be given. The Company does not expect Baxter to submit PMA to the FDA before the year 2001, and possibly later. Baxter will be required to obtain additional IDEs for other applications of the TMR System and for other products that the Company develops that are regulated by the FDA as medical devices.



    The Company's principal executive offices are located at 7 Great Valley Parkway, Suite 222, Malvern, PA 19355, (610) 889-1111.

                                  THE OFFERING



Common Stock Outstanding:

  Before the Offering.....................  13,225,618 shares(1)

  After the Offering......................  15,875,212 shares(2)

Risk Factors and Dilution.................  The securities offered hereby are highly speculative and involve a high degree of risk. These factors include,
                                            but are not limited to, risks related to the Company's
                                            historical lack of profitability, the government
                                            regulation of the Company's products, legislative and
                                            regulatory restrictions impacting the Company's business
                                            operations and industry and the market for the
                                            securities offered hereby. Only investors who can afford
                                            the loss of their entire investment should make an
                                            investment in these securities. See "Risk Factors."

Over-the-Counter Market Symbol Common
  Stock...................................  LSPT


------------------------


(1) Does not include 200,000 shares of Common Stock reserved for issuance pursuant to the Options and 2,324,604 shares reserved for issuance pursuant to the Warrants issued by the Company. See "Risk Factors," "Price Range of Common Stock," "Compensation of Executive Officers and Directors--1995 Non-Qualified Option Plan: Compensation of Directors," "Description of Securities," "Selling Stockholders and Plan of Distribution" and "Certain Relationships and Related Transactions."



(2) Includes 2,324,604 shares, which may be issued upon the exercise of the Warrants and 200,000 shares of Common Stock reserved for issuance pursuant to the Options. See "Description of Securities," "Selling Stockholders and Plan of Distribution" and "Certain Relationships and Related Transactions."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



    The Summary Financial Information set forth below should be read in conjunction with the audited Consolidated Financial Statements included elsewhere herein:



                                           THE PERIOD
                             YEAR     ---------------------             YEAR ENDED             NINE MONTHS    NINE MONTHS
                            ENDED     1/1-5/22   5/23-12/31   ------------------------------      ENDED          ENDED
                           12/31/94    95(1)       95(1)        1996       1997       1998       9/30/98        9/30/99
                           --------   --------   ----------   --------   --------   --------   ------------   ------------
STATEMENT OF OPERATIONS
  DATA
Revenues.................  $ 5,715    $ 1,242     $ 1,408     $ 2,901    $ 3,815    $ 2,349      $ 1,891        $   907
Net Income (loss)........   (2,234)     4,839(2)   (2,124)     (5,358)    (2,307)    (5,908)      (2,920)        (7,023)
Basic and diluted income
  (loss) per share.......    (0.35)      0.75       (0.42)      (0.95)     (0.35)     (0.64)       (0.31)         (0.67)
Weighted average Shares
  Outstanding(3).........    6,312      6,312       5,000       5,620      6,531      9,288        9,286         10,547

BALANCE SHEET DATA
Working capital
  (deficit)..............  $   960    $   (99)    $  (610)    $(1,728)   $    15    $(1,843)     $ 1,921        $ 4,730
Total assets.............    2,144      1,715       5,796       3,195      7,808      4,870        6,397         10,744
Long-term debt (net of
  Current portion).......       --         --         867         283        283         70          283             49
Liabilities subject to
  Compromise.............    7,930      7,564          --          --         --         --           --             --
Total stockholders'
  equity (deficit).......   (6,643)    (7,404)        686      (2,090)     4,929      1,841        2,362          7,474


------------------------------


(1) The Company filed a Petition for Reorganization (the "Bankruptcy Proceeding") under Chapter 11 of the Federal Bankruptcy Act on May 13, 1994, Case No. 94-02608-611--Federal Bankruptcy Court--Middle District, Florida (the "Bankruptcy Court"). An order was issued on May 22, 1995 confirming the Company's Third Amended Plan of Reorganization (the "Bankruptcy Reorganization" or the "Plan"). In connection with the Bankruptcy Reorganization on May 22, 1995, the Company was required to adopt fresh start reporting as of May 23, 1995, since the reorganization value (approximate fair value at the date of reorganization) was less than the total of all post-petition liabilities and allowed claims, and holders of existing voting shares before May 23, 1995 received less than 50% of the voting shares of the emerging entity. Accordingly, the statement of operations for the period from January 1, 1995 through May 22, 1995 reflects the effects of the forgiveness of debt resulting from the confirmation of the Bankruptcy Reorganization and the effects of the adjustments to restate assets and liabilities to reflect the reorganization value. In addition, the accumulated deficit of the Company was eliminated and the Company's capital structure was recast in conformity with the Bankruptcy Reorganization. As such, the balance sheet data included in the Summary Consolidated Financial Information set forth above, as of May 23, 1995, and December 31, 1995, 1996, 1997 and 1998, and September 30, 1998 and 1999, and the statement of operations data set forth above for the period May 23, 1995 to December 31, 1995, the years ended December 31, 1996, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, reflect that of the Company on and after May 23, 1995, which, in effect, is a new entity for financial reporting purposes with assets, liabilities and a capital structure, having carrying values not comparable with periods prior to May 23, 1995. The balance sheet data included in the Summary Consolidated Financial information, set forth above, as of December 31, 1994 and May 22, 1995, and the statement of operations data, set forth above, for the year ended December 31, 1994, and the period from January 1, 1995, to May 22, 1995, reflect that of the Company prior to May 23, 1995. See "Business--History of the Company" and "Business--Litigation."



(2) Includes an extraordinary gain of $5,768,405. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



(3) Common Stock equivalents and convertible issues are antidilutive and, therefore, are not included in the weighted shares outstanding during the periods the Company incurred net losses.

                                  RISK FACTORS



    THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT SHOULD MAKE AN INVESTMENT IN THESE SECURITIES. IN ADDITION TO THE FACTORS SET FORTH ELSEWHERE IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD GIVE CAREFUL CONSIDERATION TO THE FOLLOWING RISK FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY.



    THIS PROSPECTUS MAY BE DEEMED TO CONTAIN FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS OR HEREAFTER INCLUDED IN OTHER PUBLICLY AVAILABLE DOCUMENTS FILED WITH THE COMMISSION, REPORTS TO THE COMPANY'S STOCKHOLDERS AND OTHER PUBLICLY AVAILABLE STATEMENTS ISSUED OR RELEASED BY THE COMPANY INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE (FINANCIAL OR OPERATING) OR ACHIEVEMENTS TO DIFFER FROM THE FUTURE RESULTS, PERFORMANCE (FINANCIAL OR OPERATING) OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FUTURE RESULTS ARE BASED UPON MANAGEMENT'S BEST ESTIMATES BASED UPON CURRENT CONDITIONS AND THE MOST RECENT RESULTS OF OPERATIONS. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, RISKS SET FORTH HEREIN, EACH OF WHICH COULD ADVERSELY AFFECT THE COMPANY'S BUSINESS AND THE ACCURACY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.



    THERE IS A LIMITED PUBLIC MARKET FOR THE COMPANY'S COMMON STOCK. PERSONS WHO MAY OWN OR INTEND TO PURCHASE SHARES OF COMMON STOCK IN ANY MARKET WHERE THE COMMON STOCK MAY TRADE SHOULD CONSIDER THE FOLLOWING RISK FACTORS, TOGETHER WITH OTHER INFORMATION CONTAINED ELSEWHERE IN THE COMPANY'S REPORTS, PROXY STATEMENTS AND OTHER AVAILABLE PUBLIC INFORMATION, AS FILED WITH THE COMMISSION, PRIOR TO PURCHASING SHARES OF THE COMMON STOCK:



    LACK OF PROFITABILITY AND HISTORY OF LOSSES; BANKRUPTCY PROCEEDING.  On
May 13, 1994, the Company filed the Bankruptcy Proceeding. On May 22, 1995, the Bankruptcy Court confirmed the Company's Plan. The Company incurred losses of $2,123,814, $5,357,968, $2,307,101, $5,908,587 and $7,023,134, for the period from May 23, 1995 to December 31, 1995, for the years ended December 31, 1996, 1997 and 1998, and for the nine months ended September 30, 1999, respectively. As of September 30, 1999, the Company had an accumulated deficit of $22,720,604. The Company expects to continue to incur operating losses for a period of between six (6) and nine (9) months from the date of this Prospectus as it continues to devote significant financial resources to the marketing of its psoriasis treatment products and expansion of operations. In order to achieve profitability, the Company will have to manufacture and market its psoriasis treatment products, which need to be accepted in the marketplace on a commercial basis. There can be no assurance given that the Company will only sustain losses for a period of six to nine months or that the Company will manufacture or market any products successfully, operate profitably in the future, or that the Company will not require significant additional financing in order to accomplish the Company's business plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Financial Statements."



    NEED FOR ADDITIONAL FINANCING AND POTENTIAL SIGNIFICANT DILUTION TO STOCKHOLDERS. The Company has historically financed its operations through working capital provided from operations, loans and the private placement of equity and debt securities. As of September 30, 1999, the Company had total debts of $3,857,277 and had $6,619,434 of cash on hand. If the Company is not successful in selling its non-excimer laser assets, the Company may be required to pay the debts that were to be paid or assumed by the Buyer, plus any other debts that may have accumulated. The Company will require additional financing to market its psoriasis treatment products successfully. No assurance can be given that additional financing will become available to the Company, or that the business of the Company will ever achieve profitable operations. Further, any additional financing may be senior to the Company's Common Stock or result in significant dilution to the holders of the Company's Common Stock. In the event the Company does not receive any such financing or generate profitable operations, management may have to suspend or discontinue its business activity or certain components thereof in its present form or cease operations altogether. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    ADEQUACY OF FINANCING FOR MARKETING OF THE COMPANY'S PRODUCTS. With the receipt of approval of the Company's 510(k) by the FDA, the Company now anticipates the need for additional financing of at least approximately $5,000,000, in addition to the proceeds of the August 9, 1999 financing to introduce the Company's psoriasis treatment system and implement its marketing plan. As of the date of this Prospectus, the Company has entered into a letter of intent with ING/Barings LLC ("ING") for a private offering of up to $20,000,000 of the Company's securities (the "ING Financing"), which the Company anticipates will provide the financing required to accomplish the rollout of the Company's psoriasis product and for working capital for at least 13 months. The date when this financing is to be completed has not been determined. No assurance can be given that the ING Financing will be completed or if completed will provide adequate funds for the Company to have a successful introduction of the Company's psoriasis treatment products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Excimer Laser System for the Treatment of Psoriasis," "Financial Statement and Supplemental Data" and "Certain Relationships and Related Transactions."



    FINANCIAL RISK FROM PENDING LITIGATION AGAINST THE COMPANY. The Company has recently been sued by CSC Healthcare, Inc. ("CSC") in connection with a dispute over consulting fees allegedly owed by the Company to CSC. Further, the Company has had a counterclaim filed against it in the lawsuit brought by Baxter against The Spectranetics Corporation ("Spectranetics") in which Spectranetics claims an undetermined amount of damages. Lastly, claims have been asserted by Ray Hartman, a former officer and director of the Company and his wife Sandra Hartman, who was an employee of Laser Photonics and Acculase. Each of these claims is for a significant amount or is unknown as of the date of this Prospectus. An adverse ruling against the Company in any of these matters could have a material adverse effect upon the Company. See "Business--Legal Proceedings."



    POTENTIAL FLUCTUATIONS IN OPERATING RESULTS. Results of operations are expected to fluctuate significantly from quarter to quarter, depending upon numerous factors, including the timing and results of clinical trials; delays associated with the FDA and other regulatory approval processes; healthcare reform and reimbursement policies; demand for the Company's products; changes in pricing policies by the Company or its competitors; the number, timing and significance of product enhancements and new product announcements by the Company and its competitors; the ability of the Company to develop, introduce and market new and enhanced versions of the Company's products on a timely basis; customer order deferrals in anticipation of new or enhanced products offered by the Company or its competitors; product quality problems; personnel changes; and changes in Company strategy. Quarter to quarter operating results could also be affected by the timing of the receipt of individual customer orders, order fulfillment and revenue recognition with respect to small numbers of individual laser units, since each unit carries a high price per unit. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Markets and Marketing."



    POSSIBLE LACK OF NET INCOME DUE TO HIGH AMORTIZATION OF GOODWILL AND PATENT EXPENSES. The Company's business depends on the exploitation of a number of technologies, some of which are the subject of patents. For financial statement purposes, the Company is required to amortize the cost of acquisition of these patents and licenses of patents owned by others over a period of years. In addition, acquisitions of business operations and reorganization of existing operations have required the Company to record certain assets as goodwill on its financial statements and to amortize such goodwill over periods of years. License fees paid are amortized over the life of the license and patent expenses are amortized over the life of the patent. The impact on the current and future financial statements of the Company is a reduction of net income in the amount of such amortization. For 1998 and for the nine (9) months ended September 30, 1999, the total of such amortization was $1,028,035 and $771,027, respectively. This amount of amortization, when compared to the Company's revenue for any year, may make it very difficult for the Company to show profitability until net revenues from operations increase significantly or until most of the items requiring amortization have been completely amortized. However, even if the Company's net revenues increase to an amount to offset existing levels of amortization, no assurance can be given that in future years the Company will not incur other expenditures or undergo other reorganizations which will require it to book significant additional amounts of amortization. No assurance can be given that the Company will ever earn enough net revenue to offset most or all of its then current amortization expenses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements."



    POSSIBLE FURTHER DILUTION FROM ISSUANCES OF COMMON STOCK TO PAY OBLIGATIONS OF THE COMPANY. As of the date of this Prospectus, the Company has issued 5,926,835 shares of Common Stock and Warrants to purchase 2,324,604 shares of Common Stock, at prices ranging from $1.50 to $5.25 per share in connection with raising capital to pay its current and long term obligations and to support its operations. The exercise of the Warrants could result in significant additional dilution to existing stockholders, once exercised. In addition the Company has issued 3,498,263 options to acquire shares of Common Stock to various employees, directors and consultants of the Company. The Company also anticipates being required to raise additional capital over the six (6) month period following the date of this Prospectus. To the extent that additional capital is raised through the sale of additional equity or convertible securities or additional options are issued to obtain the services of officers, employees, directors or consultants, the issuance of such securities could result in additional dilution to the Company's stockholders, which dilution and cost of financing is not borne by the other stockholders of Acculase. See "Certain Relationships and Related Transactions."



    RISKS OF OWNING LESS THAN 100% OF THE SHARES OF ACCULASE. Laser Photonics owns 76.1% of the issued and outstanding common stock of Acculase. A significant portion of the money raised by the Company in recent financings has been used to loan money to Acculase. Management of the Company believes that the financing has provided significant benefits to Acculase and that without the financing provided by Laser Photonics, Acculase could not have obtained these benefits. To accomplish the development of the excimer laser product, through the raising of capital through stock sales, there has been significant dilution in stock ownership to the stockholders of Laser Photonics. Acculase has been unable to raise money throughout its history, largely because it is and has been a privately owned company. Acculase has had to rely upon the Company, since the Company obtained control of 76.1% of the common stock of Acculase, in 1995, to raise financing to pay its costs of operations and the cost of the development of its excimer lasers.



    In connection with obtaining required financing for Acculase, Laser Photonics has had to engage in significant financing activities, using its equity securities, starting in 1997 and continuing through the date of this Prospectus. The funds raised have then been used by Laser Photonics to acquire the Lasersight License (defined below) at a cost of $4,000,000 so that Acculase would be in compliance with the Baxter Agreements. Further, Laser Photonics has sold stock to be able to hire employees for Acculase. Laser Photonics has had to provide and continues to provide incentives and compensation to management of Acculase because employees of Acculase and prospective candidates for employment at Acculase desire stock options from Laser Photonics because of their potential liquidity rather then stock options of Acculase, which are unlikely to have liquidity at any foreseeable time. Laser Photonics has lent, paid or assumed obligations of Acculase which are at least $6,700,000 to pay payroll of employees and other operations and obligations. All such amounts lent to Acculase were lent without any date certain as to when such loans would be repaid. In addition, Laser Photonics has issued 821,986 options as incentives to employees to work for Acculase. These financings and the grant of such incentives to employees have resulted in substantial dilution to the stockholders of Laser Photonics. Should Laser Photonics be unable to acquire the shares of Acculase not already owned by Laser Photonics, it is likely that Laser Photonics will have to continue to dilute the ownership of its Common Stock to pay the operating costs of Acculase for an indefinite period of time. See "Business--Business of the Company--Relationship with Acculase Subsidiary" and "Business--Intellectual Property."



    RISKS OF NOT ACQUIRING THE UNOWNED ACCULASE SHARES. Due to the fact that the Company may have to continue to dilute the ownership of the stockholders of Laser Photonics indefinitely, the Boards of

Directors of the Company and Acculase have determined to enter into a reorganization to make Acculase a wholly owned subsidiary of Laser Photonics. The exact ratio of the anticipated exchange of Acculase common stock for Common Stock of the Company will be determined by the receipt of a valuation from one of the Company's advisors and a separate fairness opinion from an investment banker hired by the Board of Directors of Acculase. Because of the majority ownership of Acculase by the Company, the Company controls a sufficient number of the issued and outstanding shares of Acculase in order to approve the proposed reorganization. However, any Acculase stockholders that do not wish to exchange their shares of Acculase for those of the Company may assert certain appraisal rights under California law. Generally, under California law, when a dissenting stockholder opposes a reorganization, which requires stockholders' approval, such as in a reorganization in which the stockholders of Acculase may otherwise be required to accept shares of Laser Photonics in exchange for their shares in Acculase, the exclusive remedy of the dissenting stockholder is the right to receive the appraised cash value of his shares of Acculase. However, in the case where one entity (such as Laser Photonics) controls both corporations which are the subject of the proposed reorganization, the stockholders of the controlled entity (in this case, Acculase), may be entitled to institute an action to attack the validity of the reorganization or to have the reorganization set aside or rescinded. There can be no assurance that any of the Acculase stockholders will not file such an action, or that a court will not set aside the proposed reorganization transaction.



    In the event that some or all of the Acculase stockholders exercise their appraisal rights, decline to accept the terms of the proposed exchange of Laser Photonics Common Stock for Acculase common stock, and wish to receive cash in lieu thereof, and the aggregate amount sought by the dissenting Acculase stockholders exceeds an amount to be determined by the Board of Directors, the Company will reserve the right to terminate or postpone the reorganization until such time as the Company has adequate funds to cash out those Acculase stockholders who exercise their appraisal rights. See "Business--Business of the Company--Relationship with Acculase Subsidiary" and "Business--Intellectual Property."



    GOVERNMENT REGULATION; NO ASSURANCE OF REGULATORY APPROVALS. Clinical testing, manufacture, promotion and sale of the Company's products are subject to extensive regulation by numerous governmental authorities in the United States, principally the FDA, and corresponding foreign regulatory agencies. The Federal Food, Drug, and Cosmetic Act ("FDC Act"), and other federal and state statutes and regulations govern or influence the testing, manufacture, labeling, advertising, distribution and promotion of medical devices. Noncompliance with applicable requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal to authorize the marketing of new products or to allow the Company to enter into supply contracts and criminal prosecution. The Company's excimer laser devices, for the various applications discussed in this Prospectus will be regulated as either a Class II or Class III (defined below) medical device. Class II devices, such as the Company's psoriasis treatment products, claim "substantial equivalence" to an existing (predicate) device and has received approval under the 510(k) process from the FDA. Some Class II devices may not be found "substantially equivalent" to existing devices, and may be assigned a new classification, which may or may not require further clinical data or which may have certain restrictions including post-market surveillance.



    FDA approval of a PMA must be obtained prior to commercial distribution in the United States for the TMR System. A PMA application must be supported by extensive information, including preclinical and clinical trial data. The PMA process is expensive, lengthy and uncertain, and a number of products for which PMA applications have been submitted by other companies have never been approved for marketing. If granted, the approval of the PMA application may include significant limitations on the indicated uses for which a product may be marketed. There can be no assurance that Baxter will be able to obtain necessary PMA application approvals to market the Company's excimer laser systems for all, or any, of the currently anticipated applications, or any other products, on a timely basis, if at all. Failure by Baxter to obtain such approvals, a delay in receipt of such approvals, the loss of previously received approvals, or failure to comply with existing or future regulatory requirements could have a material adverse effect on the Company's business, financial condition and results of operations. Although the Company has received and transferred to Baxter a conditionally approved IDE from the FDA, permitting Baxter to conduct clinical trials of the TMR System, and such clinical study has commenced, there can be no assurance that data from such studies will demonstrate the safety and effectiveness of the TMR System for the treatment of end stage heart disease or will adequately support a PMA application for the TMR System. In addition, Baxter will be required to obtain additional IDEs for other applications of the Company's excimer laser technology. There can be no assurance that data, typically the results of animal and laboratory testing, that may be provided by Baxter in support of future IDE submissions, will be deemed adequate for the purposes of obtaining IDE approval or that Baxter will obtain approval to conduct clinical studies of any such future product. Even if IDE approval is obtained and clinical studies are conducted, there can be no assurance that data from such studies will demonstrate the safety and effectiveness of any such product or will adequately support a PMA application for any such product. Manufacturers of medical devices are also required to comply with applicable FDA good manufacturing practice ("GMP") requirements, which include standards relating to product testing and quality assurance as well as the corresponding maintenance of records and documentation. There is no assurance that the Company will be able to comply with applicable GMP requirements. See "Business--Government Regulation."



    NEED TO COMPLY WITH INTERNATIONAL GOVERNMENT REGULATION. International sales of medical devices often are subject to regulatory requirements in foreign countries, which vary from country to country. Sale and use of the Company's products are subject to the right to affix a Certification European (CE) ("CE Mark") approval in the European Union ("EU") and subject to other regulatory requirements in those and other countries. The Company has received the right to affix a CE Mark for its TMR System but not for its fiberoptic accessories. The time required to obtain approval for sale in foreign countries may be longer or shorter than required for FDA approval, and the requirements may differ materially. The FDA must approve exports of devices that require a PMA, but are not yet approved domestically, unless they are approved for sale by any member country of the EU or the other "listed" countries, including Australia, Canada, Israel, Japan, New Zealand, Switzerland and South Africa, in which case they can be exported for sale to any country without prior FDA approval. In addition, an unapproved device may be exported without prior FDA approval to the listed countries for investigational use in accordance with the laws of those countries.



    In addition to ISO 9001/EN46001 certification (which the Company has received for the TMR System), which is required to market the TMR System in the European Economic Area ("EEA"), the Company also will be required to comply with additional individual international requirements that are outside the scope of those required by the EEA. Failure to comply with applicable regulatory requirements can result in fines, injunctions, civil penalties, recalls or seizures of products, total or partial suspensions of production, refusals by foreign governments to permit product sales and criminal prosecution. Furthermore, changes in existing regulations or adoption of new regulations or policies could prevent the Company from obtaining, or affect the timing of, future regulatory approvals or clearances. There can be no assurance that the Company will be able to obtain necessary regulatory clearances or approvals on a timely basis or at all or that the Company will not be required to incur significant costs in obtaining or maintaining such foreign regulatory approvals. Delays in receipt of, or failure to receive, such approvals or clearances, the loss of previously obtained approvals or clearances or the failure to comply with existing or future regulatory requirements would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Government Regulation--International Product Regulation."



    PENDING SALE OF CERTAIN REVENUE GENERATING ASPECTS OF BUSINESS
OPERATIONS. Management is in the process of selling all of the Company's non-excimer laser business operations, but cannot give any assurance as to when or whether this proposed transaction will close. Management's decision to sell the assets of the Company's business operations not related to the Company's excimer laser technology will result in the divestiture of the Company's business operations which generated approximately 74% of the Company's revenues for the period from January 1, 1998 through September 30, 1999. The closing of the sale of the assets to the Buyer has been delayed by reason of the difficulties being experienced by the Buyer in finding financing to complete the purchase. The Company has orally extended the closing from month to month while the Buyer continues to pursue the required financing. During the pendency of the closing, since January, 1999, the Buyer has been funding a portion of the negative cash flow of the operations of Laser Analytics from his own funds. If the proposed sale of assets has not closed by the end of the first quarter of 2000, it is the Company's intention to shut down all of the operations of the Company, other then the Carlsbad operations of Laser Photonics and Acculase, and pay off any debts that are unpaid at that time from the proceeds from the August 9, 1999 Financing. This would leave the Company with only those portions of the operation that deal with excimer laser technology. No assurance can be given that the Buyer will complete the purchase under the Asset Purchase Agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business."



    BAXTER'S SECURITY INTEREST IN THE COMPANY'S PATENTS AND RISK OF SIGNIFICANT TECHNOLOGY OWNED BY ACCULASE. On August 19, 1997, Acculase executed the Baxter Agreement, which provides for an alliance with Baxter in which the Company granted to Baxter an exclusive worldwide right and license to manufacture and sell certain of the Company's TMR System consisting of certain excimer laser technology products relating to the treatment of cardiovascular and vascular disease and the disposable products associated therewith. Baxter maintains, pursuant to the Baxter Agreements, a security interest in all patents owned by the Company related to the TMR System to secure the Company's performance under the Baxter Agreements. Failure of the Company to perform its obligations under the Baxter Agreements could result in the loss of the ownership of the patents subject to such security interest. The Baxter Agreements were entered into with Acculase instead of Laser Photonics because those patents and intellectual property regarding the excimer laser are owned by Acculase rather then Laser Photonics. Even though the Lasersight License is granted to the Company, should Baxter somehow obtain control of those technologies and patents owned by Acculase and Acculase should lose its rights to this technology, Laser Photonics would be without essential elements of the excimer laser technology. Such a situation would materially and adversely affect the Company. See "Business--Strategic Alliance with Baxter Healthcare Corporation" and "Business--Intellectual Property."



    COMPANY'S RELIANCE ON PATENT PROTECTION AND PROPRIETARY TECHNOLOGY. The Company's business could be adversely affected if it is unable to protect its intellectual property, including patented and other proprietary technology, certain of which is licensed to the Company or owned by the Company, and certain of which is owned by the Company and licensed to and from Baxter. If the Company or the owners or licensees of the proprietary technology are unsuccessful in protecting their rights thereto or such technology was to infringe on proprietary rights of third parties, that portion of the Company's business could suffer material adverse effects. To the extent that the Company relies upon unpatented trade secrets and know-how, there can be no assurances that such proprietary technology will remain a trade secret or that others will not develop substantially equivalent or superior technologies to compete with the Company's products. In addition, there can be no assurance given that others will not independently develop similar or superior technologies, enabling them to provide superior products or services to those of the Company. There can be no assurances that patentable improvements on such technology will be developed or that existing or improved technology will have competitive advantages or not be challenged by third parties.



    The laser industry has been marked by costly and time-consuming litigation with respect to intellectual property rights between competitors. Once the Company begins to exploit its excimer lasers commercially, no assurances can be given that third parties will not claim that some or all of the Company's proprietary technology infringes on proprietary rights of others. Litigation may be used to seek damages or to enjoin alleged infringement of proprietary rights of others. The defense of any such litigation, whether or not meritorious, could divert financial and other resources of the Company from the Company's business plan and, therefore, could have a material adverse effect on the financial condition of the Company. An adverse decision to the Company in any such litigation could result in significant damage awards payable by the

Company or enjoin the Company from marketing its then existing products, which could have an adverse effect on the Company's ability to continue in business. In the event of an adverse result in such litigation, the Company could be required to expend significant resources to develop non-infringing technology or to obtain licenses to the disputed technology from third parties. There can be no assurances that the Company will have the resources to develop or license such technology, or if so, that the Company would be successful in such development or that any such licenses would be available on commercially reasonable terms. Further, the Company may be required to commence litigation against third parties to protect any proprietary technology rights of the Company. There can be no assurances that the Company will be able to afford to prosecute such litigation, or if so, that such litigation will be successful. See "Business--Intellectual Property" and "Business--Legal Proceedings."



    DEPENDENCE ON THIRD PARTIES FOR MANUFACTURE AND MARKETING OF PRODUCTS AND RISKS OF ACCESS TO ALTERNATIVE SOURCES AND DELAYS. The Company does not currently have sufficient financial resources to conduct human clinical trials necessary to commercialize the application of the TMR System. The Company has entered into the Baxter Agreement, pursuant to which Baxter agreed to fund and market the Company's products. However, Baxter may terminate such funding and marketing commitment and cease further funding at any time. If the Baxter Agreement is terminated for any reason, there could be a material adverse effect on the Company's financial condition and the Company may be compelled to curtail or cease business operations related to its TMR System, altogether. Should Baxter terminate the Baxter Agreement, the Company will have to seek out other parties for the conducting of human clinical trials necessary to commercialize the application of the TMR System. The Company believes that third parties would have an economic incentive to provide such assistance to the Company due to the fact that the Company's TMR System is believed by management of the Company to be technically superior and less expensive than lasers from other manufacturers used for the same medical applications. However, no assurance to this effect can be given. Management of the Company believes that this alone could make a strategic alliance or similar business relationship with the Company attractive to another Company, which might assume Baxter's responsibilities under the Baxter Agreement, although no assurance to this effect, can be given. In addition, which there are currently no funds required to market the Company's TMR products, as Baxter is responsible for all marketing efforts and expenses for the TMR System, unless Baxter ceases to remain in its strategic alliance with the Company. In such an event, the Company will either be required to obtain additional financing, in an unknown amount, or will need to obtain a replacement partner to complete the testing, and to market the Company's TMR products, if approved by the FDA.



    There can be no assurance that any third party would be willing or able to meet the Company's needs in a satisfactory and timely manner, if at all. Should the Company be unable to locate third parties willing or able to meet the Company's needs, management may have to suspend or discontinue its business activities or certain components thereof or cease operations altogether. The amount and timing of resources to be devoted to these activities are not within the control of the Company, and there can be no assurance that manufacturing and marketing problems will not occur in the future.



    Production of the Company's lasers requires specific component parts obtained from certain suppliers. In the event that such suppliers cannot meet the Company's needs, the Company believes that alternative suppliers could be found. However, a change in suppliers or any significant delay in the Company's ability to have access to such resources would have a material adverse effect on the Company's delivery schedules, business, operating results and financial condition. See "Business--Sources and Availability of Raw Materials."



    The Company maintains limited manufacturing facilities, which may need to be expanded in the future. The Company estimates that it will only be able to produce 1,000 lasers per year in its facility in Carlsbad, California. Should demand exceed that number of lasers, the Company's facilities will have to be expanded. Although certain members of the Company's management have manufacturing experience, the expansion of the Company's manufacturing facilities and capabilities will subject the Company to numerous risks, including unanticipated technological problems or delays. Such expansion will also require additional sources of capital, which may not be available on commercially reasonable terms, if at all. If demand for the Company's products becomes great enough to require expansion of its manufacturing capability and if the Company is unable to expand its manufacturing capabilities, the Company may be required to enter into arrangements with others for the manufacture and packaging of its products. There can be no assurance that the Company will be able to enter into any such arrangements on commercially reasonable terms, or at all, or that the Company will ever be able to establish the capability to manufacture its products on a commercial basis, in which case the Company's business, results of operations and financial condition would be materially adversely affected. See "Business--Alliance with Baxter Healthcare Corporation" and "Business--Research and Development."



    UNCERTAIN MARKET ACCEPTANCE. The Company received its 510(k) for its psoriasis treatment system on January 27, 2000. The Company is finalizing its marketing plan for that product and assuming adequate financing is available, intends to introduce the psoriasis treatment system July, 2000. Market acceptance of laser treatment of psoriasis is dependent on the Company's ability to establish, with the medical community, the clinical efficacy of excimer laser technology to treat psoriasis. The cost of the Company's TMR products may be significantly greater than the cost of the therapeutic capital equipment required with balloon angioplasty, stent implantation or atherectomy procedures. Market acceptance of laser TMR as an adjunct to coronary bypass graft surgery and for end stage heart disease patients will depend, in part, on Baxter's ability to establish, with the medical community, the clinical efficacy of excimer laser TMR for end stage heart disease patients. As a result of such factors, there can be no assurance that the marketplace will be receptive to excimer laser technology over competing therapies. Failure of the Company's products to achieve market acceptance would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Government Regulation," "Business--Markets and Marketing" and "Business--Competition."



    HIGHLY COMPETITIVE MARKETS; RISK OF ALTERNATIVE THERAPIES. Competition in the market for the treatment of psoriasis and coronary artery disease ("CAD"), and in the medical device industry generally is intense and is expected to increase.



    According to the National Psoriasis Foundation ("NPF"), there are three
(3) approaches to treat psoriasis: topical therapy (creams and lotions), phototherapy (psoralen ultraviolet light-PUVA and UVB) and systemic medications. The Company's excimer laser technology for the treatment of psoriasis is intended to replace and/or augment all of the current treatment modalities. Most of those patients suffering from psoriasis that seek treatment receive phototherapy. Phototherapy is widely available to the suffering patient. For the Company to be successful in marketing its psoriasis treatment products, those doctors who prescribe phototherapy for their patients will have to accept the Company's treatment modality for the Company's products to be widely used and for the Company to be successful in introducing its product. No assurance can be given that the Company will be successful in obtaining wide acceptance by the medical community for the Company's treatment modality.



    The Company's TMR System, if approved for general sale by the FDA, will compete primarily with other suppliers of TMR equipment for the treatment of patients with end stage heart disease and in connection with TMR as an adjunct to coronary graft bypass surgery. Companies producing competitive products may succeed in developing products that are more effective or less costly in treating CAD than the TMR System, and may be more successful than the Company in manufacturing and marketing their products. In the TMR market, the Company competes primarily with other producers of TMR systems.



    Many companies, research institutes and universities are working in a number of disciplines to develop therapeutic devices and procedures aimed at vascular and cardiovascular disease. Furthermore, a number of companies in the pharmaceutical industry are working on drug therapies to treat psoriasis. Most of these companies, research institutes and universities have substantially greater financial, technical, manufacturing, marketing, distribution and/or other resources that the Company. In addition, many of such companies have experience in underlying human clinical trails of new or improved therapeutic devices and procedures and obtaining FDA and other regulatory clearances of devices and procedures for use in human health care. The Company has limited experience in conducting and managing clinical testing and in preparing applications necessary to gain regulatory clearances. Accordingly, other companies may succeed in developing devices and procedures that are safer or more effective than those proposed to be developed by the Company and in obtaining FDA clearances for such devices and procedures more rapidly than the Company.



    The Company's requirements for regulatory approval, and marketing of some of its products for cardiovascular and vascular disease have been assumed by Baxter. The Company's competitors spend substantial sums on research and development for laser products in order to maintain their respective market positions. The Company's competitors and many of its potential competitors have substantially greater capital resources than the Company. There can be no assurance the Company's competitors will not succeed in developing TMR products or procedures that are more effective or more effectively marketed than products marketed by Baxter or that render the Company's technology obsolete. Even if the Company's products provide performance comparable or superior to competing products, there can be no assurance the Company will be able to obtain necessary regulatory approvals to compete against competitors in terms of manufacturing, marketing and sales. PLC Systems, Inc. ("PLC") and Eclipse Surgical Technologies, Inc. ("Eclipse") received regulatory approval in Europe to begin marketing their various TMR products and received approval from the FDA to market their TMR products in the United States. As of the date of this Prospectus PLC and Eclipse are marketing their TMR products in the United States. PLC and Eclipse have been marketing their products in Europe since 1996. Earlier entrants to a market in a therapeutic area often obtain and maintain greater market share than later entrants. The Company believes the primary competitive factors in the market for its TMR Systems include clinical performance, product safety and reliability, availability of third-party reimbursement, product design specifically for TMR use, product quality, ease of use, price, customer service and company reputation. In addition, the length of time required for products to be developed and receive regulatory approval and the ability to use patents or other proprietary rights to prevent sales by competitors are also important competitive factors. Some of the medical indications that may be treatable with TMR are currently being treated by drug therapies or surgery and other interventional therapies, including CABG and percutaneous transluminal coronary angioplasty ("PTCA"). A number of these therapies are widely accepted in the medical community, have a long history of use and continue to be enhanced frequently. There is no assurance that procedures using TMR will be able to replace or augment such established treatments or that clinical research will support the use of TMR. Additionally, new surgical procedures and new drug therapies are being developed by other parties to treat CAD. New procedures and drug therapies could be more effective, safer or more cost-effective than TMR. The inability of TMR to replace or augment existing therapies or to be more effective, safer or more cost-effective than new therapies could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business-- Government Regulation," "Business--Markets and Marketing" and "Business--Competition."



    NO MARKETING STUDIES. No independent studies with regard to the feasibility of the Company's proposed business plan have been conducted at the expense of the Company or by any independent third parties with respect to the Company's present and future business prospects and capital requirements. In addition, there can be no assurances that the Company's products will find sufficient acceptance in the marketplace to enable the Company to fulfill its long and short term goals, even if adequate financing is available and products are ready for market, of which there can be no assurance. See "Business--Markets and Marketing."



    DEPENDENCE ON KEY PERSONNEL. The Company is dependent upon the skills of its management and technical team. There is strong competition for qualified personnel in the laser industry, and the loss of key personnel or an inability to continue to attract, retain and motivate key personnel could adversely affect the Company's business. There can be no assurances that the Company will be able to retain its existing key personnel or to attract additional qualified personnel. The Company does not have key-person life insurance on any of its employees. See "Management."



    UNCERTAINTY RELATED TO THIRD-PARTY REIMBURSEMENT. In the United States, healthcare providers that purchase devices with medical applications for treatment of their patients generally rely on third-party payors, principally federal Medicare, state Medicaid and private health insurance plans, to reimburse all or a part of the costs and fees associated with the procedures using these devices. The Company's marketing plan for its psoriasis treatment products has not yet been finalized and such plan's ultimate success will be dependent upon, among other things, the ability of healthcare providers to obtain satisfactory reimbursement from third-party payors for medical procedures in which the Company's psoriasis treatment products are used. The Company has not yet applied to HCFA for the right to reimbursement for the costs of its psoriasis treatment products. The Company expects that, when such application for the right to reimbursement is made, the process will take from 18 to 24 months, and no assurance can be given that a favorable response will be received from HCFA. If HCFA does not grant the right to reimbursement, it could have a material adverse effect on the Company's business. In the case of TMR, unlike balloon angioplasty and atherectomy, the use of laser technology for the treatment of end stage heart disease requires the purchase of expensive capital equipment. Two of the Company's competitors in the field of TMR treatment (PLC Systems, Inc. and Eclipse Surgical Technologies, Inc.) have received the right from the Health Care Finance Administration ("HCFA") to Medicare reimbursement for the costs of such companies' TMR treatments. Since the Company's TMR System has not yet received approval to be marketed, Baxter has not sought reimbursement approval from HCFA. Baxter will face the same issues in having purchasers or physicians reimbursed for psoriasis treatments using the Company's excimer laser. Third-party payors may deny reimbursement if they determine that a prescribed device has not received appropriate regulatory clearances or approvals, is not used in accordance with cost-effective treatment methods as determined by the payor, or is experimental, unnecessary or inappropriate. If the FDA clearance or approval were received, third-party reimbursement would also depend upon decisions by the Health Care Financing Administration ("HCFA") for Medicare, as well as by individual health maintenance organizations, private insurers and other payors. Potential purchasers must determine whether the clinical benefits of the Company's TMR System justify the additional cost or effort required to obtain prior authorization or coverage and the uncertainty of actually obtaining such authorization or coverage. In the case of the Company's psoriasis treatment products, if the Company obtains the necessary foreign regulatory registrations or approvals, market acceptance of the Company's products in international markets would be dependent, in part, upon the availability of reimbursement within applicable healthcare payment systems. Reimbursement and healthcare payment systems in international markets vary significantly by country, and include both government-sponsored healthcare and private insurance. Although the Company believes that Baxter intends to seek international reimbursement approvals for the TMR System, there can be no assurance that any such approvals will be obtained in a timely manner, if at all. In the case of the Company's psoriasis treatment products, the Company intends to seek international reimbursement approvals although the timing of such seeking of approval has not been determined. No assurance can be given that such approval will be obtained. Failure to receive international reimbursement approvals could have a material adverse effect on market acceptance of the Company's products in the international markets in which such approvals are sought. In addition, fundamental reforms in the healthcare industry in the United States and the EU continue to be considered, although the Company cannot predict whether or when any healthcare reform proposals will be adopted and what impact such proposals might have. Moreover, management is unable to predict what additional legislation or regulation, if any, relating to the healthcare industry or third-party coverage and reimbursement may be enacted in the future, or what effect such legislation or regulation would have. See "Business--Government Regulation."



    PRODUCT DEFECTS; LIMITS OF PRODUCT LIABILITY INSURANCE. One or more of the Company's products may be found to be defective after the Company has already shipped such products in volume, requiring a product replacement. Product returns and the potential need to remedy defects or provide replacement products or parts could impose substantial costs on the Company and have a material adverse effect on the Company's business and results of operations. The clinical testing, manufacturing, marketing and use of the Company's devices and procedures may expose the Company to product liability claims. The Company maintains liability insurance with coverage limits of $3,000,000 per occurrence. Although the Company has never been subject to a product liability claim, there can be no assurance that the coverage limits of the Company's insurance policies are adequate or that one or more successful claims brought against the Company would not have a material adverse effect upon the Company's business, financial condition and results of operations. See "Business--Product Liability Insurance."



    EFFECTS OF CERTAIN REGISTRATION RIGHTS. The Company is registering pursuant to a registration statement, of which this Prospectus forms a part, 8,451,439 shares of Common Stock, consisting of 5,926,835 shares of Common Stock currently issued in the name of the Selling Stockholders, 2,324,604 shares of Common Stock underlying the Warrants and 200,000 shares of Common Stock underlying the Options. As of the date of this Prospectus the Company has 13,225,618 shares issued and outstanding. There can be no assurance that the registration of the shares being registered pursuant to the registration statement will not have a material adverse effect on the market price for the Company's Common Stock resulting from the increased number of free trading shares of Common Stock in the market. See "Certain Relationships and Related Transactions" and "Description of Securities."



    LACK OF DIVIDENDS ON COMMON STOCK. The Company has paid no dividends on its Common Stock to date and there are no plans for paying dividends in the foreseeable future. The Company intends to retain earnings, if any, to provide funds for the expansion of the Company's business. See "Dividend Policy."



    POTENTIAL ANTI-TAKEOVER EFFECT OF DELAWARE LAW. The Company is subject to certain provisions of the Delaware General Corporation Law, which, in general, restrict the ability of a publicly held Delaware corporation from engaging in certain "business combinations," with certain exceptions, with "interested stockholders" for a period of three (3) years after the date of the transaction in which the person became an "interested stockholder." The effect of such "anti-takeover" provisions may delay, deter or prevent a takeover of the Company which the stockholders may consider to be in their best interests, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of their securities at above-market prices, or limit the ability of stockholders to remove incumbent directors as readily as the stockholders may consider to be in their best interests. See "Description of Securities--Certain Business Combinations."



    SHARES ELIGIBLE FOR FUTURE SALE; ISSUANCE OF ADDITIONAL SHARES. Future sales of shares of Common Stock by the Company and its stockholders could adversely affect the prevailing market price of the Common Stock and could have a material adverse effect on the ability of the Company to raise new capital. There are currently 6,441,123 restricted shares and 6,787,365 shares which are freely tradable, eligible to have the restrictive legend removed pursuant to Rule 144(k) promulgated under the Securities Act or are the subject of this Prospectus or other registration statements. Further, the Company has granted options to purchase up to an additional 3,498,263 shares of Common Stock, 2,369,224 of which are currently exercisable. The shares of Common Stock underlying the Warrants to purchase up to 2,324,604 shares of Common Stock and options to purchase up to 200,000 shares of Common Stock are the subject of a registration statement of which this Prospectus forms a part. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales may occur, could have a material adverse effect on the market price of the Common Stock. Pursuant to its Certificate of Incorporation, the Company has the authority to issue additional shares of Common Stock. The issuance of such shares could result in the dilution of the voting power of Common Stock purchased in the Offering. See "Shares Eligible for Future Sale."



    EFFECT OF OUTSTANDING, WARRANTS AND OPTIONS. The holders of the Warrants and options, which are outstanding and unexercised, are given an opportunity to profit from a rise in the market price of the Common Stock, with a resulting dilution in the interest of the other stockholders. The terms on which the Company might obtain additional financing during the period may be adversely affected by the existence of the Warrants and options. The holders of the Warrants and options may exercise the Warrants and options at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided herein. See "Description of Securities."



    LIMITATIONS ON DIRECTOR LIABILITY. The Company's Certificate of Incorporation provides, as permitted by governing Delaware law, that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director. In addition, the Company's Certificate of Incorporation and Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. See "Management."



    SETTLEMENT ORDER. In 1997, as a result of certain alleged securities law violations in 1992 and early 1993 under prior management, the Company entered into a Settlement Order with the Securities and Exchange Commission where it neither admitted nor denied liability, but consented to the issuance of an injunction against any future law violations. The alleged events occurred prior to the Company's Bankruptcy Reorganization and involve events, which occurred prior to the change in the Company's management and directors. There can be no assurance that the Settlement Order will not have an adverse effect on the Company's ability to conduct financing in the future. See "Business--Legal Proceedings."

                                USE OF PROCEEDS



    The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereunder. However, the Company may receive gross proceeds of up to $4,796,903 upon the exercise of the Warrants and $225,000 upon the exercise of the Options. The net proceeds, if any, from such transactions will be used for working capital and general corporate purposes.



    Pending full utilization of the proceeds, which may be obtained from the exercise of the Warrants, if at all, the Company may invest the net proceeds in short-term, investment grade, and interest-bearing securities. See "Business."



                                DIVIDEND POLICY



    No dividend has been declared or paid by the Company since inception on the Company's Common Stock. The Company does not anticipate that any dividends will be declared or paid in the future on the Company's Common Stock. See "Description of Securities."



                          PRICE RANGE OF COMMON STOCK



    As of the date of this Prospectus, the Company has 13,225,618 shares of Common Stock issued and outstanding. Further, the Company has issued and outstanding warrants to purchase 2,324,604 shares of Common Stock and options that are vested to purchase up to 2,397,431 shares of Common Stock. See "Description of Securities."



    The Company's Common Stock is listed for trading in the Over-The-Counter Market under the symbol "LSPT." The Company's Common Stock, subsequent to the confirmation of the Plan on May 22, 1995, has been quoted on the Electronic Bulletin Board since approximately January 22, 1996 under the stock symbol "LSPT."



    The following table sets forth quotations for the bid and asked prices for the Common Stock for the periods indicated below, based upon quotations between dealers, without adjustments for stock splits, dividends, retail mark-ups, mark-downs or commissions, and therefore, may not represent actual transactions:



                                                           BID PRICES              ASKED PRICES
                                                     ----------------------   -----------------------
                                                        HIGH         LOW         HIGH         LOW
                                                     ----------   ---------   ----------   ----------
YEAR ENDED DECEMBER 31, 1998
1st Quarter........................................   4 1/8       2 1/2        4 3/8       2 11/16
2nd Quarter........................................   3 3/4       2 1/8        3 7/8       2 3/8
3rd Quarter........................................   2 9/16      1 1/8        2 3/4       1 1/4
4th Quarter........................................   3 1/16      1 1/4        3 1/4       1 3/8

YEAR ENDED DECEMBER 31, 1999
1st Quarter........................................   4 1/4       2 3/8        4 1/2       2 17/32
2nd Quarter........................................   6 1/2       4 5/16       6 5/8       4 1/4
3rd Quarter........................................   6 1/2       4            6 3/4       4 1/16
4th Quarter........................................  10 7/8       4 3/16      11 1/4       4 5/16



    On February 7, 2000, the closing market price for the Company's Common Stock in the Over- The-Counter Market was approximately $16.75 per share. As of February 7, 2000, the Company had approximately 1050 stockholders of record.

                                 CAPITALIZATION



    The following table sets forth the capitalization of the Company as of September 30, 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Relationships and Related Transactions" and "Selling Stockholders and Plan of Distribution." This table should be read in conjunction with the Consolidated Financial Statements and related Notes included elsewhere in this Prospectus:



                                                              SEPTEMBER 30, 1999
                                                              -------------------
NOTES PAYABLE:

Current portion.............................................     $    271,747
Long term...................................................           49,334
                                                                 ------------
                                                                      321,081
                                                                 ------------

STOCKHOLDERS' EQUITY:

Common Stock, par value $0.01; 25,000,000 shares
  authorized(1);
  issued and outstanding 13,167,975 shares(2)...............          131,680

Additional paid-in-capital..................................       30,063,072

Accumulated deficit.........................................      (22,720,604)
                                                                 ------------
Total stockholders' equity..................................        7,474,148
                                                                 ------------

Total capitalization........................................     $  7,795,229


------------------------


(1) Does not include 2,324,604 shares of Common Stock that are reserved for issuance pursuant to the Warrants and 3,498,263 shares of Common Stock that are reserved for issuance pursuant to certain stock options or the 200,000 shares of Common Stock that are reserved for issuance pursuant to the Options. See "Risk Factors," "Compensation of Executive Officers and Directors--1995 Non-Qualified Stock Option Plan--Compensation of Directors," "Certain Relationships and Related Transactions," "Description of Securities" and "Selling Stockholders and Plan of Distribution."



(2) Does not give effect to the 2,324,604 shares of Common Stock underlying the Warrants and 200,000 shares of Common Stock that are reserved for issuance pursuant to the Options. See "Description of Securities."

                      SELECTED CONSOLIDATED FINANCIAL DATA



    The Selected Consolidated Financial Data for the years ended December 31, 1994 through 1998 set forth below are derived from the Consolidated Financial Statements of the Company and Notes thereto. The Consolidated Balance Sheets as of December 31, 1997 and 1998, and September 30, 1999 and the related Consolidated Statements of Operations, Stockholders' Equity (Deficit) and Cash Flows for the years ended December 31, 1996, 1997, and 1998, and the nine
(9) months ended September 30, 1998 and 1999 appear elsewhere in this Prospectus. The Selected Consolidated Financial Data are qualified in their entirety by reference to, and should be read in conjunction with, the Consolidated Financial Statements and related Notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                                                   JANUARY 1,
                                    YEAR ENDED         TO         MAY 23, TO
                                   DECEMBER 31,      MAY 22,     DECEMBER 31,
                                       1994          1995(1)        1995(1)
                                   -------------   -----------   -------------
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues.........................     $ 5,715        $ 1,242        $ 1,408
Costs and expenses...............       6,713          2,082          3,351
                                      -------        -------        -------
Loss from operations.............        (998)          (840)        (1,942)
                                      -------        -------        -------
Other income (expenses)..........      (1,236)           (89)          (181)
Income tax expense                         --             --             --
Extraordinary item-gain from
  reorganization.................          --          5,768             --
Net income (loss)................     $(2,234)       $ 4,839(2)     $(2,124)
                                      =======        =======        =======
Basic and diluted income (loss)
  per share......................       (0.35)          0.75          (0.42)
Weighted average shares(3).......       6,312          6,312          5,000

BALANCE SHEET DATA
  (AT PERIOD END):
Working capital (deficit)........         960            (99)          (610)
Total Assets.....................       2,144          1,715          5,796
Long-term debt (net of current
  portion).......................          --             --            867
Liabilities subject to
  compromise.....................       7,930          7,564             --
Total stockholders' equity
  (deficit)......................      (6,643)        (7,404)           686

                                                                     NINE MONTHS      NINE MONTHS
                                      YEAR ENDED DECEMBER 31,           ENDED            ENDED
                                   ------------------------------   SEPTEMBER 30,    SEPTEMBER 30,
                                     1996       1997       1998          1998             1999
                                   --------   --------   --------   --------------   --------------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues.........................  $ 2,901    $ 3,815    $ 2,349        $ 1,891          $   907
Costs and expenses...............    7,704      5,746      7,746          4,397            6,225
                                   -------    -------    -------        -------          -------
Loss from operations.............   (4,802)    (1,931)    (5,397)        (2,506)          (5,318)
                                   -------    -------    -------        -------          -------
Other income (expenses)..........     (556)      (372)      (508)          (414)          (1,705)
Income tax expense                      --         (4)        (3)
Extraordinary item-gain from
  reorganization.................       --         --         --
Net income (loss)................  $(5,358)   $(2,307)   $(5,908)       $(2,920)         $(7,023)
                                   =======    =======    =======        =======          =======
Basic and diluted income (loss)
  per share......................    (0.95)     (0.35)     (0.64)         (0.31)           (0.67)
Weighted average shares(3).......    5,620      6,531      9,288          9,286           10,547
BALANCE SHEET DATA
  (AT PERIOD END):
Working capital (deficit)........   (1,728)        15     (1,843)        (1,921)           4,730
Total Assets.....................    3,195      7,808      4,870          6,397           10,744
Long-term debt (net of current
  portion).......................      283        283         70            283               49
Liabilities subject to
  compromise.....................       --         --         --             --               --
Total stockholders' equity
  (deficit)......................   (2,090)     4,929      1,841          2,362            7,474


------------------------------


(1) In connection with the confirmation of the Bankruptcy Reorganization on May 22, 1995, the Company was required to adopt fresh start reporting as of May 23, 1995 since the reorganization value (approximate fair value at the date of reorganization) was less than the total of all post-petition liabilities and allowed claims, and holders of existing voting shares before May 23, 1995 received less than 50% of the voting shares of the emerging entity. Accordingly, the statement of operations for the period January 1, 1995 through May 22, 1995 reflects the effects of the forgiveness of debt resulting from the confirmation of the Bankruptcy Reorganization and the effects of the adjustments to restate assets and liabilities to reflect the reorganization value. In addition, the accumulated deficit of the Company was eliminated and the Company's capital structure was recast in conformity with the Bankruptcy Reorganization. As such, the consolidated financial statements of the Company for the period from May 23, 1995 to December 31, 1995, the years ended December 31, 1996, 1997 and 1998, and the nine
    (9) months ended September 30, 1998 and 1999, reflect that of the Company on and after May 23, 1995, which, in effect, is a new entity for financial reporting purposes with assets, liabilities, and a capital structure having carrying values not comparable with prior periods. The consolidated financial statements for the period from January 1, 1995 to May 22, 1995 and the year ended December 31, 1994 reflect that of the Company prior to May 23, 1995. See "Business--Business of the Company" and "Business--Litigation."



(2) Includes an extraordinary gain of $5,768,405. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



(3) Common Stock equivalents and convertible issues are antidilutive and, therefore, are not included in the weighted shares outstanding during the years the Company incurred net losses.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS



    THIS PROSPECTUS, INCLUDING THE DISCLOSURES BELOW CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES. WHEN USED HEREIN, THE TERMS "ANTICIPATES," "EXPECTS," "ESTIMATES," "BELIEVES," AND SIMILAR EXPRESSIONS, AS THEY RELATE TO THE COMPANY OR ITS MANAGEMENT, ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH MATERIAL DIFFERENCES INCLUDE THE FACTORS DISCLOSED IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS, WHICH PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY.



    The following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this Prospectus.



OVERVIEW OF BUSINESS OPERATIONS



    The Company is engaged in the development, manufacturing and marketing of proprietary excimer laser and fiber optic equipment and techniques directed toward the treatment of psoriasis and the treatment of cardiovascular and vascular disease. The Company anticipates developing such equipment and technologies to treat other medical problems. However, no assurance to this effect can be given.



    On May 13, 1994, the Company filed for Bankruptcy Reorganization. The Company was subsequently authorized to conduct its business operations as a debtor-in-possession subject to the jurisdiction of the Bankruptcy Court. On
May 22, 1995, the Company's Plan was confirmed by the Bankruptcy Court. The implementation of the terms of the Plan resulted in the Company's adoption of "fresh start" accounting. The Plan provided, that in exchange for the forgiveness of certain unsecured debt, the Company issued to unsecured creditors shares of the Company's Common Stock such that, following the issuance of all Common Stock to be issued under the Plan, the unsecured creditors owned 1,000,000 shares of the Company's Common Stock, representing 20% of the issued and outstanding Common Stock of the Company. The 7,500,000 shares of Common Stock of the Company's prior existing stockholders were canceled and reissued into 250,000 shares of Common Stock, which represented 5% of the then total issued and outstanding shares of Common Stock.



    The Plan further provided that Helionetics transfer to the Company 76.1% of the common stock of Acculase. Further, during the pendency of the Bankruptcy Proceeding, Helionetics contributed $1,000,000 in cash to the Company, which funds were utilized for cash payments under the Plan, and Helionetics lent the Company $300,000 to fund the cost of research and development of the Company's excimer lasers, which loan has been repaid. Under the Plan, Helionetics received 3,750,000 shares of Common Stock of the Company, which represented 75% of the then total issued and outstanding shares of Common Stock.



    During April, 1997, Helionetics filed a voluntary petition of reorganization ("Helionetics Reorganization") with the United States Bankruptcy Court in the Central District of California for protection under Chapter 11 of Title 11 of the United States Bankruptcy Code. As a result, the Company wrote off its $662,775 receivable from Helionetics as of December 31, 1996. In connection with the Helionetics Reorganization (defined below), Helionetics disposed of all of its holdings of the Company's Common Stock. No persons who were stockholders of the Company immediately before the reorganization have at present any controlling interest in the Company. On September 30, 1997, Pennsylvania Merchant Group ("PMG"), the Company's investment banker, purchased from the Helionetics bankruptcy estate, a note payable from Acculase to Helionetics in the amount of $2,159,708, including accrued interest. During October, 1997, PMG sold the note to the Company for 800,000 shares of Common Stock.

    Acculase was founded in 1985 for the purpose of commercializing products that utilize its proprietary excimer laser and fiber optic technologies. Acculase has focused primarily on the development of medical products for the treatment of coronary heart disease.



    The Company believes that excimer laser technology provides the basis for reliable cost-effective systems that will increasingly be used in connection with a variety of applications. The Company is engaged in the development of proprietary excimer laser and fiber optic equipment and techniques directed initially toward the treatment of coronary heart disease and psoriasis, as well as other medical applications.



    The Company's initial medical applications for its excimer laser technology are intended to be used in the treatment of psoriasis and cardiovascular disease.



    In connection with the Company's psoriasis treatment products, the Company has entered into the MGH Agreement pursuant to which the Company has obtained an exclusive, worldwide, royalty-bearing license from MGH to develop, manufacture, use and sell products, utilizing certain technology of MGH, related to the diagnosis and treatment of certain dermatological conditions and diseases, particularly psoriasis. On March 17, 1998, the Company entered into a clinical trial agreement with MGH to test the effect of its excimer laser technology for treatment of psoriasis, as contrasted to UVB treatment currently in use to treat psoriasis. The Company began testing its excimer laser system for the treatment of psoriasis at MGH in 1998 with a Dose Response Study under an IRB approval. The final data from this study was collected in December, 1998 and served as the basis for a 510(k) submission to the FDA on August 4, 1999. On January 27, 2000 the Company's 510(k) was issued by the FDA establishing that the Company's excimer laser psoriasis system has been determined to be substantially equivalent to currently marketed devices for the treatment of psoriasis. As of the date of this Prospectus, the Company has generated no revenues from the MGH Agreement and no appropriate international organization has approved any of the Company's products for commercial use.



    Due to the limited financial resources of the Company, the Company's business strategy changed in 1997 to focus its efforts on excimer laser technology in order to develop excimer laser and excimer laser delivery products for medical applications. To facilitate the Company's focus on excimer laser technology, as of January 4, 1999, the Company entered into the Asset Purchase Agreement for the sale of certain assets by the Company and Laser Analytics, on the one hand, to the Buyer, which is unaffiliated with the Company, on the other hand. The Asset Purchase Agreement provides that the Buyer will pay and/or assume an aggregate of $1,200,000 of the accrued and unpaid accounts payable and/or other debts of the Company consisting in part of back rent due of $891,694, on facilities occupied by the Company for its Florida office facility and a promissory note to Novantis Corporation (formerly Ciba-Geigy) of $127,280. Completion of this transaction will result in the sale of all of the Company's non-excimer laser business assets.



    Management's decision to sell the assets of the Company's business operations not related to the Company's excimer laser technology are consistent with the Company's new business strategy and will result in the divestiture of the Company's business operations which generated approximately 74% of the Company's revenues for the period from January 1, 1998 through September 30, 1999. The closing of the sale of the assets to the Buyer has been delayed by reason of the difficulties being experienced by the Buyer in finding financing to complete the purchase. The Company has orally extended the closing month to month while the Buyer continues to pursue the required financing. During the pendency of the closing, since January, 1999, the Buyer has funded a portion of the negative cash flow of the operations of Laser Analytics from its own funds. If the proposed sale of assets has not closed by the end of the first quarter of 2000, it is the Company's intention to shut down all of the operations of Laser Analytics and pay off the debts that were to be paid or assumed by the Company from the August 9, 1999 Financing, plus any other debts that may have accumulated. This would leave the Company with only those portions of its operation that deal with excimer laser technology.

BASIS FOR PREPARATION OF FINANCIAL STATEMENTS



    The consolidated financial statements filed elsewhere herein have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business, and, where applicable, in conformity with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code," issued in November, 1990, by the American Institute of Certified Public Accountants ("SOP 90-7").



    Under the provisions of SOP 90-7 and in connection with the confirmation of the Bankruptcy Reorganization on May 22, 1995, the Company was required to adopt fresh start reporting as of May 23, 1995, since the reorganization value (approximate fair value at the date of reorganization) was less than the total of all post-petition liabilities and allowed claims, and holders of existing voting shares before May 23, 1995 received less than 50% of the voting shares of the emerging entity. Accordingly, the consolidated statements of operations for the period from January 1, 1995 to May 22, 1995 reflects the effects of the forgiveness of debt resulting from the confirmation of the Bankruptcy Reorganization and the adjustments to restate assets and liabilities to reflect the reorganization value.



    In adopting fresh start reporting, the Company was required to determine its reorganization value, which represented the fair value of the Company before considering liabilities and the approximate amount a willing buyer would pay for the assets of the Company immediately after the Bankruptcy Reorganization. The reorganization value was based upon the consideration given by Helionetics to acquire a 75% interest in the Company. The purchase price of $1,894,122 was determined based upon cash paid and the carrying value of the 76.1% interest in Acculase previously owned by Helionetics, which was transferred to the Company in connection with the Bankruptcy Reorganization.



    All assets and liabilities were restated to reflect their reorganization value in accordance with procedures specified in Accounting Principles Board Opinion 16 "Business Combinations," as required by SOP 90-7. The portion of the reorganization value that could not be attributed to specific tangible or identified intangible assets was classified as reorganization value in excess of amounts allocable to identifiable assets ("Reorganization Goodwill") and was being amortized over five years. Because of the magnitude of the Company's losses since emerging from the Bankruptcy Reorganization, the balance of the Reorganization Goodwill was written off as of December 31, 1996.



    In addition, the accumulated deficit of the Company was eliminated, and its capital structure was recast in conformity with the Bankruptcy Reorganization. As such, the consolidated balance sheets of the Company as of December 31, 1996, 1997, 1998, and September 30, 1999, and the consolidated statements of operations for the years ended December 31, 1996, 1997 and 1998, and the nine
(9) months ended September 30, 1998 and 1999, reflect in effect, a new entity for financial reporting purposes, as of May 23, 1995, with assets, liabilities, and a capital structure having carrying values not comparable with periods prior to May 23, 1995.



    The Company's consolidated statements of operations for the years ended December 31, 1996, 1997 and 1998, and the nine (9) months ended September 30, 1998 and 1999, which form a part of the Company's consolidated financial statements for such years, reflect the consolidated results of operations of Laser Photonics, Laser Analytics and Acculase.

RESULTS OF OPERATIONS



    The following table presents selected consolidated financial information stated as a percentage of revenues for the years ended December 31, 1996, 1997 and 1998, and the nine (9) months ended September 30, 1998 and 1999:



                                                                                                  NINE (9) MONTHS
                                                                                                       ENDED
                                                           YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                                     ------------------------------------      ----------------------
                                                       1996          1997          1998          1998          1999
                                                     --------      --------      --------      --------      --------
Revenues...........................................     100%          100%          100%          100%          100%
Costs of sales.....................................      80            55            77            64           112
                                                       ----          ----          ----          ----          ----
Gross profit.......................................      20            45            23            36           (12)
                                                       ----          ----          ----          ----          ----
Selling, general and administrative expenses.......      40            57           154           101           345
Research and development...........................      30            18            53            24           138
Bad debt expense related to related party
  receivable.......................................      23             1            --            --            --
Write-off reorganization...........................
Goodwill...........................................      51            --
Depreciation and amortization......................      42            19            46            43            92
                                                       ----          ----          ----          ----          ----
Loss from operations...............................    (166)          (50)         (230)         (132)         (587)
Other expense......................................     (19)          (10)          (21)          (22)         (188)
                                                       ----          ----          ----          ----          ----
Net loss...........................................    (185)%         (60)%        (251)%        (154)%        (775)%
                                                       ====          ====          ====          ====          ====



    RESULTS OF OPERATIONS FOR THE NINE (9) MONTHS ENDED SEPTEMBER 30, 1999 AND 1998. Total revenues for the nine (9) months ended September 30, 1999 decreased approximately 52.0% to $906,726 from $1,890,578 for the nine (9) months ended September 30, 1998. Total revenues for the nine (9) months ended September 30, 1999 and 1998 primarily consisted of: (i) sales of $812,820 and $1,195,578, in the respective nine (9) month periods, of the Company's scientific and medical lasers from the operations of the Company's Florida and Massachusetts facilities, and (ii) revenues of $93,906 and $95,000, in the respective nine
(9) month periods, relating to the sale of the Company's excimer lasers to Baxter and the recognition of payments made by Baxter to commercialize the Company's excimer lasers in connection with the Baxter Agreement. Revenues on sales of medical and scientific lasers decreased in the nine (9) months ended September 30, 1999 from the corresponding period ended September 30, 1998 due to reduced volume of sales and discounting on sales of medical and scientific lasers in connection with the Company's focusing its marketing efforts on its excimer laser systems.



    Total costs and expenses during the nine (9) months ended September 30, 1999 increased approximately 41.6% to $6,225,194 from $4,396,652 during the nine
(9) months ended September 30, 1998. Total costs and expenses include: (i) cost of sales, (ii) selling, general and administrative expenses, (iii) research and development, and (iv) depreciation and amortization, as follows:



    Cost of sales during the nine (9) months ended September 30, 1999 decreased approximately 16.7% to $1,012,051 from $1,214,736 during the nine (9) months ended September 30, 1998. This decrease primarily resulted from reduced sales.



    As a result, cost of sales as a percentage of sales increased to approximately 111.6% in the nine (9) months ended September 30, 1999 from 64.3% in the nine (9) months ended September 30, 1998.



    Selling general and administrative expenses during the nine (9) months ended September 30, 1999 increased approximately 64.3% to $3,129,974 from $1,905,341 during the nine (9) months ended September 30, 1998. This increase primarily resulted from increases in consulting and professional fees, offset by reductions in personnel and overhead in the Company's Florida and Massachusetts operations pending the closing of the Asset Purchase Agreement.



    Research and development during the nine (9) months ended September 30, 1999 increased to $1,256,274 from $461,168 during the nine (9) months ended
September 30, 1998. This increase primarily related to the increased amount of funds available for research expenses during the quarter. Research and development expenses in the nine (9) month period ended September 30, 1999 and 1998 primarily related to the development of the Company's psoriasis laser system and to additional testing to meet CE Mark and Underwriter's Laboratory ("UL") standards for the Company's excimer lasers.



    Depreciation and amortization during the nine (9) months ended September 30, 1999 increased to $826,895 from $815,407 during the nine
(9) months ended September 30, 1998. These amounts primarily related to the amortization of the prepaid license fee from Baxter and the depreciation of newly acquired equipment in 1998.



    Other expenses increased during the nine (9) months ended September 30, 1999 to $1,704,666 from $413,477 during the nine (9) months ended September 30, 1998. This increase in other expenses between the respective periods resulted primarily from a charge to interest expenses of $1,579,296 related to the conversion feature and amortization of the discount of the Convertible Notes and $178,285 of other interest expense during the nine (9) months ended
September 30, 1999, as compared to $418,901 of interest expense during the nine
(9) months ended September 30, 1998.



    As a result of the foregoing, the Company experienced a net loss of $7,023,134 during the nine (9) months ended September 30, 1999, as compared to a net loss of $2,919,551 during the nine (9) months ended September 30, 1998. The Company also experienced a net loss from operations of $5,318,468 during the nine (9) months ended September 30, 1999, as compared to a net loss from operations of $2,506,074 during the nine (9) months ended September 30, 1998. See "Liquidity and Capital Resources."



    RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1998 AND
DECEMBER 31, 1997. Total revenues for the year ended December 31, 1998 decreased approximately 38% to $2,349,448 from $3,815,330 for the year ended December 31, 1997. Total revenues for the years ended December 31, 1998 and 1997 primarily consisted of: (i) sales of $1,580,422 and $2,960,330, in the respective years, of the Company's scientific and medical lasers from the operations of the Company's Florida and Massachusetts facilities, and
(ii) revenues of $769,026 and $855,000, in the respective years, relating to the sale of the Company's excimer lasers to Baxter and the recognition of certain payments made by Baxter to commercialize the Company's excimer lasers in connection with the Baxter Agreement. Revenues on sales of medical and scientific lasers decreased in 1998 due to reduced volume of sales and discounting on sales of medical and scientific lasers in connection with the Company's focusing its marketing efforts on its excimer laser systems.



    Total costs and expenses during the year ended December 31, 1998, increased approximately 35% to $7,746,686 from $5,746,170 during the year ended
December 31, 1997. Total costs and expenses include: (i) cost of sales,
(ii) selling, general and administrative expenses, (iii) research and development, (iv) depreciation and amortization, and (v) certain bad debt expenses, as follows:



    Cost of sales during the year ended December 31, 1998, decreased approximately 14% to $1,806,557 from $2,090,276 during the year ended December 31, 1997. This decrease primarily resulted from reduced sales.



    As a result, cost of sales as a percentage of sales increased to approximately 77% in 1998 from 55% in 1997.



    Selling, general and administrative expenses during the year ended
December 31, 1998 increased approximately 65% to $3,608,108 from $2,181,304 during the year ended December 31, 1997. This increase primarily resulted from:
(i) compensation recognized in 1998 of $1,318,200 related to the issuance of warrants to PMG for financial advisory services, including the providing of a guaranty of the Company's

Carlsbad, California lease and the raising of a $1,000,000 bridge loan for the Company, and (ii) consulting fees of $231,000 to CSC related to the marketing of the Company's excimer lasers.



    Research and development during the year ended December 31, 1998 increased to $1,243,372 from $685,109 during the year ended December 31, 1997. This increase primarily related to the availability of funds in 1998 from financings conducted in the fourth quarter of 1997 and in 1998 as sources of funding for research and development activities. Research and development expenses in 1998 primarily related to the development of the Company's psoriasis laser system and to additional testing related to meet CE Mark and UL standards for the Company's excimer lasers.



    Bad debt expense related to related party receivables during the year ended December 31, 1998 was none, as compared to $48,000 during the year ended December 31, 1997. The Company had incurred a non-recurring bad debt expense of $48,000 in 1997 related to the write-off of a receivable from Helionetics.



    Depreciation and amortization during the year ended December 31, 1998 increased to $1,088,649 from $741,481 during the year ended December 31, 1997. This increase related to the amortization of the prepaid license fee from Baxter and the depreciation of newly acquired equipment in 1998.



    Other expenses increased during the year ended December 31, 1998 to $508,049 from $372,361 during the year ended December 31, 1997. This increase in other expenses between the respective years resulted primarily from increased interest expense of $510,948 in 1998 from $386,069 in 1997.



    As a result of the foregoing, the Company experienced a net loss of $5,908,587 during the year ended December 31, 1998, as compared to a net loss of $2,307,101 during the year ended December 31, 1997. The Company also experienced a net loss from operations of $5,397,238 during the year ended December 31, 1998, as compared to a net loss from operations of $1,930,840 during the year ended December 31, 1997. See "Liquidity and Capital Resources."



    RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1997 AND
DECEMBER 31, 1996. Total revenues for the year ended December 31, 1997 increased approximately 32% to $3,815,330 from $2,901,454 for the year ended December 31, 1996. Total revenues for the years ended December 31, 1997 and 1996 primarily consisted of sales of $2,960,330 and $2,901,454, in the respective years, of the Company's scientific and medical lasers from the operations of the Company's Florida and Massachusetts facilities. However, the Company generated revenues in 1997 of $855,000, including revenues relating to the sale of its excimer lasers to Baxter and the payments made by Baxter to commercialize the Company's excimer lasers in connection with the Baxter Agreement.



    Total costs and expenses during the year ended December 31, 1997 decreased 25% to $5,746,170 from $7,703,607 during the year ended December 31, 1996. Total costs and expenses include: (i) cost of sales, (ii) selling, general and administrative expenses, (iii) research and development, (iv) depreciation and amortization, and (v) certain bad debt expenses, as follows:



    Cost of sales during the year ended December 31, 1997 decreased approximately 10% to $2,090,276 from $2,329,299 during the year ended
December 31, 1996. This decrease primarily resulted from increased efficiency in the Company's focus on the marketing of laser products with lower margins and the purchasing of materials at volume discounts due to improved relations with vendors as part of the restructuring of cost controls instituted by new management following the Bankruptcy Reorganization.



    As a result, cost of sales as a percentage of sales decreased to approximately 55% in 1997 from 80% in 1996.



    Selling, general and administrative expenses during the year ended
December 31, 1997 increased approximately 88% to $2,181,304 from $1,158,841 during the year ended December 31, 1996. This increase primarily resulted from:
(i) compensation of $671,323 recognized upon issuance of stock options and $95,625 of Common Stock issued as payment for professional services in 1997, as compared to $326,250 of Common Stock issued as payment of a litigation settlement (and recorded as rental expense) and employee compensation in 1996, (ii) payment of $71,000 in federal tax penalties in 1997 which did not occur in 1996, and (iii) the increased focus of the Company's excimer laser business operations to marketing in 1997 from research and development in 1996 in connection with the execution of the Baxter Agreement in August, 1997. The Company believes that the issuance of securities as related to compensation and rental expenses and the cash payment of tax penalties will be nonrecurring expenses in the future.



    Research and development during the year ended December 31, 1997 decreased to $685,109 from $850,993 during the year ended December 31, 1996. This decrease primarily related to the Company's increased focus of the Company's excimer laser business operations to marketing in 1997 from research and development in 1996 in connection with the execution of the Baxter Agreement in August, 1997.



    Bad debt expense related to related party receivables during the year ended December 31, 1997 decreased to $48,000 from $662,775 during the year ended December 31, 1996. The Company incurred a bad debt expense of $662,775 in 1996 related to the write-off of a receivable from Helionetics and of $48,000 in 1997 related to the write-off of a receivable from a subsidiary of Helionetics. These items will be nonrecurring expenses in the future. The Company has no further dealings with Helionetics, which filed for bankruptcy reorganization under Chapter 11 in 1997.



    The Company incurred an expense of the write-off of Reorganization Goodwill initially recognized in connection with the Bankruptcy Reorganization of $1,486,823 during the year ended December 31, 1996, which did not occur during the year ended December 31, 1997. The Reorganization Goodwill recognized in connection with the Bankruptcy Reorganization represented the portion of the reorganization value that could not be attributed to specific tangible or identified assets, which were being amortized over five (5) years. The Reorganization Goodwill was written-off as of December 31, 1996 because of the magnitude of the Company's losses following the Bankruptcy Reorganization.



    Depreciation and amortization during the year ended December 31, 1997 decreased to $741,481 from $1,214,876 during the year ended December 31, 1996. This decrease related to the reduction of $1,486,823 of Reorganization Goodwill on the Company balance sheet as of December 31, 1996.



    Other expenses decreased during the year ended December 31, 1997 to $372,361 from $555,815 during the year ended December 31, 1996. This decrease in other expenses between the respective years resulted primarily from increased interest income of $52,280 in 1997 as compared to none in 1996.



    As a result of the foregoing, the Company experienced a net loss of $2,307,101 during the year ended December 31, 1997, as compared to a net loss of $5,357,968 during the year ended December 31, 1996. The Company also experienced a net loss from operations of $1,930,840 during the year ended December 31, 1997, as compared to a net loss from operations of $4,802,153 during the year ended December 31, 1996. See "Liquidity and Capital Resources."



    LIQUIDITY AND CAPITAL RESOURCES. At September 30, 1999, the ratio of current assets to current liabilities was 2.81 to 1.00 compared to 0.28 to 1.00 at December 31, 1998.



    The Company has historically financed its operations through the use of working capital provided from operations, loans and equity and debt financing. The Company's cash flow needs for the nine (9) months ended September 30, 1999 were primarily provided from operations, loans and equity financing.



    The Company experienced severe cash flow problems during the first six
(6) months of 1997 and throughout 1996 and 1995. These cash flow problems limited the Company's ability to purchase materials and parts incorporated in the Company's laser products, and further restricted the Company's ability to purchase such materials at volume discounts, thereby reducing revenues from potential sales and gross profits from concluded sales. New management instituted policies of cost controls, improved product selection, staff reduction, budgeting and corporate planning in 1997, which increased the Company's business efficiencies, including decreases in cost of sales as a percentage of sales, reduction in net losses and losses from operations and the focusing on a business plan aimed at excimer laser products which management believes has greater potential of success than the Company's laser products preceding the Bankruptcy Reorganization.



    Due to the limited financial resources of the Company, the Company's strategy changed in 1997 to focus its efforts on the Company's excimer laser technology and expertise in order to develop a broad base of excimer laser and excimer laser delivery products for both medical and non-medical applications. To facilitate the Company's new focus on excimer laser technology, the Company is in the process of selling all of the Company's non-excimer laser business. As of January 4, 1999, the Company entered into the Asset Purchase Agreement, which was originally scheduled to close by the end of 1999; no assurances can be given as to when or whether such closing will occur. The Asset Purchase Agreement provides that the Buyer will pay and/or assume an aggregate of $1,200,000 of the accrued and unpaid accounts payable and/or other debts of the Company. The Company intends to transfer to the Buyer certain assets of Laser Photonics and Laser Analytics, which are related to the Company's non-excimer laser business. The closing of the Asset Purchase Agreement has been delayed by reason of the difficulties being experienced by the Buyer in finding financing to complete the purchase. The Company has orally extended the closing from month to month while the Buyer continues to pursue the required financing. During the pendency of the closing, since January, 1999, the Buyer has been funding a portion of the negative cash flow of the operations of Laser Analytics from his own funds.



    Management's decision to sell the assets of the Company business operations not related to the Company's excimer laser technology will result in the divestiture of the Company's business operations, which have generated approximately 74% of the Company's revenues for the period from January 1, 1998 through September 30, 1999. At September 30, 1999 and December 31, 1998, total assets related to the Company's non-excimer laser business operations, which are the subject of the Asset Purchase Agreement, were $587,678 and $806,335, respectively, and total liabilities were $1,200,000 and $1,200,000, respectively, at each such date. Revenues from such operations for the nine
(9) months ended September 30, 1999 and 1998 were $807,000 and $1,796,000, respectively, and for the years ended December 31, 1998, 1997 and 1996 were $1,580,000, $2,960,000 and $2,901,000, respectively. Losses from operations during the corresponding nine (9) month periods were $932,000 and $524,000, respectively, and during the corresponding annual periods were $995,000, $647,000 and $926,000, respectively. As of the date of this Prospectus, the Company has received $153,435 as a deposit against the purchase price. No assurance can be given that the Buyer will complete the purchase under the Asset Purchase Agreement, or, if not, that the Company will be able to find an alternative on as favorable terms to the Company as the Asset Purchase Agreement. If the proposed transaction should not close, then the Company intends to close down such operations and the Company would have to pay all the obligations related to the Company's non-excimer laser business operations, which are proposed to be assumed by the Buyer.



    Although the Company has developed strategic alliances with Baxter related to the Company's excimer lasers, there can be no assurances that the Company will ever develop significant revenues or profitable operations with respect to this new business plan.



    From September, 1997 through September, 1999, the Company issued certain securities, including shares of Common Stock and other derivative securities convertible or exercisable into shares of Common Stock, in order to finance the Company's business operations. All of the shares of Common Stock and the shares of Common Stock underlying such derivative securities are being registered in this Prospectus.



    Cash and cash equivalents were $6,619,434, as of September 30, 1999, as compared to $174,468, as of December 31, 1998. This increase was primarily attributable to the receipt of $2,380,000 in cash proceeds from the offering of the Convertible Notes in March, 1999 and of $9,310,374 from the gross proceeds of an equity offering of the Company's securities in August, 1999, offset by $3,843,190 of net cash used in operations during the nine (9) months ended September 30, 1999.

    As of September 30, 1999, the Company had long-term borrowings in the aggregate amount of $49,334, less the current portion. As of December 31, 1998, the Company had long-term borrowings in the aggregate amount of $69,893, less the current portion. The decrease in long-term borrowings relates to payments of certain scheduled obligations, including: (a) obligations payable in the total amount of $282,559, pursuant to the Plan, to former members of the Board of Directors of the Company. The notes related to those obligations went into default in the first quarter of 1999. The Company paid these notes from the proceeds of the $2,380,000 Convertible Note offering received by the Company in April, 1999, which notes were converted into equity of the Company on August 2, 1999; (b) promissory notes payable in the total amount of $165,298, pursuant to the Plan, to the former unsecured creditors of the Company. Interest accrues at the prime rate and is payable quarterly until October 1, 1999. This promissory note is delinquent, as of the date of this Prospectus; (c) secured promissory notes payable in the total amount of $127,860 (which are included in the financial statements in liabilities in excess of assets held for sale) pursuant to the Plan, to Novatis Corp., formerly known as CIBA-GEIGY. Interest accrues at the rate of 10% per annum and is payable quarterly through May 5, 1997, and, thereafter, with monthly principal and interest payments of $6,384 through May, 1999. This promissory note is secured by the assets of Laser Analytics. This promissory note is delinquent, as of the date of this Prospectus, and is anticipated to be assumed by the Buyer of the Laser Analytics assets. In the event the Buyer does not close on the purchase of the Laser Analytics assets, the Company will continue to be obligated to pay this promissory note; (d) a promissory note payable to the U.S. Treasury for delinquent taxes in the amount of $26,039. This note bears interest at the rate of 9% per annum, payable in monthly principal and interest installments of $5,000 through December, 1999. This promissory note is secured by all assets of the Company. This promissory note is current, as of the date of this Prospectus; (e) unsecured promissory notes payable to various creditors in the aggregate amount of $54,051. These notes are payable with interest at 9% per annum, in various monthly principal and interest installments through July, 2000. These promissory notes are current, as of the date of this Prospectus (f) a secured promissory note in the amount of $18,091, payable to Laser Center of America, with interest at the rate of 9% per annum, in monthly installments of principal and interest of $1,258, through January, 2001. This promissory note is current, as of the date of this Prospectus; and (g) an unsecured promissory note in the amount of $52,622, payable to the lessor of the Carlsbad facility, with interest at 10% per annum, in monthly installments of principal and interest of $1,775 through December 31, 2002. The payments on this promissory note are current.



    Net cash used in operating activities was $2,083,230, $993,851 and $1,010,589 for the years ended December 31, 1998, 1997 and 1996, respectively. Net cash used in operating activities during the years ended December 31, 1998, 1997 and 1996 primarily consisted of net losses (after giving effect to the debt forgiveness in connection with the Bankruptcy Reorganization), increases in net current liabilities (1997 only) and decreases in net current assets (1997 and 1996 only), offset by depreciation and amortization, the payment in the Company's securities of compensation and fees for services, bad debt expenses with respect to a related party receivable (1997 and 1996 only), decreases in net current liabilities (1998 and 1996 only) and increases in net current assets (1998 only).



    Net cash used in operating activities was $3,843,190 and $1,502,344 for the nine (9) months ended September 30, 1999 and 1998, respectively. Net cash used in operating activities during the nine (9) months ended September 30, 1999 primarily consisted of net losses, offset by depreciation and amortization, increases in interest related to the conversion features of the Convertible Notes, compensation recognized upon the issuance of stock options and increases in net current assets and decreases in net current liabilities. Net cash used in operating activities during the nine (9) months ended September 30, 1998 primarily consisted of net losses and decreases in current net assets, offset by depreciation and amortization, increases in interest related to the conversion features of the Convertible Notes, stock issued to pay fees for legal services and decreases in current net liabilities.



    Net cash used in investing activities was $145,758, $4,093,293 and $308,924 for the years ended December 31, 1998, 1997 and 1996, respectively. In the year ended December 31, 1998, the Company utilized $116,158 to purchase equipment and for the construction of a laser to be used as a demonstration model. In the year ended December 31, 1997, the Company utilized $4,001,926 to make payments to Baxter to acquire licenses under the Baxter Agreement, $37,541 to purchase certain equipment and $73,000 as an advance payment to a related party, which was offset by the receipt of $19,174 from the sale of certain equipment. In the year ended December 31, 1996, the Company utilized $292,900 as an advance payment to Helionetics and $16,024 to purchase certain equipment. These advances to Helionetics were made at a time when the Company was under different management and was a majority-owned subsidiary of the related party.



    Net cash used in investing activities was $36,988 and $116,291 for the nine
(9) months ended September 30, 1999 and 1998, respectively. The Company utilized $36,988 during the nine (9) months ended September 30, 1999 and $116,291 during the nine (9) months ended September 30, 1998, to acquire equipment for the Company's business operations.



    Net cash provided by financing activities was $1,177,524, $6,313,076 and $1,258,427 during the years ended December 31, 1998, 1997 and 1996, respectively. In the year ended December 31, 1998, the Company utilized $135,187 to reduce certain debt obligations, which was offset by the receipt of $35,751 of proceeds from the sale of Common Stock and $1,276,960 from the proceeds of the issuance of the Acculase Notes. In the year ended December 31, 1997, the Company received $6,259,077 from the sale of Common Stock and warrants, $71,094 of proceeds from certain notes payable and $140,448 as capital contributions from Helionetics, which was offset by the payment of $157,543 on certain notes payable. The Company used the proceeds from a financing of approximately $6,260,000 during the year ended December 31, 1997, as follows: $4,000,000 for acquisition of the Lasersight license, approximately $500,000 for costs of the financing, and the remainder to pay current operating expenses. In the year ended December 31, 1996, the Company received capital contributions of $529,622, $703,500 from the exercise of stock options and $92,952 from the proceeds from certain notes payable, offset by payments on notes payable of $67,647.



    Net cash provided by financing activities was $10,325,144 and $880,748 during the nine (9) months ended September 30, 1999 and 1998, respectively. In the nine (9) months ended September 30, 1999, the Company received $2,380,000 in proceeds from the offering of the Convertible Notes, $8,540,544 from the proceeds of the issuance of Common Stock in August, 1999, $11,340 from the proceeds of payments of certain related party notes payable, $18,750 upon the exercise of warrants into 12,500 shares of Common Stock, and $86,485 from the proceeds of other notes payable, which was offset by the utilization of $473,213 for payment of certain debts, $72,162 for payment of certain related party notes payable and $166,600 for certain costs related to the issuance of the Convertible Notes and the Unit Warrants. During the 9 months ended
September 30, 1999, the Company used the proceeds from those financings as follows: approximately $3,000,000 to Acculase for operations, and the remainder to pay operating expenses of Laser Photonics, leaving cash on hand in the amount of approximately $6,619,434. In the nine (9) months ended September 30, 1998, the Company received proceeds of $1,000,000 from a convertible bridge loan in July and August, 1998, which was converted into 500,000 shares of Common Stock in December, 1998, and $35,751 of proceeds from the issuance of Common Stock, which was offset by the utilization of $155,003 to pay certain debts. See "Certain Relationships and Related Transactions."



    As of September 30, 1999, the Company had total debts of $3,857,277 and cash on hand of $6,619,434. The Company anticipates the need to obtain additional financing of at least $5,000,000 to introduce its psoriasis treatment products and to implement its marketing plan. A portion of the proceeds from such financing and the cash on hand will be required to pay the Company's debts in full.



    With the completion of the development of the psoriasis product, the Company now anticipates the need for approximately $5,000,000 in addition to the proceeds of the August 9, 1999 Financing. As of the date of this Prospectus, the Company has entered into a letter of intent with ING for the ING Financing, in the amount of up to $20,000,000, which the Company's anticipates will provide the financing required to accomplish the rollout of the Company's psoriasis product and for working capital for at least 13 months. The date when this financing is to be completed has not yet been determined. No assurance can be given that the ING Financing will be completed or if completed will provide adequate funds for the Company to have a successful introduction of the Company's psoriasis treatment products. See "Business-Excimer Laser System for the Treatment of Psoriasis," "Financial Statements and Supplementary Data" and "Certain Relationships and Related Transactions."



    The Company's ability to expand business operations is currently dependent on financing from external sources. There can be no assurance that changes in the Company's manufacturing and marketing research and development plans or other changes affecting the Company's operating expenses and business strategy will not result in the expenditure of such resources before such time or that the Company will be able to develop profitable operations prior to such date, or at all, or that the Company will not require additional financing at or prior to such time in order to continue operations. There can be no assurance that additional capital will be available on terms favorable to the Company, if at all. To the extent that additional capital is raised through the sale of additional equity or convertible debt securities, the issuance of such securities could result in additional dilution to the Company's stockholders. Moreover, the Company's cash requirements may vary materially from those now planned because of results of marketing, product testing, changes in the focus and direction of the Company's marketing programs, competitive and technological advances, the level of working capital required to sustain the Company's planned growth, litigation, operating results, including the extent and duration of operating losses, and other factors. In the event that the Company experiences the need for additional capital, and is not able to generate capital from financing sources or from future operations, management may be required to modify, suspend or discontinue the business plan of the Company. See "Risk Factors."



SEASONAL FACTORS



    Seasonality is not a significant factor in medical laser sales. Budgetary cycles and funding are spread out in various hospitals, chains and organizations, so that funding is not as cyclical as in the scientific laser market.



IMPACT OF INFLATION



    The Company has not operated in a highly inflationary period, and its management does not believe that inflation has had a material effect on sales or expenses.



RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS



    The Financial Accounting Standards Board ("FASB") recently issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted as of December 31, 1999. SFAS No. 133 establishes standards for reporting financial and descriptive information regarding derivatives and hedging activity. Since the Company does not have any derivative instruments, this standard will have no impact on the Company's financial position or results of operations.



    FASB 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" and FASB 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise," were issued in 1998 and are not expected to impact the Company's future financial statement disclosures, results of operations or financial position.



YEAR 2000



    One of the major challenges facing any company whose products or services rely on the operation of computers or other equipment containing computer chips is the issue of Year 2000 compliance. Many existing computer programs use only two digits to identify a year in the date field. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000.



    During the last eighteen months, the Company has maintained a program to reduce the risk from Year 2000 computer failures by its suppliers. Under this program, all key suppliers were contacted, or supplied or made available their Year 2000 readiness statements. Small vendors offering contract manufacturing services that were unresponsive to the requests for Year 2000 information are in each case one of multiple sources for the given service or product.



    The Company has inventory for all current orders, as well as orders anticipated in the first quarter of 2000. The Company's production methods require the use of electric power and other municipal provided services, but has been informed that these are Year 2000 compliant. The loss of power or water would not significantly impact scheduled production unless the condition exists for more than a week, although no assurance can be given to that effect.



    The Company's design and development system relies exclusively on a paper and hardcopy based system. There are documents created by computer aided systems, but all are subject to design control by hardcopy. Management believes that this design method protects the Company against catastrophic failure of any computer system, and although the loss of all of the Company's computer systems would slow the design process, it would not affect current designs, nor would it result in a loss of data, although no assurance can be given to that effect. In some cases, it could be necessary to restore or recreate data in electronic form, which could take several weeks to accomplish. Management believes that, in such a circumstance, the impact on the production of machines and on research and development to be small, although no assurance can be given to that effect.



    Since January 1, 2000, the Company has not experienced any adverse impact from the transition to the Year 2000, although no assurance can be given that the Company's suppliers or customers have not been affected in a manner that is not yet apparent. In addition, some computer programs may not have been programmed to process the Year 2000 as a leap year, and negative consequences therefrom remain unknown.



           QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK



    The Company is not currently exposed to market risks due to changes in interest rates and foreign currency rates and therefore the Company does not use derivative financial instruments to address risk management issues in connection with changes in interest rates and foreign currency rates.

                                    BUSINESS



    The following should be read in conjunction with the Company's Consolidated Financial Statements and the related Notes thereto, contained elsewhere in this Prospectus. This Prospectus contains forward-looking statements, which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Unless the context otherwise requires, the term "Company" refers to Laser Photonics, Laser Analytics and Acculase.



HISTORY OF THE COMPANY



    The Company historically has pursued a strategy of development of a wide range of laser products using different solid state lasers, including solid state Ruby, Nd: YAG, frequency-doubled Nd: YAG and Alexandrite lasers, all for medical applications. Since 1986, the Company has sold over 1,000 lasers, usually on a private label basis to other manufacturers. This strategy proved to be unsuccessful, in the opinion of current management of the Company as the Company generated revenues from the sale of numerous of its products, but was unable to operate profitably. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



    On May 13, 1994, the Company filed for Bankruptcy Reorganization. The Company was subsequently authorized to conduct its business operations as a debtor-in-possession subject to the jurisdiction of the Bankruptcy Court. The Plan included, among other things, that in exchange for the forgiveness of certain unsecured debt, the Company issued to its unsecured creditors shares of the Company's Common Stock in such an amount that, following the issuance of all Common Stock to be issued under the Plan, the unsecured creditors owned 1,000,000 shares of the Company's Common stock, representing 20% of the issued and outstanding shares of Common Stock of the Company. The shares of Common Stock of the Company's prior existing stockholders were canceled and reissued into 250,000 shares of Common Stock, which represented 5% of the then total issued and outstanding shares of Common Stock. The remaining 75% of the Company's Common Stock was owned by Helionetics.



    Acculase was founded in 1985 for the purpose of commercializing products that utilize its proprietary excimer laser and fiber optic technologies. Acculase has focused primarily on the development of medical products for the treatment of coronary heart disease.



    The Acculase excimer laser power source was developed to perform a variety of materials processing applications. The Acculase overall system, designated the pulsed excimer laser, was developed for microsurgical applications. The first medical application of the overall system, designated the excimer laser system, was approved by the FDA under IDE No. G920163 for use in the treatment of occlusive coronary artery disease as an adjunct to CABG. Acculase chose not to pursue completion of such IDE due to the lack of funds to pay the costs of and to recruit patients into the necessary studies.



    Due to the limited financial resources of the Company, the Company's strategy changed in 1997 to focus its efforts on the Company's excimer laser technology in order to develop a broad base of excimer laser and excimer laser delivery products for medical applications. The Company believes that excimer laser technology provides the basis for reliable cost-effective systems that will increasingly be used in connection with a variety of applications. The Company is engaged in the development of proprietary excimer laser and fiber optic equipment and techniques directed initially toward the treatment of psoriasis and coronary heart disease, as well as other medical applications.



BUSINESS OF THE COMPANY



    The Company is engaged in the development, manufacturing and marketing of proprietary excimer laser and fiber optic equipment and techniques directed toward the treatment of psoriasis and cardiovascular and vascular disease. The Company anticipates developing such equipment and technologies to treat other medical problems as well as non-medical applications. However, no assurance to this effect can be given.

    The Company's initial medical applications for its excimer laser technology are intended to be used in the treatment of psoriasis and cardiovascular disease.



    The Company began testing its excimer laser system for the treatment of psoriasis at MGH in 1998 with a Dose Response Study under IRB approval. The final data from this study was collected in December, 1998. This data served as the basis for a 510(k) submission to the FDA on August 27, 1999. On January 27, 2000 the FDA issued the 510(k) for the Company's psoriasis treatment products. The Company's psoriasis treatment system has been determined to be substantially equivalent to currently marketed devices for the treatment of psoriasis. Despite the receipt of a 510(k) for the Company's psoriasis treatment products, the Company must raise at least $5,000,000 to implement a marketing plan for the Company's psoriasis treatment products. The plan is not yet completed and the Company is seeking the financing required. No assurance can be given that the necessary funds will be raised and if raised that the Company will be able to successfully implement a marketing plan. As of the date of this Prospectus, the Company has entered into a letter of intent with ING for the ING Financing, in the amount of up to $20,000,000, which the Company's anticipates will provide the financing required to accomplish the rollout of the Company's psoriasis product and for working capital for at least 13 months. The date when this financing is to be completed has not yet been determined. No assurance can be given that the ING Financing will be completed or if completed will provide adequate funds for the Company to have a successful introduction of the Company's psoriasis treatment products.



    The Company's cardiovascular and vascular applications are in connection with an experimental procedure known as TMR, in which the Company's TMR System is currently in Phase I Human Clinical trials. The Company and Baxter are engaged in a strategic alliance for the development and marketing of excimer laser products for TMR.



    The Company entered into certain agreements with respect to the manufacturing and marketing of its excimer lasers and delivery systems in 1997 with Baxter. Although the Company has developed a strategic alliance with Baxter related to the Company's excimer lasers for the treatment of cardiovascular and vascular disease using the TMR System, there can be no assurances that the Company will ever develop significant revenues or profitable operations with respect to the Company's TMR System. See "Business--Strategic Alliance with Baxter Healthcare Corporation" and "Business--Excimer Laser Systems for the Treatment of Psoriasis."



    RELATIONSHIP WITH ACCULASE SUBSIDIARY. Laser Photonics owns 76.1% of the issued and outstanding common stock of Acculase. In addition to Laser Photonics, there are approximately eight other stockholders of Acculase, including certain former officers and directors of the Company. Helionetics filed a petition for bankruptcy reorganization in 1997 and is no longer a stockholder of Acculase. Acculase owns certain technologies related to the Company's excimer lasers and their delivery systems. The loss of any of these technologies to the Company could have a material adverse effect upon the business of the Company. See "Business--Strategic Alliance with Baxter Healthcare Corporation" and "Business--Intellectual Property."



    In the early 1990's, Acculase was unable to raise equity or debt financing to further the development of its excimer laser technology. Only with the initial assistance of Helionetics, and that of Laser Photonics, was Acculase able to obtain the capital needed to develop its excimer laser products and, consequently, develop the business relationship with Baxter. See "Business--Strategic Alliance with Baxter Healthcare Corporation."



    Of the stockholders of Acculase, only Laser Photonics participates in the day-to-day management of Acculase or contributes any financing to the operations or the development of Acculase. Laser Photonics has been required to engage in significant financing activities since 1997 to obtain the funding necessary to support Acculase's ability to develop its excimer laser products. Acculase has been unable to raise money throughout its history, largely because it is and has been a privately owned company. Acculase has had to rely upon the Company, since the Company obtained control of the 76.1% of the common stock of

Acculase, in 1995, to raise financing to capitalize the development of its excimer lasers. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Certain Relationships and Related Transactions."



    On September 18, 1997, Laser Photonics, PMG and Baxter agreed, in connection with fulfilling the obligations of the parties under the Baxter Agreement, that Laser Photonics needed to acquire a license (the "Lasersight License") from Lasersight Patents, Inc. ("Lasersight"), an unaffiliated third party, for certain patents which relate to the use of excimer lasers for the cardiovascular and vascular markets. On September 23, 1997, Baxter purchased certain patent rights to related patents from Lasersight for $4,000,000, and in December, 1997, Laser Photonics received from Baxter the Lasersight License. Laser Photonics then paid $4,000,000 to Baxter for the transfer of the Lasersight License, having raised the funds from a private placement of Laser Photonics securities. In the event that Baxter terminates the Baxter Agreement, Baxter will grant to Laser Photonics an exclusive sublicense of all of Baxter's rights under the Lasersight License. In such event, Laser Photonics will acknowledge and agree that upon the grant of such exclusive sublicense, Laser Photonics will assume all obligations and liabilities of Baxter under the Lasersight License. See "Business--Excimer Laser System for Treatment of TMR Strategic Alliance with Baxter Healthcare Corporation," "Business--Intellectual Property" and "Certain Relationships and Related Transactions."



    Management of the Company believes that the provision of financing and management assistance to Acculase has provided a significant benefit in the development of the Acculase technology to Acculase and the Acculase stockholders, other than the Company, and that Acculase could not have obtained any of these benefits without the financial and management assistance provided by Laser Photonics. This has resulted in significant dilution in ownership of Laser Photonics to the stockholders of Laser Photonics, without dilution to the ownership interest of the stockholders of Acculase. Laser Photonics has lent, paid or assumed obligations of Acculase which are at least $6,700,000 to pay payroll of employees and other operations and obligations. All such amounts lent to Acculase were lent without any date certain as to when such loans would be repaid. In addition, Laser Photonics has issued 821,986 options as incentives to employees to work for Acculase.



    Management of the Company believes that this situation will continue until such time as Acculase is generating enough revenue that it can finance its operations from internally generated cash flow. No assurance can be given that Acculase will ever be able to finance its operations from internally generated cash flow. Thus, the Company may have to continue to dilute the ownership of the stockholders of Laser Photonics indefinitely. The Boards of Directors of the Company and Acculase have voted to merge. The exact ratio of the anticipated exchange of Acculase common stock for Common Stock of the Company will be determined by the receipt of separate fairness opinions from investment bankers to be hired by each of the Boards of Directors. Because of the majority ownership of Acculase by the Company, the Company controls a sufficient number of the issued and outstanding shares of Acculase in order to approve the proposed reorganization. However, generally, under California law, when a dissenting stockholder opposes a reorganization, such as a merger in which the stockholders of Acculase may be required to accept shares of Laser Photonics in consideration for the exchange of their shares in Acculase, the exclusive remedy of the dissenting stockholder is the right to receive the appraised cash value of his shares in Acculase.



    However, the case where one entity (such as Laser Photonics) controls both corporations which are the subject of the proposed reorganization, the stockholders of the controlled entity (in this case Acculase), may be entitled to institute an action to attack the validity of the reorganization or to have the reorganization set aside or rescinded. There can be no assurance that any of the Acculase stockholders will not file such an action, or that a court will not set aside the proposed reorganization transaction.



    In the event that some or all of the Acculase stockholders exercise their appraisal rights, decline to accept the terms of the proposed exchange of Laser Photonics Common Stock for Acculase common stock, and wish to receive cash in lieu thereof, and the aggregate amount sought by the Acculase stockholders exceeds an amount to be determined by the Board of Directors, the Company will reserve the right to terminate the reorganization until such time as the Company has adequate cash to cash out those Acculase stockholders who exercise their appraisal rights.



EXCIMER LASERS TECHNOLOGY



    The basis of the Company's business is its excimer laser technology. The word "excimer" is short hand for excited dimer. A dimer describes a molecule formed, by means of a catalyst, from two or more atoms. Solid state lasers using, for example, a crystalline substance and medium may contain both excited dimers and dimers in non-excited or "ground" state. In such devices, power is supplied to increase the percentage of dimers, which are excited. In general, such laser beams are in the infrared end of the light wave spectrum and create a great deal of heat.



    An excimer laser uses a medium in which the dimers exist only in the excited state. The Company, using xenon chloride gas as a medium, pumps electricity in and generates excited dimers. This system creates and excites the dimers at the same time. Once the power is shut off, the dimers cease to exist. This type of laser usually, though not always, generates beams in the ultraviolet ("UV") end of the light wave spectrum. The wavelength of the beam depends largely on the type of gas used. In the case of the Company's laser technology, the wavelengths may vary between 174 nm and 351 nm.



    Many lasers cut things, but different lasers do so in different ways. An excimer laser, sometimes called a "cold laser," having photon energy greater than most organic bonds, cuts organic material by directly breaking bonds that hold the organic material together ("photoablation"). Other lasers, sometimes called "hot lasers," involve vibrating water molecules, which create steam, and which in turn cut organic material ("thermal ablation").



    Management of the Company believes that a cold laser has significant advantages over a hot laser. However, no assurance to this effect can be given. The Company's competitors for the TMR System, PLC and Eclipse, are using either a homium (Ho:YAG) laser technology or CO2 laser technology (both of which are hot lasers). Most of the myocardium (75%-80%) is composed of water, while the rest is organic material. The technologies of the Company's competitors require a surgeon or cardiologist to send one or more high-energy "pulses" through the myocardium to create the desired channels. These high-energy pulses are absorbed by the water in the myocardium. These high-energy pulses cause the water in the myocardium to turn to steam while ablation is taking place. The conversion of water to steam is accompanied by a volume increase of approximately 1,500 times. In the opinion of management of the Company, it is likely that the steam created from this thermal ablation will travel into the tissue surrounding the TMR channels, which can greatly extend the zone of thermal injury. The patients who might benefit from this type of treatment already have compromised cardiac function and cannot afford to lose additional muscle function around each channel to thermal injury. In contrast to the use of the Ho:YAG and the CO2 lasers, the excimer laser is not absorbed by water and thus there is little or no steam created by photoablation. Management believes that no thermal injury occurs from photoablation. However, no assurance to this effect can be given. There can be both mechanical and chemical effects to the myocardium by using the excimer laser. These mechanical and chemical effects include the creation of gases and the vaporization of water. The bubbles created by this creation of gases and vaporization of water can cause tearing in tissue within the myocardium, which is not considered by management of the Company to be significant. The use of the Ho:YAG and the CO2 lasers also causes this type of vapor bubble formation. See "Business--Competition."



    Some of the companies attempting to develop laser driven TMR technologies use flexible fibers capable of delivering the laser energy either through a small incision in the chest or percutaneously through a catheter inserted in the femoral artery in the groin. This method of delivering laser energy has certain obstacles in optimizing the delivery of that energy. Management of the Company believes that using an excimer laser has the following additional benefits over hot lasers: (i) creation of TMR channels will avoid the formation of steam bubbles to the brain; and (ii) the excimer laser allows for the more rapid


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creation of TMR channels (discussed below) leading to less operating room time.
See "Business--Strategic Alliance with Baxter Healthcare Corporation."



EXCIMER LASER SYSTEM FOR THE TREATMENT OF PSORIASIS.



    GENERAL. As of the date of this Prospectus, the Company has developed an excimer laser and laser delivery system for the treatment of psoriasis. Psoriasis or autogenic skin cell proliferation is a chronic inflammatory skin disease for which there is no known cure, but for which there are many different treatments, both topical and systemic, that can clear psoriasis for periods of time. Plaque psoriasis, the most common form, is characterized by inflamed lesions topped with silvery white scales. Psoriasis can be limited to a few plaques or it can cover moderate to extensive areas of skin. No one knows exactly what causes psoriasis, although it is believed to be an immune medical disorder. Normal skin cells mature in 28 to 30 days, but psoriasis skin cells take only three to six days to mature, thus creating the silvery white scales.



    According to the National Psoriasis Foundation ("NPF"), there are three
(3) approaches to treat psoriasis: topical therapy (creams and lotions), phototherapy (PUVA and UVB) and systemic medications. The Company's excimer laser technology for the treatment of psoriasis, if successful, is intended to replace and/or augment all of the current treatment modalities.



    The NPF estimates that psoriasis that affects more than 7 million Americans and that between 150,000 and 260,000 new cases occur each year. An estimated 10% to 20% of the afflicted eventually contract psoriatic arthritis, which attacks the ligaments around joints. Both genders are affected by the condition, being slightly more prevalent among women. Approximately 10% to 15% of the people who suffer from psoriasis are under the age of ten. The NPF further estimates that over 1,500,000 patients suffering from psoriasis are treated by dermatologists each year and that the overall current yearly cost to treat psoriasis estimated to be from $1.6 to $3.2 billion. In addition to cost, the NPF estimates that 56 million hours of work are lost each year by psoriasis sufferers. Approximately 400 people in the United States per year die from complications caused by psoriasis. An additional 400 people per year receive Social Security benefits for disability due to psoriasis symptoms each year. Management of the Company believes that one-half or more of all psoriasis sufferers respond to currently available ultraviolet light treatments, which could receive the benefits of the Company's proposed treatment. According to the NPF, UVB treatments are considered to be one of the most effective therapies for moderate to severe psoriasis with the least risk. However, no assurance to this effect can be given.



    AGREEMENTS WITH MASSACHUSETTS GENERAL HOSPITAL. On March 17, 1998, the Company entered into a clinical trial agreement with MGH (the "Clinical Trial Agreement") to compare the effect of excimer laser light using its excimer laser technology to the current UVB treatment being used to treat psoriasis. The Company provided prototype laser equipment for pre-clinical dose response studies. The Company has agreed to support the clinical trials with a research grant of approximately $160,000, of which $50,000 has been paid as of the date of this Prospectus. The final data from the study was collected in December, 1998, and formed the basis for a 510(k) submission to the FDA on August 4, 1999. On January 27, 2000, the Company's 510(k) was issued by the FDA establishing the Company's excimer laser psoriasis system has been determined to be substantially equivalent to currently marketed devices for the treatment of psoriasis. See "Business--Government Regulation," "Business--Markets and Marketing," "Business--Competition" and "Business--Intellectual Property."



    The Company believes that its excimer laser system for treating psoriasis may replace and/or augment the current phototherapy modalities in use to treat the symptoms of psoriasis. The Company has tested its excimer laser system, as it compares to the UVB therapy currently being extensively used to control psoriasis. In using UVB, the patient stands in a light box lined with special UVB lamps and the whole body is radiated (other than protected areas such as eyes and genitals). The need for long periods of treatment is due to the fact that the healthy skin, as well as the psoriasis affected skin, is being treated in the light boxes, so that the dosage or radiation must be controlled or the patient will be severely burned. The Company's excimer laser, however, can be used to treat only the skin area that is affected by psoriasis. Since it is believed that skin that is affected by psoriasis is not as susceptible to UVB radiation, the Company believes that a high dose of UVB applied directly to the affected area significantly reduces the number of treatments and the time needed to control psoriasis.



    On November 26, 1997, the Company and MGH entered into the MGH Agreement, pursuant to which the Company paid $37,500 to MGH, and has further agreed to pay MGH $50,000 upon issuance by the United States Patent and Trademark Office of any patent right (which has not yet occurred as of the date of this Prospectus) and an additional $50,000 upon approval by the FDA of the first 510(k), PMA or PMA Supplement (which has not occurred as of the date of this Prospectus).



    Under the MGH Agreement, the Company obtained an exclusive, worldwide, royalty-bearing license from MGH to develop, manufacture, use and sell products, utilizing a pending patent which incorporates certain technology of MGH, related to the diagnosis and treatment of certain dermatological conditions and diseases, particularly psoriasis. Beginning with the first commercial sale of the products in any country, on any sales of products made anywhere in the world by the Company, or its affiliates and sublicensees, the Company has agreed to pay royalties to MGH, as follows: (i) 4% of the net sales price, so long as the products manufactured, used or sold are covered by a valid claim of patent licensed exclusively to the Company; (ii) 2% of the net sales price whenever the products manufactured, used or sold are covered by a valid claim licensed exclusively to the Company; and (iii) 1% of the net sales price whenever the products manufactured, used or sold, on which no royalty is payable under items
(i) and (ii) above, during the ten year period following the first commercial sales anywhere in the world. In addition to the royalties provided for above, the Company has agreed to pay MGH 25% of any and all non-royalty income, including license fees and milestone payments received from affiliates or sublicensees of the Company. See "Business--Intellectual Property."



    The licensed technology is the subject of a currently pending provisional patent application filed with the United States Patent and Trademark Office by MGH. As of the date of this Prospectus, the pending patent has not been approved. The Company has agreed to use its best efforts to develop and make commercially available products with respect to the licensed technology within certain time frames defined in the MGH Agreement, or MGH may have the right to cancel the exclusive license or convert any exclusive license to a non-exclusive license. See "Business--Intellectual Property."



    TREATMENT OF PSORIASIS USING EXCIMER LASERS. The Company expects that the number of treatments that will be needed to control psoriasis using the Company's excimer laser treatment system should decrease from over 30 to less than 10. Further, the Company estimates that the typical treatment time using the Company's excimer laser treatment system will be greatly reduced. However, no assurance to this effect can be given. The other benefits to the use of the Company's excimer laser treatment system should be to reduce or eliminate the side effects of current treatment modalities. UVB treatments have the same long term effects as chronic sun exposure, which causes skin cancer and/or premature skin aging. It is hoped that by treating only the psoriasis affected skin with the Company's excimer laser treatment system, total radiation dosage will be reduced, thereby reducing the chances of cancer and premature skin aging. However, no assurances to this effect can be given.



    The Company's excimer laser equipment designed to treat psoriasis generates UV light with a wavelength of 308 nm. The UVB light currently being used in phototherapy of psoriasis has a wavelength of 310 nm. The Company believes that the Company's excimer laser treatment system will be effective in replacing other methods of treating psoriasis with UVB light. However, no assurance to this effect can be given. The Company believes that the use of fiber optics to deliver UV light allows for precise control of the light and an ability to deliver the light to areas that are currently not excisable with standard treatments (i.e., the scalp). The Company believes that its excimer laser treatment system should become the preferred method to treat many psoriasis plaques because management believes that it can intensely treat affected areas without affecting healthy skin with radiation that would otherwise cause adverse side effects. Current UVB therapy cannot deliver such dosages without causing sickness as a result of radiation. The more intense excimer plaque doses will result in faster and fewer visits, all with fewer side effects. The very narrow band of radiation from the excimer laser will also help avoid potential mutanagenic effects of broadband UV light sources. There can be no assurances that the Company's excimer laser technology will be successful in treating psoriasis or result in commercially viable products. See "Business--Government Regulation."



    On January 2, 1998, the Company and R. Rox Anderson, M.D. ("Anderson"), entered into a consulting agreement (the "Anderson Agreement"), wherein Anderson agreed to provide consulting services to the Company in connection with an IDE for the development of data in connection with the proposed psoriasis treatment products the Company is attempting to develop. Anderson is paid at the rate of $1,000 per day, when services are provided specifically at the request of the Company. As of May 21, 1999, the Company established a Scientific Advisory Committee, of which Dr. Anderson is the Chairman, for the purpose of providing management with critical analysis of business opportunities and potential strategies for the Company's excimer laser business. See "Management--Scientific Advisory Board."



EXCIMER LASER SYSTEM FOR TREATMENT OF TMR



    GENERAL. Heart muscle, like all tissues of the body, must be constantly supplied with oxygen in order to function effectively. Oxygen is delivered to the myocardium by the blood, which is distributed to the myocardium through the right and left coronary arteries. If these arteries are narrowed or blocked as a result of atherosclerosis, oxygen-rich blood cannot supply the metabolic demand of the myocardium. Cardiovascular disease eventually may cause ischemia myocardium (oxygen-starved heart tissue), often evidenced by severe and debilitating angina (chest pains caused by lack of oxygen to the heart muscle), which can progress to myocardial infarction (the death of an area of the heart muscle). Advanced multi-vessel ischemic heart disease is typically treated with bypass surgery.



    The Company's TMR System for the treatment of coronary heart disease creates new channels for blood to flow to ischemic (oxygen-starved) heart muscle tissue. Rather than opening narrowed coronary arteries, the TMR System is intended to treat ischemic myocardium directly. This is accomplished by lasing small channels through ischemic areas of the heart, which connect directly with the left ventricle of the heart, a reservoir of oxygen-rich blood. Management believes that these channels may provide new pathways for blood flow into the heart muscle. However, there can be no assurances to this effect.



    CARDIOVASCULAR DISEASE AND ALTERNATIVE TREATMENT METHODS. According to the American Heart Association, cardiovascular disease, the partial or total blockage of arteries, is the leading cause of death and disability in the United States. Coronary artery disease accounts for approximately one million, or one-half, of all deaths in the United States annually. Approximately 1,500,000 new cases of heart attacks or angina are reported each year. Over 13,000,000 Americans suffer from coronary heart disease and 350,000 new cases of heart disease are diagnosed every year in the United States.



    Atherosclerosis, the principal form of cardiovascular disease, is characterized by a progressive narrowing of the coronary arteries due to accumulated plaque (lesions) on the walls of the arteries, which supply oxygenated blood to the heart, potentially resulting in angina and damage to the heart. Typically, the condition worsens over time and often leads to heart attack or death. More than 6,000,000 Americans experience anginal symptoms per year. Drug therapy may be effective for mild cases of coronary artery disease and angina, either through medical effects on the arteries that improve blood flow without reducing plaque or by decreasing the rate of formation of additional plaque (i.e., by reducing blood levels of cholesterol).



    The primary therapeutic options for treatment of coronary artery disease are drug therapy, PTCA or balloon angioplasty, including techniques, which augment or replace PTCA, such as stent placement and atherectomy, and CABG or open heart bypass surgery. The objective of each of the different approaches is to increase blood flow through the coronary arteries to the heart. According to the American Hospital

Association, approximately 1,100 hospitals in the United States perform cardiovascular related surgical procedures.



    According to the 1998 Heart and Stroke Facts Statistics published by the American Heart Association, approximately 573,000 coronary bypass operations were performed on 360,000 patients and 434,000 balloon angioplasty procedures were performed in the United States on approximately 408,000 patients in 1995. The American Heart Association estimates the cost of cardiovascular disease in 1997 at $259.1 billion, including physician and nursing services, hospital and nursing home services, medications and lost productivity resulting from disability. Hospital charges for bypass surgery are typically between $25,000 to $45,000, and bypass surgery requires prolonged hospitalization and extensive recuperation periods. The Company estimates that approximately $700,000,000 of this market would have been applicable to the Company's TMR System, had it been approved by the FDA in 1997, for use for TMR procedures that are not an adjunct to coronary graft bypass surgery. However, no assurance to this effect can be given.



    CABG is an open chest procedure developed in the 1960s in which conduit vessels are taken from elsewhere in the body and grafted to the blocked coronary arteries so that blood can bypass the blockage. CABG typically requires use of a heart-lung machine to render the heart inactive (to allow the surgeon to operate on a still, relatively bloodless heart) and involves prolonged hospitalization and patient recovery periods. Accordingly, it is generally reserved for patients with severe cases of coronary artery disease or those who have previously failed to receive adequate relief of their symptoms from PTCA or related techniques. Unfortunately, most bypass grafts fail within one to fifteen years following the procedure. Repeating the surgery ("re-do bypass surgery") is possible, but is made more difficult because of scar tissue and adhesions that typically form as a result of the first operation. The American Heart Journal estimates that 12% of all CABG procedures in the United States are re-do bypass surgeries. Moreover, for many patients, CABG is inadvisable for various reasons, such as the severity of the patient's overall condition, the extent of coronary artery disease or the small size of the blocked arteries.



    PTCA is a less-invasive alternative to CABG, which was introduced as an approved procedure in the early 1980s. PTCA is a procedure in which a balloon-tipped catheter is inserted into an artery, typically near the groin, and guided to the areas of blockage in the coronary arteries. The balloon is then inflated and deflated at each blockage site, thereby rupturing the blockage and stretching the vessel. Although the procedure is usually successful in widening the blocked channel, the artery often renarrows within six months of the procedure, a process called "restenosis," often necessitating a repeat procedure. A variety of techniques for use in conjunction with PTCA have been developed in an attempt to reduce the frequency of restenosis, including stent placement and atherectomy. Stents are small metal frames delivered to the area of blockage using a balloon catheter that is deployed or expanded within the coronary artery. The stent is a permanent implant intended to keep the channel open. Atherectomy is a means of using mechanical, laser or other techniques at the tip of a catheter to cut or grind away plaque.



    When these treatment options are exhausted, the patient is left with no viable surgical alternative other than, in limited cases, heart transplantation. TMR, currently under clinical investigation by the Company and available from certain other companies, offers potential relief to a large class of patients with end stage heart disease. There are an estimated 120,000 people worldwide per year that qualify for TMR under the conditions set forth above.



    STRATEGIC ALLIANCE WITH BAXTER HEALTHCARE CORPORATION. On August 19, 1997, Acculase and Baxter executed the Baxter Agreement, which provides for an alliance with Baxter in which the Acculase granted to Baxter an exclusive worldwide right and license to manufacture and sell the Company's TMR System consisting of certain excimer laser technology products relating to the treatment of cardiovascular and vascular disease and the disposable products associated therewith. The Company agreed to manufacture the TMR System to the specifications of Baxter at a schedule of prices, based upon the volume of TMR Systems purchased by Baxter from the Company. Pursuant to the Baxter Agreement, the Company agreed, for a period of five years, not to engage in any business competitive with the laser products licensed by Baxter. Further, Baxter maintains, pursuant to the Baxter Agreement, a security interest in all patents owned by the Company related to the TMR System to secure the Company's performance under the Baxter Agreement and licenses. Failure of the Company to perform its obligations under the Baxter Agreement could result in the loss of the patents subject to such security interest. The Baxter Agreement expires upon the expiration of the last to expire of the licensed patents, which is currently scheduled to expire in 2008. However, Baxter may terminate the Baxter Agreement at any time upon five days' written notice. Due to Baxter's strong worldwide marketing presence, relationships with leading clinicians and regulatory expertise, Baxter is absorbing many of the significant expenses of bringing the Company's TMR products to market. See "Business--Intellectual Property," "Business--Research and Development" and "Business--Markets and Marketing."



    Pursuant to the terms of the Baxter Agreement, Baxter has delivered the first two TMR Systems to Baxter. Baxter has paid the Company an aggregate of $1,959,000, which includes certain advances for additional excimer laser systems and CE Mark compliance (which has been obtained), a requirement for Baxter to sell the TMR Systems within the EEA. In addition, Baxter has agreed to: (i) pay to the Company a royalty of 5% of the sales price received for each disposable product sold in the United States and 10% of the sales price received for each disposable product sold throughout the rest of the world, or if the laser equipment is sold on a "per treatment" basis, the imputed average sales price based on average sales other than on a "per treatment" basis, calculated quarterly for such disposable products sold, adjusted to amortize and recapture, over a 36-month period, Baxter's cost of manufacturing such products;
(ii) purchase from the Company certain existing excimer laser systems for cardiovascular and vascular disease; (iii) fund the total cost of obtaining regulatory approvals worldwide for the use of the TMR System for the treatment of cardiovascular and vascular disease; (iv) fund all sales and marketing costs related to the introduction and marketing of the TMR System to treat cardiovascular and vascular disease; and (v) pay a per unit price on a reducing scale from $75,000 to $45,000 per TMR System, based on the number of TMR Systems purchased by Baxter. Prices for TMR Systems may be adjusted annually after three years, based upon changes in costs of materials (but not overhead or profit margin). See "Business--Government Regulation," "Business--Markets and Marketing," "Business--Competition" and "Business--Intellectual Property."



    In September, 1997, the Company, PMG and Baxter agreed, in connection with fulfilling the obligations of the parties under the Baxter Agreement, that the Company needed to acquire the Lasersight License, for a certain patent, which relates to the use of excimer lasers for the cardiovascular and vascular markets. On September 23, 1997, Baxter purchased certain patents rights to related patents from Lasersight for $4,000,000. In December, 1997, the Company acquired from Baxter a license to the patent rights for $4,000,000, from the proceeds of a private placement of the Company's securities. See "Business--Intellectual Property" and "Certain Relationships and Related Transactions."



    TMR TREATMENT USING EXCIMER LASERS. TMR is a surgical procedure, which may be performed on the beating heart, in which a laser device is used to create pathways through the myocardium directly into the heart chamber and as an adjunct to coronary graft bypass surgery. The pathways through the myocardium are intended to enable improved perfusion, or blood supply, to the myocardium from the heart chamber, reducing angina in the patient. TMR potentially can be performed using any of several different surgical approaches, including open chest surgery, minimally invasive surgery through small openings in the chest or percutaneous surgery, involving the use of a laser-tipped catheter threaded through a peripheral artery. The Company is pursuing a treatment protocol using small openings in the chest for better access to the myocardium. In connection with TMR as an adjunct to open heart surgery, the treatment protocol calls for the patient's chest to be open. TMR, in some protocols, is designed to be less invasive and less expensive than bypass surgery. Also, TMR may be useful in conjunction with angioplasty or bypass surgery to obtain more complete revascularization. TMR potentially offers end-stage heart disease patients, who are not candidates for PTCA or CABG, a means to alleviate their symptoms and improve their quality of life. No assurance can be given that the TMR System will be found to be effective in relieving symptoms of CAD or that it will receive government approval for commercialization. See "Business--Government Regulation."

    The main challenge in treating atherosclerosis is to allow blood flow to the heart muscle without significantly damaging the heart. TMR does not target the coronary arteries for treatment. During the TMR procedure, the patient is given general anesthesia, and an incision is made in the patient's side between the ribs exposing the heart. Laser systems competitive with the TMR System use much greater energy and power levels, and are required to synchronize the laser pulse with the electrocardiogram to protect the patient from adverse arrhythmias, or excessive energy levels, if the heart is not full of blood, thereby acting as a laser pulse "backstop." The TMR System does not need this synchronization due to the lower overall power and energy requirements of the excimer laser. Animal research results using the Company's TMR System have indicated excimer laser channels remain open for extended periods of time, whereas no such data is available from any of the other competitive laser TMR products. Management believes that these open channels may provide pathways for oxygenated blood from the ventricle to the heart muscle to get into the heart muscle, which is the ultimate purpose of such procedures as CABG and angioplasty. However, no assurance to this effect can be given.



    Based on clinical results to date, the Company believes that its TMR System will provide the following benefits, including: (i) use as an alternative to bypass or angioplasty procedures or on patients who would otherwise not be suitable for coronary bypass surgery; (ii) the TMR System may allow the surgeon to provide oxygenated blood to areas of the heart muscle that are not accessible by coronary bypass grafts. With the advent of these procedures, where CABG surgery is performed on a beating heart, management believes that TMR will be an effective complement to this procedure. TMR can be performed on the anterior, posterior and lateral walls of the heart, while the procedures usually are only performed on the anterior wall of the heart; (iii) management believes the medical costs associated with the use of the TMR System will be less than the costs of traditional bypass surgery, which requires a larger surgical team, more supporting equipment and a longer hospital stay. The cost of TMR in some situations may also be less than angioplasty, when combinations of additional devices, such as atherectomy catheters, stents or intravascular ultrasound, are required; (iv) since the use of the TMR System is less invasive and does not involve stopping and starting the heart, the patient may recover more quickly than if conventional bypass techniques were used, with a potentially reduced risk of complications, as compared with the risks associated with bypass surgery; and (v) TMR may potentially be used on post-transplant patients suffering from chronic rejection atherosclerosis. Presently, the only treatment for this condition is re-transplantation. No assurance can be given that any of these benefits will be obtained by patients receiving TMR or that, if they are, such benefits will result in revenues or profitable operations to the Company, or the FDA will approve the TMR System. See "Business--Government Regulation."



SALE OF THE COMPANY'S NON-EXCIMER LASER ASSETS AND BUSINESS



    Due to the Company's focus on excimer laser technology, the Company is in the process of selling all of the Company's non-excimer laser businesses. The Company historically developed a wide range of laser products using different solid state lasers. This strategy proved to be unsuccessful, in the opinion of current management of the Company, as the Company generated revenues from the sale of numerous of its products, but was unable to operate profitably. Due to the limited financial resources of the Company, the Company's strategy changed in 1997 to focus its efforts on excimer laser technology in order to develop a broad base of excimer laser and excimer laser delivery products for both medical and non-medical applications. The Company's non-excimer laser business that is to be sold involved laser applications and products, which have been sold in two markets, medical applications and scientific applications.



    As of January 4, 1999, the Company entered into the Asset Purchase Agreement, which provides that the Buyer will pay and/or assume an aggregate of $1,200,000 of the accrued and unpaid accounts payable and/or other debts of the Company. Completion of this transaction will result in the sale of all of the Company's non-excimer laser business assets. Management's decision to sell the assets of the Company's business operations not related to the Company's excimer laser technology will result in the divestiture of the Company's business operations, which generated approximately 74% of the Company's revenues for the period from January 1, 1998 through September 30, 1999. The closing of the sale of the assets to the

Buyer has been delayed by reason of the difficulties being experienced by the Buyer in finding financing to complete the purchase. The Company has orally extended the closing from month to month while the Buyer continues to pursue the required financing. During the pendency of the closing, since January 1999, the Buyer has been funding a portion of the negative cash flow of the operations of Laser Analytics from its own funds. If the proposed sale of assets has not closed by the end of the first quarter of 2000, it is the Company's intention to shut down all of the operations of the Company, other then the Carlsbad operation of Laser Photonics and Acculase, and pay off any debts that are unpaid at that time from the proceeds from the August 9, 1999 Financing. This would leave the Company with only those portions of the operation that deal with excimer laser technology. See "Business" and "Financial Statements."



    THE COMPANY'S FORMER LASER PRODUCTS. The Company has historically produced other laser applications and products. These lasers were sold in two markets, medical applications and scientific applications.



    In the first of these markets, the Company developed a number of medical lasers, such as Ruby Laser Systems, ND: YAG Laser Systems and Alexandrite Laser Systems. Only the Ruby Laser System has generated any meaningful revenues to the Company since 1995. Set forth below is a brief summary of the Company's non-excimer medical laser systems. None of the Company's financial resources are being expended on these products because the Company has focused its resources on the Company's laser products for treating psoriasis and the TMR System:



    RUBY LASER SYSTEM. The use of solid-state laser systems, such as dermatology for the treatment of benign pigmented lesions of the skin, such as nevus of ota, moles, age spots and tattoos, represents an extension of the Company's scientific ruby laser technology, a technology that was one of the earliest laser systems developed by the Company for commercial use. Laser energy created by the ruby laser is highly absorbed by pigmented lesions, but poorly absorbed by normal skin. Using the ruby laser system, therefore, allows the physician to treat the skin lesion effectively without anesthesia and without causing normal pigmented changes or scarring. The Company began manufacturing and shipping these systems in August, 1991 on a private label basis. The manufacturing/distribution agreement with the customer officially terminated in 1993. In May, 1995, the Company resumed production of the ruby laser using a distributor network for marketing the product. Ruby laser revenue for fiscal years ended December 31, 1996, 1997 and 1998, were $37,000, $180,000 and
$65,000, respectively. Sales were limited due to prolonged engineering time to develop the higher energy, longer pulse width system and by the inability of the Company's customer to establish a strong distribution network while awaiting the upgraded product.



    SCIENTIFIC LASER SYSTEMS. The Company's scientific products had been sold into niche markets for use principally in applications such as spectroscopy, calibration, alignment and ultra-fast event measurement by universities, government and private industry research laboratories. The Company had manufactured and marketed scientific products based on a wide range of technologies which include: nitrogen laser systems, nitrogen pumped dye laser systems, solid state mid infrared laser systems, as well as laser diodes and laser diode spectrometers.



    In February, 1989, the Company acquired Laser Analytics, formerly a wholly-owned subsidiary of Spectra Physics, Inc., an unaffiliated third party. From the date of the acquisition until the date of this Prospectus, the Company has funded the continued development efforts focused primarily on improvements in the production of tunable infrared laser diodes. This technology uses a spectrometer based on the Company's tunable infrared laser diode to measure naturally occurring, non-radioactive stable isotopes in exhaled breath. These measurements are useful in diagnosing such medical problems as diabetes, lung and liver dysfunction and digestive tract diseases, such as the detection of helicobacter pylori, which has been shown to be a precursor to liver and stomach cancer.



    The Company's tunable diode lasers are based on lead-salt semiconductor technology for use in advanced research, such as high-resolution molecular spectroscopy, combustion diagnostic studies and atmospheric chemistry. These are "high end" instruments designed for research, which require a high level of sophistication and performance. These lasers are sold both as a standardized unit and as a customized unit. In addition, the Company has designed a system using the tunable diode laser technology for pollution monitoring applications.



GOVERNMENT REGULATION



    The Company's proposed products and its research and development activities are subject to regulation by numerous governmental authorities, principally, the FDA and corresponding state and foreign regulatory agencies. The FDC Act, the regulations promulgated thereunder, and other federal and state statutes and regulations, govern, among other things, the pre-clinical and clinical testing, design, manufacture, safety, efficacy, labeling, storage, record keeping, advertising and promotion of medical devices and drugs, including the products currently under development by the Company. Product development and approval within this regulatory framework takes a number of years and involves the expenditure of substantial resources.



    UNITED STATES PRODUCT REGULATION. In the United States, medical devices are classified into three different classes, Class I, II and III, on the basis of controls deemed necessary to reasonably ensure the safety and effectiveness of the device. Class I devices are subject to general controls (i.e. labeling, pre-market notification and adherence to the FDA's GMP requirements and quality system regulations "QSR"). Class II devices are subject to general and special controls (i.e. performance standards, postmarket surveillance, patient registries and FDA guidelines). Class III devices are those, which must receive, premarket approval by the FDA to ensure their safety and effectiveness (i.e. life-sustaining, life-supporting and implantable devices, or new devices, which have been found not to be substantially equivalent to legally marketed devices).



    CLEARANCE PROCEDURE. Before a new medical device can be marketed, such as the Company's excimer laser for the treatment of psoriasis, marketing clearance must be obtained through a premarket notification under Section 510(k) of the FDC Act or a PMA application under Section 515 of the FDA Act. A 510(k) clearance will typically be granted by the FDA, if it can be established that the device is substantially equivalent to a "predicate device," which is a legally marketed Class I or II device or a preamendment Class III device (i.e. one that has been marketed since a date prior to May 28, 1976) for which the FDA has not called for PMAs. The FDA has been requiring an increasingly rigorous demonstration of substantial equivalence, which may include a requirement to submit human clinical trial data. It generally takes four (4) to twelve
(12) months from the date of a 510(k) submission to obtain clearance, but it may take longer. Acculase filed its 510(k) for its psoriasis product on August 4, 1999. On January 27, 2000, the FDA issued the 501(k) for the Company's psoriasis product. The Company's excimer laser psoriasis system has been determined to be substantially equivalent to currently marketed devices for the treatment of psoriasis. Now that the Company has received its 510(k) it may begin marketing its psoriasis product, assuming adequate funds are available for that purpose.



    The FDA may determine that a medical device is not substantially equivalent to a predicate device, or that additional information is needed before a substantial equivalence determination can be made for purposes of obtaining a 510(k) clearance. A "not substantially equivalent" determination, or a request for additional information, may prevent or delay the market introduction of new products that fall into this category. For any devices that are cleared through the 510(k) process, modifications or enhancements that could significantly affect the safety or effectiveness, or that constitute a major change in the intended use of the device, will require new 510(k) submissions.



    A PMA application may be required, if a proposed device is not substantially equivalent to a legally marketed Class I or II device, or if it is a preamendment Class III device for which the FDA has called for PMAs. A PMA application must be supported by valid scientific evidence to demonstrate the safety and effectiveness of the device, typically including the results of clinical trials, bench tests and laboratory and animal studies. The PMA must also contain a complete description of the device and its components, and a detailed description of the methods, facilities and controls used to manufacture the device. In addition, the submission must include the proposed labeling, advertising literature and any training materials. The PMA process can be expensive, uncertain and lengthy, and a number of devices for which FDA approval has been sought by other companies have never been approved for marketing.



    Upon receipt of a PMA application, the FDA makes a threshold determination as to whether the application is sufficiently complete to permit a substantive review. If the FDA so determines, the FDA will accept the application for filing. Once the submission is accepted for filing, the FDA begins an in-depth review of the PMA. The FDA review of a PMA application generally takes one to three years from the date the PMA is accepted for filing, but may take significantly longer. The review time is often significantly extended by the FDA's asking for more information or clarification of information already provided in the submission. During the review period, an advisory committee, typically a panel of outside clinicians may be convened to review and evaluate the application and provide a recommendation to the FDA as to whether the device should be approved. The FDA accords substantial weight to, but is not bound by, the recommendation of the advisory panel. Toward the end of the PMA review process, the FDA generally will conduct an inspection of the manufacturer's facilities to ensure compliance with applicable GMP requirements, which include elaborate testing, control documentation and other quality assurance procedures. The Company has not yet undergone an FDA GMP inspection, and does not anticipate that it will undergo such an inspection until after filing of an initial PMA application by Baxter for the TMR System.



    If FDA evaluations of both the PMA application and the manufacturing facilities are favorable, the FDA may issue either an approval letter or an approvable letter, which usually contain a number of conditions that must be met in order to secure final approval of the PMA. When and if those conditions have been fulfilled to the satisfaction of the FDA, the FDA will issue a PMA approval letter, authorizing marketing of the device for certain indications. If the FDA's evaluation of the PMA application or manufacturing facilities is not favorable, the FDA will deny approval of the PMA application or issue a "non-approvable" letter. The FDA may determine that additional clinical trials are necessary, in which case the PMA may be delayed for one or more years, while additional clinical trials are conducted and submitted in an amendment to the PMA. Modifications to a device that is the subject of an approved PMA, its labeling or manufacturing process, may require approval by the FDA of PMA supplements or new PMAs. Supplements to a PMA often require the submission of the same type of information required for an initial PMA, except that the supplement is generally limited to that information needed to support the proposed change from the product covered by the original PMA.



    HUMAN CLINICAL TRIALS. If human clinical trials of a device are required, either for a 510(k) submission or a PMA application, or, in the opinion of the FDA, if the device presents a "significant risk," the sponsor of the trial (usually the manufacturer or the distributor of the device) must file an IDE application prior to commencing human clinical trials. The IDE application must be supported by data, typically including the results of animal and laboratory testing. If the IDE application is approved by the FDA and one or more appropriate IRBs, human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. If the device presents a "nonsignificant risk" to the patient, a sponsor may begin the clinical trial after obtaining approval for the study by one or more appropriate IRBs without the need for FDA approval. Submission of an IDE does not give assurance that the FDA will approve the IDE and, if it is approved, there can be no assurance that the FDA will determine that the data derived from the studies support the safety and efficacy of the device or warrant the continuation of clinical studies.



    Sponsors of clinical trials are permitted to sell investigational devices distributed in the course of the study, provided such compensation does not exceed recovery of the costs of manufacture, research, development and handling. An IDE supplement must be submitted to and approved by the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness or the rights, safety or welfare of human subjects.



    STATUS OF THE COMPANY'S PMA APPLICATION FOR THE TMR SYSTEM. The TMR System is anticipated to be regulated as a Class III medical device and to require PMA approval prior to being marketed in the United States. Although the Company has received an IDE from the FDA permitting the Company to conduct clinical trials of its TMR System in the United States, and such clinical study has commenced, there can be no assurance that data from such studies will demonstrate the safety and effectiveness of the TMR System or will adequately support a PMA application for the product. In the first quarter of 1998, the IDE was transferred to Baxter from the Company in connection with the Baxter Agreement. In addition, Baxter may be required to obtain additional IDEs for other applications of the TMR System, and for other products that the Company develops that are regulated by the FDA as medical devices. There is no assurance that data, typically the results of animal and laboratory testing, that may be provided by Baxter in support of future IDE applications, will be deemed adequate for the purpose of obtaining IDE approval or that Baxter will obtain approval to conduct clinical studies of any such future product.



    Management of Acculase met with representatives of the FDA in January, 1995 to discuss preclinical data submission requirements necessary to initiate human trials of the TMR System. Animal testing of the TMR System was then performed in collaboration with several heart research institutions in the United States, culminating in a study at The New York Hospital Cornell Medical Center, which serves as the pre-clinical basis for an IDE that was granted by the FDA in August, 1996. All of the Company's rights under the IDE have been assigned to Baxter. Pursuant to this IDE, Phase I human clinical studies began at New York Hospital Cornell Medical Center and at Good Samaritan Hospital in Los Angeles, California. The IDE submission provides for the TMR System to be used in open-heart procedures on patients diagnosed with end stage heart disease. The Phase I study only includes patients that are suffering from ischemia and angina, and who are not candidates for CABG or for balloon angioplasty. Depending upon the outcomes of the Phase I study, the Company is advised that Baxter intends to submit clinical protocols t6o begin the Phase II studies before mid-2000. Baxter is currently in discussions with the FDA for transition from Phase I to Phase II. The Company is advised that Baxter intends to expand the Phase II studies to a multi-site study (more than 10 institutions). However, no assurance to this effect can be given. The Company does not expect Baxter to submit a PMA to the FDA before the year 2001, and possibly later.



    ONGOING REGULATION. If clearance or approval is obtained, any device manufactured or distributed by the Company will be subject to pervasive and continuing regulation by the FDA. The Company will be subject to routine inspection by the FDA and will have to comply with the host of regulatory requirements that usually apply to medical devices marketed in the United States, including labeling regulations, GMP requirements, Medical Device Reporting ("MDR") regulation (which requires a manufacturer to report to the FDA certain types of adverse events involving its products), and the FDA's prohibitions against promoting products for unapproved or "off-label" uses. The Company's failure to comply with applicable regulatory requirements could result in enforcement action by the FDA, which could have a material adverse effect on the Company's business, financial condition and results of operations.



    The Food and Drug Administration Modernization Act of 1997 makes changes to the device provisions of the FDC Act and other provisions in the FDC Act affecting the regulation of devices. Among other things, the changes will affect the IDE, 510(k) and PMA processes, and also will affect device standards and data requirements, procedures relating to humanitarian and breakthrough devices, tracking and postmarket surveillance, accredited third party review and the dissemination of off-label information. The Company cannot predict how or when these changes will be implemented or what effect the changes will have on the regulation of the Company's products and anticipated products.



    If the FDA believes that a company is not in compliance with law, it can institute proceedings to detain or seize products, issue a recall, enjoin future violations and assess civil and criminal penalties against that company, its officers and its employees. Failure to comply with the regulatory requirements could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, regulations regarding the manufacture and sale of the Company's products are subject to change. The Company cannot predict the effect, if any, that such changes might have on its business, financial condition or results of operations.

    In complying with the GMP and QSR regulations, manufacturers must continue to expend time, money and effort in product, record keeping and quality control to assure that the product meets applicable specifications and other requirements. The FDA periodically inspects device manufacturing facilities in the United States in order to assure compliance with applicable GMP requirements. The Company is required by the FDA, under GMP guidelines, to carry certain inventories of its medical lasers for emergency medical service. Typically, major service problems must be responded to within 24 hours. The Company is not required by any regulatory body to keep inventories on hand to meet service or delivery issues. Certain raw materials have lead times of greater than sixteen (16) weeks. The Company keeps a safety stock of these items when appropriate. The Company estimates that less than $100,000 of current inventory is set-aside for safety stock. Failure of the Company to comply with the GMP regulations or other FDA regulatory requirements could have a material adverse effect on the Company's business, financial condition or results of operations.



    OTHER REGULATION. The Company is also subject to the Radiation Control for Health and Safety Act with laser radiation safety regulations administered by the Center for Devices and Radiological Health ("CDRH") of the FDA. These regulations require laser manufacturers to file new product and annual reports, to maintain quality control, product testing and sales records, to incorporate certain design and operating features in lasers sold to end users and to certify and label each laser sold (except those sold to private label customers) as belonging to one of four classes, based on the level of radiation from the laser that is accessible to users. Various warning labels must be affixed and certain protective devices installed, depending on the class of product. CDRH is empowered to seek fines and other remedies for violations of the regulatory requirements. To date, the Company has filed the documentation with CDRH for its laser products requiring such filing, and has not experienced any difficulties or incurred significant costs in complying with such regulations.



    THIRD PARTY REIMBURSEMENT IN THE UNITED STATES. In the United States, healthcare providers, including hospitals and physicians, that purchase devices with medical applications for treatment of their patients, generally rely on third-party payors, principally federal Medicare, state Medicaid and private health insurance plans, to reimburse all or a part of the costs and fees associated with the procedures performed using these devices. A particular treatment is generally purchased by hospitals, which then bill various third-party payors, such as government programs and private insurance plans, for the healthcare services provided to their patients. Third-party payors may deny reimbursement if they determine that a prescribed device has not received appropriate regulatory clearances or approvals, is not used in accordance with cost-effective treatment methods, as determined by the payor, or is experimental, unnecessary or inappropriate. If the FDA clearance or approval were received, third-party reimbursement would also depend upon decisions by HCFA for Medicare, as well as by individual health maintenance organizations, private insurers and other payors.



    The Company's marketing plan for its psoriasis treatment products has not yet been finalized and such plan's ultimate success will be dependent upon, among other things, the ability of healthcare providers to obtain satisfactory reimbursement from third-party payors for medical procedures in which the Company's psoriasis treatment products are used. The Company has not yet applied to HCFA for the right to reimbursement for the costs of its psoriasis treatment products. The Company expects that, when such application for the right to reimbursement is made, the process will take from 18 to 24 months, and no assurance can be given that a favorable response will be received from HCFA. If HCFA does not grant the right to reimbursement, it could have a material adverse effect on the Company's business.



    Certain third-party payors, such as Medicare, determine whether to provide coverage for a particular procedure and then reimburse hospitals for inpatient medical services at a prospectively fixed rate based on the diagnosis related group ("DRG") to which the case is assigned. DRG assignment is based on the diagnosis of the patient and the procedures performed. The fixed rate of reimbursement established by Medicare is independent of the hospital's cost incurred for the specific case and the specific devices used. Medicare and other third-party payors are increasingly scrutinizing whether to cover new products and the level of reimbursement for covered products. In April, 1999, HCFA announced that as of July 1, 1999, Medicare intermediaries and carriers would be instructed to cover the costs of TMR for patients with certain severe angina, which have not responded to standard medical treatment. No assurance can be given that HCFA's policy change will result in the generation of revenue to the Company. It is important that the hospital and physician providers, the insurance industry, the health plan underwriters, employers and patients understand the clinical and economic benefits of TMR, as indicated by the IDE studies. Study results are concurrent with the quality of care and economic issues currently driving the healthcare market. The market for the Company's products also could be adversely affected by future legislation to reform the nation's healthcare system or by changes in industry practices regarding reimbursement policies and procedures.



    Third-party payors that do not use prospectively fixed payments increasingly use other cost-containment processes that may pose administrative hurdles to the use of the Company's products. Potential purchasers must determine whether the clinical benefits of the Company's TMR Systems justify the additional cost or the additional effort required to obtain prior authorization or coverage and the uncertainty of actually obtaining such authorization or coverage.



    Physician services are reimbursed by Medicare based on a physician fee schedule coding system. There is no assurance the codes that will be used for submitting claims for TMR procedures using the Company's products will result in Medicare payment levels that physicians consider to be adequate. These codes and their associated weights are used by many other third-party payors, in addition to Medicare. A failure by physicians to receive what they consider to be adequate reimbursement for the TMR procedures, in which the Company's products are used, could have a material adverse effect on the Company's business, financial condition and results of operations.



    INTERNATIONAL PRODUCT REGULATION. The Company has received ISO 9001/EN46001 certification for its psoriasis and its TMR systems. This authorizes the Company to affix a CE Mark to its products as evidence that they meet all European Community quality assurance standards and compliance with applicable European medical device directives for the production of its medical devices. This will enable the Company to market its products in all of the member countries of the EU. The Company also will be required to comply with additional individual national requirements that are outside the scope of those required by the EEA. Failure to comply with applicable regulatory requirements can result in fines, injunctions, civil penalties, recalls or seizures of products, total or partial suspensions of production, refusals by foreign governments to permit product sales and criminal prosecution. Furthermore, changes in existing regulations or adoption of new regulations or policies could prevent the Company from obtaining, or affect the timing of, future regulatory approvals or clearances. There can be no assurance that the Company will be able to obtain necessary regulatory clearances or approvals on a timely basis or at all or that the Company will not be required to incur significant costs in obtaining or maintaining such foreign regulatory approvals. Delays in receipt of, or failure to receive, such approvals or clearances, the loss of previously obtained approvals or clearances or the failure to comply with existing or future regulatory requirements would have a material adverse effect on the Company's business, financial condition and results of operations. Any enforcement action by regulatory authorities with respect to past or future regulatory noncompliance could have a material adverse effect on the Company's business, financial condition and results of operations.

    ISO standards were developed by the International Organization for Standards ("ISO") of the European Community ("EC") as a tool for companies interested in increasing productivity, decreasing cost and increasing quality. The EC uses ISO standards to provide a universal framework for quality assurance and to ensure the good quality and services across borders. The ISO 9000 standards have facilitated trade throughout the EC, and businesses and governments throughout the world are recognizing the benefit of the globally accepted uniform standards. Any manufacturer utilized for purposes of manufacturing the Company's products will be required to ISO certification to facilitate the highest quality products and for the easiest market entry in cross-border marketing. This will enable the Company to market its products in all of the member countries of the EU. The Company also will be required to comply with additional individual national requirements that are outside the scope of those required by the EEA. Failure to comply with applicable regulatory requirements can result in fines, injunctions, civil penalties, recalls or seizures of products, total or partial suspensions of production, refusals by foreign governments to permit product sales and criminal prosecution. Furthermore, changes in existing regulations or adoption of new regulations or policies could prevent the Company from obtaining, or affect the timing of, future regulatory approvals or clearances. There can be no assurance that the Company will be able to obtain necessary regulatory clearances or approvals on a timely basis or at all or that the Company will not be required to incur significant costs in obtaining or maintaining such foreign regulatory approvals. Delays in receipt of, or failure to receive, such approvals or clearances, the loss of previously obtained approvals or clearances or the failure to comply with existing or future regulatory requirements would have a material adverse effect on the Company's business, financial condition and results of operations. Any enforcement action by regulatory authorities with respect to past or future regulatory noncompliance could have a material adverse effect on the Company's business, financial condition and results of operations.



    The time required to obtain approval for sale in various foreign countries may be longer or shorter than that required for FDA approval for United States sales and the requirements may differ. In addition, there may be foreign regulatory barriers other than premarket approval. The FDA must approve exports of devices that require a PMA, but are not yet approved domestically, unless they are approved for sale by any member country of the EEA and the other "listed" countries, including Australia, Canada, Israel, Japan, New Zealand, Switzerland and South Africa, in which case, they can be exported for sale to any country without prior FDA approval. In addition, an unapproved device may be exported without prior FDA approval to the listed countries for investigational use in accordance with the laws of those countries. To obtain FDA export approval when required, Baxter must provide the FDA with data and information to demonstrate that the device: (i) is not contrary to public health and safety; and (ii) has the approval of the country to which it is intended for export. To allow the FDA to determine that export of a device is not contrary to public health and safety, the applicant is required to submit basic data regarding the safety of the device, unless the device is the subject of an FDA-approved IDE and the device will be marketed or used for clinical trials in the importing country for the same intended use, or at least two IRBs in the United States have determined that the device is a non-significant risk device and the device will be marketed or used for clinical trials in the importing country for the same intended use. the applicant also must submit a letter to the FDA from the foreign country approving importation of the device.



    Now that the Company has obtained the CE Mark approval for its excimer laser products, it will be subject to continued supervision by the notified body and will be required to report any serious adverse incidents to the appropriate authorities. The Company also will be required to comply with additional national requirements that are outside the scope of EEA regulations. As of the date of this Prospectus, no application has been made outside the United States. The Company is informed that Baxter anticipates that it will be in a position to distribute the TMR System in Europe and Japan, once the necessary filings have been approved. No assurance can be given that distribution will occur when anticipated by Baxter, if at all. Even if distribution begins, no assurance can be given that distribution of the TMR System by Baxter will result in sales of the TMR System or revenues or profits to the Company.

    FOREIGN THIRD PARTY REIMBURSEMENTS. If the Company obtains the necessary foreign regulatory registrations or approvals, market acceptance of the Company's products in international markets would be dependent, in part, upon the availability of reimbursement within prevailing healthcare payment systems. Reimbursement and healthcare payment systems in international markets vary significantly by country, and include both government sponsored healthcare and private insurance. Although Baxter intends to seek international reimbursement approvals, there can be no assurance any such approvals will be obtained in a timely manner, if at all. Failure to receive international reimbursement approvals could have a material adverse effect on market acceptance of the Company's products in the international markets in which such approvals are sought.



    The Company believes the overall escalating cost of medical products and services has led, and will continue to lead, to increased pressures on the healthcare industry, both foreign and domestic, to reduce the cost of products and services, including products offered by the Company. There can be no assurance in either the United States or international markets that third-party reimbursement and coverage will be available or adequate, that current reimbursement amounts will not be decreased in the future or that future legislation, regulation or reimbursement policies of third-party payors will not otherwise adversely affect the demand for the Company's products or its ability to sell its products on a profitable basis. The unavailability of third-party payor coverage or the inadequacy of reimbursement could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, fundamental reforms in the healthcare industry in the United States and Europe continue to be considered, although the Company cannot predict whether or when any healthcare reform proposals will be adopted and what impact such proposals might have.



    Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. Many international markets have government managed healthcare systems that control reimbursement for new devices and procedures. In most markets, there are private insurance systems as well as government managed systems. There can be no assurance that reimbursement for the Company's products will be available in the United States or in international markets under either government or private reimbursement systems, or that physicians will support and advocate reimbursement for procedures using the Company's products. Failure by hospitals and other users of the Company's products to obtain reimbursement from third-party payors, or changes in government and private third-party payors' policies toward reimbursement for procedures employing the Company's products, would have a material adverse effect on the Company's ultimate business prospects. Moreover, management is unable to predict what additional legislation or regulation, if any, relating to the healthcare industry or third-party coverage and reimbursement may be enacted in the future, or what effect such legislation or regulation would have.



SOURCES AND AVAILABILITY OF RAW MATERIALS.



    Management believes that the Company currently has good relationships with vendors of materials for its lasers. Most major components and raw materials, including solid state laser rods, laser crystals, optics and electro-optic devices are available from a variety of sources. The Company does not rely on sole source vendors. Cash flow constraints are the main limiting factors in parts availability.



DEPENDENCE ON CUSTOMERS



    The Company recognized revenue from Baxter equaling 26% of gross revenues for the year ended December, 1998 and for the nine months ended September 30, 1999. No single customer, other than Baxter, accounted for sales in excess of 10% in 1998 or in the nine months ended September 30, 1999.

PRODUCT WARRANTIES



    The Company's standard warranty on most products is one year for parts and labor. Consumables have a ninety (90) day warranty period. Selected medical products have a 12-month parts only warranty. During the warranty period, the Company pays shipping charges one way. In connection with the Baxter Agreement, the Company has agreed to warrant products for twelve (12) months from the date of delivery to Baxter's customer or eighteen (18) months from the date shipped by the Company, whichever is less. The Company warrants that its products are free from defects in workmanship, materials and handling. The Company has established a reserve for warranty costs based upon the estimated costs to be incurred over the warranty period of the Company's products. The Company does not provide the right to return units of its TMR System. In some cases, demonstration equipment is sent to the customer prior to the sale to determine suitability. In rare cases, the Company has allowed returns when accompanied by a substantial restocking fee. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



PRODUCT LIABILITY INSURANCE



    The Company maintains liability insurance with coverage limits of $3,000,000 per occurrence. Although the Company has never been subject to a product liability claim, there can be no assurance that the coverage limits of the Company's insurance policies will be adequate or that one or more successful claims brought against the Company would not have a material adverse effect upon the Company's business, financial condition and results of operations.



RESEARCH AND DEVELOPMENT



    The Company's research and development emphasis has shifted from pure research to product modification and development to meet new market demands. Baxter does not pay for any research and development for the Company's cardiovascular and vascular related product applications. However, Baxter is paying for all costs related to regulatory matters, which, if successful, will enable the commercial sales of the Company's excimer laser system for TMR. The Company's strategy is to utilize and modify its existing excimer laser technology and component base to develop new products and applications in targeted medical and scientific markets. In addition to internal development, the Company may take advantage of opportunities, if they arise, in the current laser market environment of consolidation and market specialization by continuing to seek out and acquire both products and technology at a cost the Company believes to be lower than the cost of the internal development of significant products.



    The Company does not have any present acquisition plans. Because the Company's products are focused in specific niche medical markets, the Company does not believe the decline in research and development expenditures will affect the Company's abilities to be competitive in these markets.



    The Company began testing its excimer laser system for the treatment of psoriasis at MGH in 1998 with a Dose Response Study under IRBs approval. The final data from this study was collected in December, 1998. This data served as the basis for a 510(k) submission to the FDA on August 4, 1999. On January 27, 2000, the FDA issued the 501(k) for the Company's psoriasis product. The Company's excimer laser psoriasis system has been determined to be substantially equivalent to currently marketed devices for the treatment of psoriasis. Now that the Company has received its 510(k) it may begin marketing its psoriasis product, assuming adequate funds are available for that purpose. For the nine months ended September 30, 1999 and the years ended December 31, 1998, 1997 and 1996, the Company expended $1,256,274, $1,243,372, $685,109 and $850,993, respectively, on all research and development. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

ENVIRONMENTAL CONCERNS



    The Company's medical lasers are not believed to cause any environmental concerns. The Company does not knowingly use any products known to harm the environment. All solvents and cleaners are biodegradable. Cooling systems, where applicable, use refrigerants, which are free of toxic materials. Many medical lasers are of solid-state construction, so no hazardous gases or liquid dyes are used in their operation or manufacture. In winter months, medical laser cooling systems are filled with an ethylene glycol and water mixture to prevent freezing during shipment. This mixture must be removed and discarded upon installation. The Company intends to discontinue or sell off the segment of its business relating to the commercialization of these types of lasers.



    The Company's TMR Systems and its laser intended to be used to treat psoriasis utilizes xenon-chloride gas as a lasing medium. The chlorine component of this gas is extremely corrosive and must be handled with care. Although only a small quantity of gas is present in each laser, proper handling is essential for safe operation. Depleted gas is reacted prior to disposal. Excimer lasers are common in hospitals and laboratories and the methods for disposal and handling of these gases is well known. Management of the Company believes that the use of these gases is not expected to impact the desirability of these lasers in the market place.



MARKETS AND MARKETING



    The Company historically has marketed its scientific products through a direct sales force in the United States and through a network of distributors outside of the United States, although no foreign sales have been made in 1998 and 1999. The Company has historically promoted its products through attendance at tradeshows, advertising in scientific journals and industry magazines and direct mail programs. The Company has not yet determined how it will market its excimer laser system for the treatment of psoriasis. With the assistance of Healthworld, the Company is developing its marketing approach for the excimer laser psoriasis treatment system. The Company anticipates that will require at least $5,000,000 to implement is anticipated marketing plan.



    To assist the Company in developing its marketing plan on May 11, 1999, the Company entered in an agreement with Healthworld, of which Steven Girgenti, a director of the Company, is Chairman and Chief Executive Officer, for provision of various services relating to the marketing of the Company's products. The services include: (i) advertising and promotion, (ii) development of market research and strategy; and (iii) preparation and consulting on media and publicity. The term of the agreement is indefinite but may be terminated by either party on ninety days notice. Compensation for these services is approximately $40,000 per month, plus reimbursement of expenses and payment of a 15% commission on advertising purchases. Services beyond those budgeted by the parties are to cost $104 per person hour, which is materially less then the normal hourly rate charged by Healthworld for such services. In lieu of a higher hourly rate, the Company on May 11, 1999 issued to Healthworld warrants (the "Healthworld Warrants") to purchase 174,000 shares of the Company's Common Stock at an exercise price of $4.69 per share. On the date of grant of the Healthworld Warrants, the price of the Common Stock was $4.69. These Warrants have a term of ten years and vest to the extent of 14,500 shares of Common Stock on the eleventh day of each month, beginning June 11, 1999, during the term of the agreement. Under a separate agreement, Healthworld provides: (i) two fulltime managed-care specialists to make calls on potential customers for a period of seven months at a cost of $30,000 per month; (ii) 20 fulltime sale representatives to market among dermatologists for a period of four months at a cost of $125,000 per month; and (iii) certain general management services for a period of seven months at $10,000 per month. Under separate agreements, Healthworld will provide certain medical education and publishing services (approximately $700,000 in fees and costs over a period in excess of one year) and general public relations services ($10,000 per month). With the assistance of Healthworld, the Company is currently testing various marketing strategies for the rollout of the psoriasis treatment system. The Company anticipates completing its marketing plan and introducing its psoriasis treatment system in July, 2000. See "Certain Relationships and Related Transactions."



    In connection with the Baxter Agreement, the Company will market its TMR Systems under the Baxter name. Baxter has also assumed the obligation to fund the total costs of obtaining regulatory approvals worldwide for the use of the TMR System for the treatment of cardiovascular and vascular disease and to fund all sales and marketing costs relating to the introduction and marketing of the TMR System to treat cardiovascular and vascular disease. The Company does not anticipate that Baxter will be ready to market the TMR System in the United States prior to the end of 2001. Due to Baxter's strong worldwide market presence, relationships with leading clinicians and regulatory expertise, many of the significant expenses of bringing some of the Company's excimer laser systems to market are being absorbed by Baxter. In the opinion of management of the Company, because of the significant costs being borne by Baxter, the Company's earnings potential has not been compromised by the Baxter Agreement, whereas the Company's risk related to development and introduction of its TMR System has been shifted to Baxter. It is anticipated that, once government approval has been received for marketing of the Company's TMR System, the relationship with Baxter will be a significant marketing and competitive advantage to the Company. However, no assurance to this effect can be given.



COMPETITION



    The markets for the Company's proposed products are extremely competitive. The Company directly and indirectly competes with other businesses, including businesses in the laser industry. In many cases, these competitors are substantially larger and more firmly established than the Company. In addition, many of such competitors have greater marketing and development budgets and substantially greater capital resources than the Company. Accordingly, there can be no assurance that the Company will be able to achieve and maintain a competitive position in the Company's industry. The Company believes that its competitive success will be based on its ability to create and maintain scientifically advanced technology, attract and retain scientific personnel, obtain patent or other protection for its products, obtain required regulatory approvals and manufacture and successfully market its products either directly or through outside parties.



    The Company does not have comparable resources with which to invest in research and development and advertising and is at a competitive disadvantage with respect to its ability to develop products. The Company may also encounter difficulties in customer acceptance because it is likely to be perceived as a new entrant into the market whose identity is not yet well known and whose reputation and commercial longevity is not yet established. Substantial marketing and promotional costs, possibly in excess of what the Company can afford, may be required to overcome barriers to customer acceptance. The Company expects substantial direct competition, both from existing competitors and from new market entrants. Larger and more established competitors may seek to impede the Company's ability to establish a market share for any products, which may be developed by the Company through competitive pricing activities. Also, prospective customers for the Company's products may be reluctant to disrupt relationships with well-established distributors of products, which may be comparable in quality or pricing to any of the Company's products. The failure to gain customer acceptance of the Company's excimer laser technology would have a material adverse effect on the Company.



    Market acceptance of laser treatment of psoriasis is dependent on the Company's ability to establish with the medical community the clinical efficacy of excimer laser technology to treat psoriasis. As a result of such factors, there can be no assurance that the marketplace will be receptive to excimer laser technology over competing therapies. Failure of the Company's products to achieve market acceptance would have a material adverse effect on the Company's business, financial condition and results of operations.

    Competition in the market for the treatment of CAD, and in the medical device industry generally, is intense and is expected to increase. The Company competes primarily with other producers of TMR devices for patients with end stage heart disease. Many companies, research institutes and universities are working in a number of disciplines to develop therapeutic devices and procedures aimed at vascular and cardiovascular disease. Some of the Company's competitors and potential competitors have substantially greater name recognition and capital resources than does the Company and also may have greater resources and expertise in the areas of research and development, obtaining regulatory approvals, manufacturing and marketing. There can be no assurance that the Company's competitors will not succeed in developing TMR products or procedures that are more effective or more effectively marketed than products marketed by the Company or that render the Company's technology obsolete. In addition, even if the Company's products yield performance comparable to competing products, there can be no assurance the Company will be able to obtain necessary regulatory approvals to compete against competitors in manufacturing, marketing and selling its products. The Company believes that the primary competitive factors in the interventional cardiovascular market are: the ability to treat safely end stage heart disease patients; the impact of managed care practices and procedure costs; ease of use; and research and development capabilities. Certain companies, including PLC and Eclipse, have completed enrollment in randomized clinical trials of products and procedures involving TMR that compete with those offered by the Company, and have received regulatory approvals in Europe to begin commercially marketing their respective TMR devices. PLC and Eclipse have also received approval from the FDA to commercially market their TMR products in the United States. Earlier entrants in the market in a therapeutic area often obtain and maintain greater market share than later entrants. Furthermore, the length of time required for products to be developed and receive regulatory approval and the ability to use patents or other proprietary rights to prevent sales by competitors are also important competitive factors.



INTELLECTUAL PROPERTY



    INTELLECTUAL PROPERTY POLICY. The Company regards its technological processes and product designs as proprietary and seeks to protect its rights in them through a combination of patents, internal procedures and non-disclosure agreements. The Company also utilizes licenses from third parties for processes and designs used by the Company, which are proprietary to other parties. The Company believes that its success will depend in part on the protection of its proprietary information and patents, and the acquisition of licenses of technologies from third parties.



    There can be no assurances as to the range or degree of protection any patent or registration which may be owned or licensed by the Company will afford, that such patents or registrations will provide any competitive advantages for the Company, or that others will not obtain patents or registrations similar to any patents or registrations owned or licensed by the Company. There can be no assurances that any patents or registrations owned or licensed by the Company will not be challenged by third parties, invalidated, rendered unenforceable or designed around, or that the Company's competitors will not independently develop technologies which are substantially equivalent or superior to the technologies owned or licensed by the Company and which do not infringe patents or proprietary rights of the Company. There can be no assurances that the Company or any licensor to the Company will be successful in protecting its proprietary rights. There can be no assurances that any pending patent or registration applications or future applications will result in the issuance of a patent or registration.



    To the extent that the Company relies upon trade secrets and unpatented know-how, and the development of new products and improvements of existing products in establishing and maintaining a competitive advantage in the market for the Company's products and services, there can be no assurances that such proprietary technology will remain a trade secret or be available to the Company, or that others will not develop substantially equivalent or superior technologies to compete with the Company's products and services.

    Any asserted claims or litigation to determine the validity of any third party infringement claims could result in significant expense to the Company or any licensor of such technology and divert the efforts of the Company's technical and management personnel, whether or not such litigation is resolved in favor of the Company or any such licensor. In the event of an adverse result in any such litigation, the Company or any such licensor could be required to expend significant time and resources to develop non-infringing technology or to obtain licenses to the disputed technology from third parties. There can be no assurances that the Company or any such licensor would be successful in such development or that any such licenses would be available to the Company on commercially reasonable terms, if at all. See "Business--Legal Proceedings."



    Although the Company believes its patents to be of significant value, successful litigation against these patents by a competitor could have a material adverse effect on the Company's business, financial condition and results of operations. No assurance can be given that the existing patents will be held valid if challenged that any additional patents will be issued or that the scope of any patent protection will exclude competitors. The breadth of claims in medical technology patents involves complex legal and factual issues, and therefore, can be highly uncertain.



    The Company also relies upon unpatented proprietary technology and trade secrets that it seeks to protect, in part, through confidentiality agreements with employees and other parties. No assurance can be given that these agreements will not be breached, that the Company will have adequate remedies for any breach, that others will not independently develop or otherwise acquire substantially equivalent proprietary technology and trade secrets or disclose such technology or that the Company can meaningfully protect its rights in such unpatented technology. In addition, others may hold or receive patents, which contain claims that may cover products developed by the Company.



    PATENTS ISSUED. The Company owns 26 patents and Acculase owns an additional five (5) patents, worldwide. Of the Company's patents, 22 are issued in the United States and one each is issued in Canada, Switzerland, France and Great Britain. Of the five (5) patents owned by Acculase, all patents are filed in the United States, two patents are filed in each of Australia, Canada, Israel, and one is filed in the EU, France, Germany, Japan, Switzerland/Liechtenstein and Great Britain.



    In connection with the sale of assets related to the Company's non-excimer laser business, approximately 26 of these patents are being sold to the Buyer of those assets. All of the patents being sold relate to non-excimer laser technology. No assurance can be given that the sale of assets will be completed. See "Business--Sale of the Company's Non-Executive Laser Assets and Business."



    In connection with the Company's excimer laser technology, the Company has been issued four (4) patents. The first patent, which was issued in January, 1990, provides patent protection until 2007 and covers the Company's base excimer laser design. The second patent, which was issued in May, 1990, provides patent protection until 2007 and covers a liquid filled flexible laser light guide. The third patent, which was issued in May, 1991, provides patent protection until 2007, and covers a means of measuring optical fiber power output. The fourth patent, which was issued in September, 1991, provides patent protection until 2008 and relates to the laser optical fiber coupling apparatus used in the Company's excimer lasers. The Company also has one U.S. patent application pending relating to a proprietary laser catheter design, which application was initially denied. The Company has not continued to pursue this patent application. Baxter has retained the right to pursue this patent application. Baxter and the management of the Company do not believe that Baxter will pursue this patent application, as there is no economic justification for pursuing this patent application at this time. See "Business--Legal Proceedings."



    The Company also received patents for its base excimer laser design in Australia in November, 1991, Canada in December, 1992, and Israel in February, 1993. The Australian, Canadian, and Israeli patents provide protection until August, 2004, December, 2009, and August, 2008, respectively. Patent applications are pending in these countries and in Japan for a fiber optic laser catheter design.

    All of the patents issued to the Company and all applications for Letters Patent related to the Company's excimer laser technology have been pledged by the Company to Baxter pursuant to the Baxter Agreement and act as security for the obligations of the Company under and pursuant to the Baxter Agreement. See "Business--Strategic Alliance with Baxter Healthcare Corporation."



    LICENSED TECHNOLOGY. In September 18, 1997, the Company, PMG and Baxter agreed, in connection with fulfilling the obligations of the parties under the Baxter Agreement, that the Company needed to acquire a license from Lasersight for certain patents which relate to the use of excimer lasers for the cardiovascular and vascular markets. In the event that Baxter terminates the Baxter Agreement, Baxter will grant to the Company an exclusive sublicense of all of Baxter's rights under the Lasersight License. In such event, the Company will acknowledge and agree that upon the grant of such exclusive sublicense, the Company will assume all obligations and liabilities of Baxter under the Lasersight License. See "Business--Strategic Alliance with Baxter Healthcare Corporation."



    On November 26, 1997, the Company and MGH entered into the MGH Agreement, pursuant to which the Company paid $37,500 to MGH, and has further agreed to pay MGH $50,000 upon issuance by the United States Patent and Trademark Office of any patent right (which has not yet occurred as of the date of this Prospectus) and an additional $50,000 upon approval by the FDA of the first 510(k), PMA or PMA Supplement (which has not occurred as of the date of this Prospectus).



    Under the MGH Agreement, the Company obtained an exclusive, worldwide, royalty-bearing license from MGH to develop, manufacture, use and sell products, utilizing a pending patent which incorporates certain technology of MGH, related to the diagnosis and treatment of certain dermatological conditions and diseases, particularly psoriasis. Beginning with the first commercial sale of the products in any country, on any sales of products made anywhere in the world by the Company, or its affiliates and sublicensees, the Company has agreed to pay royalties to MGH, as follows: (i) 4% of the net sales price, so long as the products manufactured, used or sold are covered by a valid claim of patent licensed exclusively to the Company; (ii) 2% of the net sales price whenever the products manufactured, used or sold are covered by a valid claim licensed exclusively to the Company; and (iii) 1% of the net sales price whenever the products manufactured, used or sold, on which no royalty is payable under items
(i) and (ii) above, during the ten year period following the first commercial sales anywhere in the world. In addition to the royalties provided for above, the Company has agreed to pay MGH 25% of any and all non-royalty income, including license fees and milestone payments received from affiliates or sublicensees of the Company. See "Business--Intellectual Property."



    The licensed technology is the subject of a currently pending provisional patent application filed with the United States Patent and Trademark Office by MGH. As of the date of this Prospectus, the pending patent has not been approved. The Company has agreed to use its best efforts to develop and make commercially available products with respect to the licensed technology within certain time frames defined in the MGH Agreement, or MGH may have the right to cancel the exclusive license or convert any exclusive license to a non-exclusive license. See "Business--Intellectual Property."



EMPLOYEES



    As of January 31, 2000, the Company had 53 full-time employees. These employees include three (3) executive officers, four (4) technical, four
(4) administrative and two (2) clerical personnel. The Company intends to hire additional personnel as the development of the Company's business makes such action appropriate. The loss of the services of key employees could have a material adverse effect on the Company's business. Since there is intense competition for qualified personnel knowledgeable of the Company's industry, no assurances can be given that the Company will be successful in retaining and recruiting needed personnel. See "Management."

    The Company's employees are not represented by a labor union or covered by a collective bargaining agreement, and the Company believes it has good relations with its employees. The Company provides its employees with certain benefits, including health insurance.



PROPERTIES



    The Company entered into a lease on August 4, 1998, with an unaffiliated third party consisting of 11,500 square feet of office space, manufacturing and warehousing located at 2431 Impala Drive, Carlsbad, California, 92008. The term of the lease is 57 months, commencing December 1, 1998. The lease cost is $8,050 per month. There are two five-year options to extend the term of the lease, for a total occupancy of approximately 15 years, if desired by the Company. The performance of this lease is guaranteed by PMG. The Company's Carlsbad facility houses the Company's manufacturing and development operations for the Company's excimer laser business. Management of the Company believes that this facility will provide adequate space for such business over the four years from the date of this Prospectus and that the location in Carlsbad is convenient for the attraction of skilled personnel in the future, although no assurance can be given to that effect. See "Certain Relationships and Related Transactions."



    The Company currently occupies approximately 12,000 square feet of office and light manufacturing space in Orlando, Florida, at a monthly rent of $11,000 per month, on a month-to-month basis. The Company is at risk of being evicted from these offices. At December 31, 1999 the Company was delinquent in the payment of certain rental obligations on such lease. The landlord in connection with delinquent rent has sued the Company, and obtained a judgment against the Company, which, as of December 31, 1999, totals $891,700 including accumulated interest. A portion of this judgment has been paid and the balance of the judgment and the accumulated delinquent rent are anticipated to be assumed by the purchaser of the non-excimer laser assets. No assurance can be given that the asset sale will close and that the obligation of this judgment and accumulated rent will be assumed by or paid by the Buyer. If the proposed sale of assets has not closed by the end of the first quarter of 2000, it is the Company's intention to shut down all of the operations of Laser Analytics and pay off the debts that were to be paid or assumed by the Company from the August 9, 1999 Financing, plus any other debts that may have accumulated. See "Business--Sale of the Company's Non-Excimer Laser Assets" and "Business--Legal Proceedings--Lease Disputes."



    The Company's Laser Analytics subsidiary occupies a 13,000 square foot office and light manufacturing facility in Wilmington, Massachusetts, which commenced in December, 1996, for a five-year period, at $5,600 per month. This lease is with an unaffiliated third party.



    The Company has entered into a lease to occupy approximately 1,850 square feet of office space in Radnor, Pennsylvania for its corporate headquarters. The Company will take occupancy on or about April 1, 2000. The lease has a 5-year term and provides for a monthly rent ranging from approximately $4,940 per month to $5,555 per month over the term of the lease. Temporarily, the Company's executive headquarters is located at 7 Great Valley Parkway, Suite 222, Malvern, PA 19355, where the Company occupies a small suite of offices on a month-to-month basis.



LEGAL PROCEEDINGS



    BANKRUPTCY REORGANIZATION. The Company filed the Bankruptcy Proceeding on May 13, 1994 (Case No. 94-02608-611). The Plan was confirmed on May 22, 1995. See "Business--History of the Company."



    SETTLEMENT ORDER. In 1997, the Company entered into a Settlement Order with the Commission where it neither admitted nor denied alleged securities law violations in 1992 and early 1993 under prior management, but consented to the issuance of an injunction against any future violation of law. The alleged events occurred prior to the Bankruptcy Reorganization and involve events, which occurred prior to the change in the Company's management and directors. The current management and directors have no connection with this proceeding. No monetary damages were sought.

    LEASE DISPUTE. On April 21, 1998, City National Bank of Florida, Trustee ("Landlord") filed suit against the Company for unpaid rent for the Company's facility in Orlando. CITY NATIONAL BANK OF FLORIDA, TRUSTEE V. LASER
PHOTONICS, INC., Circuit Court, Ninth Judicial District, Orange County, Florida, #CI198-3526. Plaintiff subsequently obtained a final judgment which, including interest and late fees, totaled approximately $891,700 as of December 31, 1999. The Buyer has agreed, as part of the purchaser price, to assume this obligation. No assurance can be given that the asset sale will close and that the obligation for this judgment will be assumed by or paid by the Buyer of the non-excimer laser assets. If the proposed sale of assets has not closed by the end of the first quarter of 2000, it is the Company's intention to shut down all of the operations of Laser Analytics and pay off the debts that were to be paid or assumed by the Company from the August 9, 1999 Financing, plus any other debts that may have accumulated. In such an event the Company intends to pay the judgment from available cash on hand. See "Business--Sale of the Company's Non-Excimer Laser Assets and Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



    CSC HEALTHCARE DISPUTE.  On or about December 13, 1999, CSC
Healthcare, Inc. ("CSC") filed a Complaint against the Company in San Diego County, California, Superior Court, assigned Case No. GIN002037. The Complaint contains causes of action for breach of contract, work, labor, services and materials at on agreed price, reasonable value of work, labor and services, accounts stated and open book account. In essence, the Complaint alleges the failure to pay for professional services performed by CSC, plus expenses, and seeks compensatory damages of $1,520,246, interest, attorneys' fees and costs of suit. The Company filed an answer to the Complaint on January 13, 2000. The Company has paid substantial sums to CSC for services and expenses and believes that the amount claimed by CSC in the Complaint is substantially overstated. The Company is hopeful that settlement of this matter will be reached, although no assurances to that effect can be given. If settlement is not reached, the Company will vigorously defend this action. Since this proceeding has just been initiated and no discovery has taken place, all relevant facts which may affect the outcome are not known to the Company, and the Company is not able to evaluate the likelihood of a favorable or unfavorable outcome, or to estimate the amount or range of possible gain or loss.



    DISPUTE WITH THE HARTMANS. On November 19, 1999, the Company's Board of Directors voted to terminate Raymond A. Hartman as an officer and employee and Sandra Hartman, the wife of Raymond Hartman, as an employee of the Company and of all subsidiaries of the Company. In addition, the Board of Directors of Acculase terminated Raymond Hartman as an officer and employee and Sandra Hartman as an employee of Acculase. Finally, the stockholders of Acculase removed Raymond Hartman as a director of Acculase. Raymond Hartman resigned as a director of Laser Photonics as of January 31, 2000. Prior to the terminations, both Mr. and Ms. Hartman were offered a severance benefit package under which they would tender resignations, in lieu of the terminations, and enter into part-time consulting agreements. The Hartmans declined this offer and, through counsel, alleged wrongful termination by the Company and have threatened legal action. The Company hopes that this matter can be amicably resolved, although no assurances to that effect can be given. If settlement is not reached and litigation is commenced by the Hartmans, the Company will vigorously defend this matter. Since no proceeding has been initiated and no discovery has taken place, all relevant factors, which may affect the outcome, are not known to the Company, and the Company cannot evaluate the likelihood of a favorable or unfavorable outcome, or to estimate the amount or range of possible gain or loss.



    LITIGATION BETWEEN BAXTER AND SPECTRANETICS. Acculase is a co-plaintiff with Baxter in Civil Action No. 99-512 RRM in the United States District Court for the District of Delaware. The Second Amended Complaint ("Complaint") alleges claims for patent infringement against defendant The Spectranetics Corporation ("Spectranetics"). Specifically, the First Cause of Action of the Complaint alleges that Acculase is the owner of United States Patent Number 4,891,818 (the "818 patent") and that Baxter holds an exclusive license to the 818 patent in the field of cardiovascular and vascular applications. It further alleges that Spectranetics manufactures, distributes and sells excimer lasers and related products, including the Spectranetics CVX-300 excimer laser system, that infringe the 818 patent in the field in which Baxter holds an exclusive license. It seeks an injunction against such infringement, damages in an amount to be proven at trial, enhanced damages for willful infringement, attorneys' fees based upon a finding that this is an "extraordinary case" and costs. The Second and Third Causes of Action of the Complaint claim infringement of other patents and do not involve Acculase.



    Spectranetics has filed an Answer and Counterclaims. The Answer admits issuance of the 818 patent and that Spectranetics manufacturers, distributes and sells the Spectranetics CVX-300 excimer laser system, but denies that it infringes the 818 patent. The Answer also raises affirmative defenses. Only the First Claim of the Counterclaim for declaratory judgment of invalidity, unenforceability and non-infringement of the 818 patent is directed against Acculase. It alleges that this is an "exceptional case" supporting an award of reasonable attorneys' fees, costs and expenses in favor of Spectranetics. The other patents which are the subject of the Second and Third Causes of Action of the Complaint are also the subject of the First Claim of the Counterclaim and do not include Acculase. The Counterclaim includes other claims for antitrust violations, interference with existing economic relationships, interference with prospective economic advantage and misappropriation and misuse of confidential information, which are directed against Baxter. A responsive pleading to the Counterclaim has not yet been filed. Baxter is bearing the legal fees and costs associated with this action. Acculase bears no responsibility therefore.



    Except as set forth above, the Company knows of no material legal actions, pending or threatened, or judgment entered against the Company or any executive officer or director of the Company, in his capacity as such.

                                   MANAGEMENT



    The directors of the Company currently have terms which will end at the next annual meeting of the stockholders of the Company or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company's directors and executive officers.



    The following sets forth certain biographical information concerning the current members of the Board of Directors and executive officers of the Company:



NAME                                                             POSITION                          AGE
----                                                             --------                        --------
Warwick Alex Charlton.....................  Non-Executive Chairman of the Board of Directors        40

Jeffrey F. O'Donnell......................  Director, President and Chief Executive Officer         40

Dennis McGrath............................  Chief Financial Officer and Vice President--Finance     43
                                            and Administration

Michael Allen.............................  Vice President--Sales and Marketing                     45

John J. McAtee, Jr........................  Director                                                62

Alan R. Novak.............................  Director                                                65

Harry Mittelman, M.D......................  Director                                                58

Steven Girgenti...........................  Director                                                54

Samuel E. Navarro.........................  Director                                                44



    WARWICK ALEX CHARLTON was appointed to the Board of Directors and became the Non-Executive Chairman of the Board of Directors on March 8, 1999. Mr. Charlton has 19 years of business experience, consisting of ten years of line management experience and nine years in the consulting profession (previously with Booz Allen & Hamilton and the Wilkerson Group). Mr. Charlton received an honors degree in Marketing from the University of Newcastle and an MBA form Cranfield Institute of Technology. Mr. Charlton was formerly a Vice President of CSC, with which the Company is currently in litigation. See "Business--Legal Proceedings," "Compensation of Executive Officers and Directors--Compensation of Directors" and "Certain Relationships and Related Transactions."



    JEFFREY F. O'DONNELL has served as a director of the Company and the Company's President and Chief Executive Officer since November, 1999.
Mr. O'Donnell served as the President of X-SITE Medical from March, 1999 to November, 1999 and from 1995 to March, 1999, he filled several senior positions at Radiance Medical Systems, Inc., including serving as President and Chief Executive Officer from October, 1997 to March, 1999. From January, 1994 to May, 1995, Mr. O'Donnell was the President and Chief Executive Officer of Kensey Nash Corporation, a medical device manufacturer of cardiology products.
Mr. O'Donnell is currently a director of Radiance Medical Systems, Escalon Medical Corporation and X-SITE Medical, Inc. Mr. O'Donnell graduated from La Salle University with a B.S. in business administration.



    DENNIS MCGRATH was appointed Chief Financial Officer and Vice President--Finance and Administration in January, 2000. From September, 1999 to January, 2000, Mr. McGrath served as the Chief Financial Officer of the Think New Ideas division of AnswerThink Consulting Group, Inc., a public company specializing in installing and managing computer systems and software. From 1996 to 1999, Mr. McGrath was the Chief Financial Officer and Executive Vice-President--Operations of TriSpan Internet commerce solutions, a technology consulting company. Mr. McGrath is a certified public accountant and graduated with a B.S. in accounting from La Salle University in 1979. Mr. McGrath holds a license from the states of Pennsylvania and New Jersey as a Certified Public Accountant.

    MICHAEL ALLEN was appointed Vice President--Sales and Marketing in January, 2000. From September 1998 to December 1999, Mr. Allen was Director of North American Sales for KaraVision, Inc., a public company which manufactures intra-stromal corneal rings. From October, 1990 to September, 1998, Mr. Allen was a distributor for the New Jersey area for Smith and Nephew Plc, a public U.K. company, selling orthopedic spine trauma and joint reconstruction products to hospitals and surgeons. Mr. Allen received a B.S. from the University of Wisconsin in 1977.



    JOHN J. MCATEE, JR., has been a member of the Board of Directors of the Company since March 4, 1998. From March 4, 1998 until March 8, 1999, Mr. McAtee served as the Non-Executive Chairman of the Board of Directors. From 1990 to 1996, Mr. McAtee was Vice Chairman of Smith Barney, Inc. (now Salomon Smith Barney), one of the world's largest banking and brokerage firms. Before that, he was a partner in the New York law firm of Davis Polk & Wardwell for more than twenty years. Mr. McAtee is a graduate of Princeton University and Yale Law School. Mr. McAtee is also a director of U.S. Industries, Inc., a diversified industrial corporation.



    ALAN R. NOVAK was appointed to the Board of Directors of the Company in October, 1997. Mr. Novak is Chairman of Infra Group, L.L.C., an international project finance and development company. He is also Chairman of Lano International, Inc., a real estate development company, and a director of Strategic Partners (Holdings) Limited, an international airport and seaport development company. Mr. Novak is a graduate of Yale University, Yale Law School, and Oxford University as a Marshall Scholar. Mr. Novak practiced law at Cravath, Swaine & Moore and Swidler & Berlin, Chartered. His public service includes three years as an officer in the United States Marine Corp., a U.S. Supreme Court clerkship with Justice Potter Stewart, Senior Counsel, Senator E.
M. Kennedy, Senior Executive Assistant to Undersecretary of State, Eugene Rostow, and the Executive Director of President Johnson's Telecommunications Task Force. Mr. Novak was appointed by President Carter and served for five years as Federal Fine Arts Commissioner.



    HARRY MITTELMAN, M.D., was appointed to the Board of Directors on April 20, 1999. Dr. Mittelman graduated from of the University of Kansas, School of Medicine in 1967. Dr. Mittelman practices medicine as a Cosmetic and Plastic Surgeon and Otolaryngologist. Dr. Mittelman was a Foundation Board Member of the American Academy of Facial Plastic and Reconstruction Surgery, 1997-1998 and was the Chairman of the Laser Surgery and Safety Committee; American Academy of Cosmetic Surgery, 1991-1993. Dr. Mittelman also is an Associate Clinical Professor of Medicine at Stanford University Hospital and Medical Center.



    STEVEN GIRGENTI was appointed to the Board of Directors on April 20, 1999. Mr. Girgenti has served as Chairman of the Board and Chief Executive Officer of Healthworld Corporation, a public company ("Healthworld") since August 1997.
Mr. Girgenti co-founded Girgenti, Hughes, Butler & McDowell, Inc. a wholly owned subsidiary of Healthworld, in April, 1986, and has served as its President and Chief Executive Officer since 1986. In 1969, Mr. Girgenti began working in the pharmaceutical industry for advertising companies specializing in medical communications, including William Douglas McAdams. Prior to that, Mr. Girgenti held a variety of positions with pharmaceutical companies, including Director of Marketing Research and Product Manager for DuPont pharmaceuticals and Manager of Commercial Development for Bristol-Myers Squibb Company.



    SAMUEL E. NAVARRO has been a director of the Company since January, 2000. Mr. Navarro is an acknowledged authority on the medical device and health care business and since 1999 has served as the Global Head of Health Care Corporate Finance at ING Barings LLC. Prior to joining ING\Barings, Mr. Navarro was managing director of equity research for the medical technology sector for the Union Bank of Switzerland. Mr. Navarro holds a B.S. in engineering from the University of Texas, an M.S. degree in engineering from Stanford University and an M.B.A. from the Wharton School.

    SCIENTIFIC ADVISORY BOARD. In May, 1999, the Company established a Scientific Advisory Board, to consist of persons experienced in the use of advanced treatment for various types of psoriasis. The Scientific Advisory Board members consist of:



    R. Rox Anderson M.D., was appointed to the Advisory Board on May 21, 1999 and serves as its Chairman. One of his tasks will be the identification and recruitment of other knowledgeable members. Dr. Anderson is the Research Director of the Massachusetts General Hospital Laser Center. Dr. Anderson has performed extensive research and written scholarly papers on various areas of dermatology, including treatment by laser irradiation procedures. Dr. Anderson holds a B.S. from the Massachusetts Institute of Technology and an Medical Doctor degree from the Harvard Medical School. See "Business--Excimer Laser System for the treatment of Psoriasis" and "Certain Relationships and Related Transactions."



    Franz Hillenkamp, who was appointed to the Advisory Board in January, 2000, is currently the Director of the Institute for Medical Physics and Biophysics, Medical Faculty of the Westfalische Wilhelms Universitat in Munster, German Federal Republic. Professor Hillenkamp has performed extensive research and served as chairman of a number of symposia on the applications of lasers for various medical treatments. Professor Hillenkamp holds a PhD in Engineering from the Technische Universitat in Munich and has served as a visiting professor at the University of Maryland (Munich campus), Goethe University (Frankfurt), and Harvard Medical School.



    Kenneth Arndt, M.D., who was appointed to the Advisory Board in January, 2000, is a Co-Director, Cosmetic Surgey and Laser Center, Harvard Medical Faculty Physicians at the Beth Israel Deaconess Medical Center in Boston.
Dr. Arndt is a Professor of Dermatology at Harvard Medical School, where an endowed professorship of dermatology has been established in his name.
Dr. Arndt has published nearly 200 scholarly articles and books on various aspects of dermatology. Dr. Arndt has received a Presidential Citation from the American Society for Lasers in Surgery and Medicine. Dr. Arndt received his M.D. from Yale Medical School.



    Peter Whittaker, PhD., who was appointed to the Advisory Board in January, 2000, is the Director of Laser Research at the Heart Institute of Good Samaritan Hospital in Los Angeles. Dr. Whittaker has published approximately 150 articles and book chapters on the treatment of cardiovascular disease. Dr. Whittaker received a Bachelor of Science in Physics from the University of Nottingham and a PhD in Biophysics from the University of Western Ontario.



    Warrick L. Morrison, M.D., who was appointed to the Advisory Board in January, 2000, is a Professor of Dermatology at Johns Hopkins School of Medicine and a practicing dermatologist at the Greater Baltimore Medical Center.
Dr. Morrison has served as a visiting professor at approximately 15 medical centers, including Columbia University, Harvard University, and Yale University, and published between 150 and 200 articles, books and book chapters on various aspects of dermatology, including radiation treatment. Dr. Morrison received his Bachelor of Medicine and Bachelor of Surgery from the University of Sydney.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS



SUMMARY COMPENSATION TABLE



    The following table sets forth certain information concerning compensation of certain of the Company's executive officers, including the Company's Chief Executive Officer and all executive officers (the "Named Executives") whose total annual salary and bonus exceeded $100,000, for the years ended
December 31, 1999, 1998 and 1997:



                                           ANNUAL COMPENSATION                   LONG TERM COMPENSATION AWARDS         PAYOUTS
                              ---------------------------------------------   ------------------------------------   ------------
                                                                              RESTRICTED    SECURITIES
                                                               OTHER ANNUAL     STOCK       UNDERLYING      LTIP      ALL OTHER
                                                               COMPENSATION   AWARDS(S)    OPTIONS/SARS   PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR      SALARY     BONUS         ($)           ($)           (#)          ($)          ($)
---------------------------   --------   --------   --------   ------------   ----------   ------------   --------   ------------
Jeffrey O'Donnell(1)........    1999     $ 35,632                   2000                     216,667

Raymond A. Hartman              1999     $248,546
  (CEO)(2)..................
                                1998     $125,008      0               0          0                0         0             0
                                1997     $125,000(4)    0              0          0          250,000         0           270

Chaim Markheim (CFO)(3).....    1999     $150,962                                            180,000
                                1998     $125,008      0          12,000          0          250,000         0             0


------------------------------


(1) Mr. O'Donnell began serving as the Company's Chief Executive Officer on November 19, 1999.



(2) Mr. Hartman served as the Company's Chief Executive Officer from October, 1997 to November, 1999.



(3) Mr. Markheim served as the Company's Chief Financial Officer and Chief Operating Officer until January 15, 2000.



(4) Includes paid and accrued salary for each such fiscal year.



    EMPLOYMENT AGREEMENT WITH JEFFREY F. O'DONNELL. As of November 19, 1999, the Company entered into a three-year employment agreement with Jeffrey F. O'Donnell to serve as the Company's President and Chief Executive Officer.
Mr. O'Donnell's base salary is $265,000 per year, subject to upward adjustment from time to time by the Board of Directors. In addition, Mr. O'Donnell was granted options to acquire up to 650,000 shares of the Company's Common Stock at an exercise price of $4.625. Of these options, 216,667 are currently vested, another 216,667 will vest on November 19, 2000, and 216,666 will vest on November 19, 2001, so long as Mr. O'Donnell remains employed by the Company. Under the employment agreement and the option agreement, if the Company terminates Mr. O'Donnell, other than for "cause" (which definition includes nonperformance of duties or competition of the employee with the Company's business), then he will receive severance pay ranging from one to two years' compensation, and 50% of all unvested options will vest immediately.



    EMPLOYMENT AGREEMENT WITH DENNIS MCGRATH. As of November 24, 1999, the Company entered into a three-year employment agreement with Dennis M. McGrath to serve as the Company's Chief Financial Officer and Vice President of Finance and Administration, replacing Chaim Markheim who now acts as a Consultant to the Company. Mr. McGrath's base salary is $200,000 per year, subject to upward adjustment from time to time by the Board of Directors. In addition, Mr. McGrath was granted, as of November 24, 1999, options to acquire up to 350,000 shares of the Company's Common Stock at an exercise price of $5.50. Of these options, 116,667 are currently vested, another 116,667 will vest on November 24, 2000, and 116,666 will vest on November 24, 2002, so long as Mr. McGrath remains employed by the Company. Under the employment agreement and the option agreement, if the Company terminates Mr. McGrath, other than for "cause" (which definition includes nonperformance of duties or competition of the employee with the Company's business), then he will receive severance pay ranging from one to two years' compensation, and 50% of all unvested options will vest immediately.



    EMPLOYMENT AGREEMENT WITH MICHAEL ALLEN. As of January 28, 2000, the Company entered into an employment agreement with Michael Allen to serve as the Company's Vice President of Sales and Marketing. Mr. Allen's base salary is $140,000 per year, subject to upward adjustment from time to time by the Board of Directors. In addition, Mr. Allen was granted, as of January 28, 2000, options to acquire up to 150,000 shares of the Company's Common Stock at an exercise price of $13.50. Of these options, 50,000 are currently vested, another 50,000 will vest on January 28, 2001, and 50,000 will vest on January 28, 2002, so long as Mr. Allen remains employed by the Company.



OPTION/SAR GRANTS TABLE



    The following table sets forth certain information concerning grants of stock options to certain of the Company's executive officers, including the Named Executives for the year ended December 31, 1999:



                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATE
                                                                                            OF STOCK PRICE
                                                                                        APPRECIATION FOR OPTION
                                              INDIVIDUALS GRANTS                                TERM(1)
                            -------------------------------------------------------   ---------------------------
           (A)                  (B)            (C)            (D)           (E)           (F)            (G)
                             NUMBER OF      % OF TOTAL
                             SECURITIES    OPTIONS/SARS
                             UNDERLYING     GRANTED TO    EXERCISE OR
                            OPTIONS/SARS   EMPLOYEES IN    BASE PRICE    EXPIRATION
NAME                        GRANTED (#)    FISCAL YEAR    ($/SHARE)(1)    DATE(1)        5% ($)        10% ($)
----                        ------------   ------------   ------------   ----------   ------------   ------------
Jeffrey O'Donnell.........     650,000          55%           4.625         11/04      5,704,372      7,985,481
Chaim Markheim............     180,000          15%           2.875          8/04      1,894,672      2,526,364
Dennis McGrath............     350,000          30%           5.50          11/04      2,765,335      3,993,624


------------------------


(1) This chart assumes a market price of $10.50 for the Common Stock, the closing price for the Company's Common Stock in the Over-The-Counter Market as of December 31, 1999, as the assumed market price for the Common Stock with respect to determining the "potential realizable value" of the shares of Common Stock underlying the options described in the chart, as reduced by any lesser exercise price for such options. Further, the chart assumes the annual compounding of such assumed market price over the relevant periods, without giving effect to commissions or other costs or expenses relating to potential sales of such securities. The Company's Common Stock has a very limited trading history. These values are not intended to forecast the possible future appreciation, if any, price or value of the Common Stock.



OPTION EXERCISES IN 1999



    No Named Executive exercised any stock option in 1999.



1995 NON-QUALIFIED OPTION PLAN



    On January 2, 1996, the Company adopted the Company's 1995 Non-Qualified Option Plan for key employees, officers, directors and consultants, and reserved up to 500,000 options to be granted thereunder. The option exercise price is not less than 100% of market value on the date granted; 40% of granted options vest immediately; 30% vest beginning one year after grant; and the remaining 30% vest and may be exercised beginning two (2) years from grant.



    No options may be exercised more than ten (10) years after grant, options are not transferable (other than at death), and in the event of complete termination "for cause" (other than death or disability) or "voluntary" termination, all "unvested" options automatically terminate.



    On January 2, 1996, the Company granted a total of 335,000 options at exercise prices from $0.75 to $1.50 per share to certain directors, employees and consultants.



LIMITATION ON DIRECTORS' LIABILITIES; INDEMNIFICATION OF OFFICERS AND DIRECTORS



    The Company's Certificate of Incorporation and Bylaws designate the relative duties and responsibilities of the Company's officers, establish procedures for actions by directors and stockholders and other items. The Company's Certificate of Incorporation and Bylaws also contain extensive indemnification provisions, which permit the Company to indemnify its officers and directors to the maximum extent provided by Delaware law. Pursuant to the Company's Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.



TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS



    The Company has no compensatory plans or arrangements which relate to the resignation, retirement or any other termination of an executive officer or key employee with the Company, a change in control of the Company or a change in such executive officer's or key employee's responsibilities following a change in control.



COMPENSATION AND AUDIT COMMITTEES; COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION



    The Board has a Compensation Committee comprised of John J. McAtee, Jr. and Alan R. Novak, and an Audit Committee comprised Jeffrey F. O'Donnell, John J. McAtee, Jr. and Alan R. Novak. Messrs. McAtee and Novak may be deemed to be outside/non-employee directors. The Board has no standing committee on nominations or any other committees performing equivalent functions.



    The Compensation Committee reviews and approves the annual salary and bonus for each executive officer (consistent with the terms of any applicable employment agreement), reviews, approves and recommends terms and conditions for all employee benefit plans (and changes thereto) and administers the Company's stock option plans and such other employee benefit plans as may be adopted by the Company from time to time.



    The Audit Committee reports to the Board regarding the appointment of the independent public accountants of the Company, the scope and fees of the prospective annual audit and the results thereof, compliance with the Company's accounting and financial policies and management's procedures and policies relative to the adequacy of the Company's system of internal accounting controls.



COMPENSATION OF DIRECTORS



    On April 10, 1998, the Company's Board of Directors adopted a resolution creating a stock plan for outside/non-employee members of the Board of Directors. Pursuant to the stock plan each outside/ non-employee director is to receive an annual grant of options, in addition to any other consideration they may receive to purchase up to 20,000 shares of Common Stock as compensation, at an exercise price equal to the market price of the Common Stock on the last trading day of the preceding year (the "Option Plan for Outside Directors"). The options granted pursuant to the Option Plan for Outside Directors vest at the rate of 5,000 options per quarter during each quarter in which such person has served as a member of the Board of Directors. See "Certain Relationships and Related Transactions."



    The Company has obtained directors' and officers' liability insurance with a $2,500,000 limit of liability and a $2,500,000 excess coverage. The policy period expires on February 24, 2000. The Company intends to renew such policy or obtain comparable coverage after the expiration of such policy. However, there can be no assurances to this effect.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



CONVERTIBLE DEBT AND CONVERSION OF CONVERTIBLE DEBT



    In 1995, the Company sold an aggregate of $500,000 in six-month convertible secured notes in a private transaction, pursuant to an exemption from registration under Regulation S promulgated under the Securities Act. The Company also issued to such investors warrants to purchase up to 500,000 shares of Common Stock, which expired in 1995 due to the Company's meeting of certain filing requirements. The noteholders were also granted a transferable one-year option to purchase 134,000 additional shares at $2.25 per share, and 134,000 shares at $3.00 per share, which were exercised in 1996, and 107,000 shares at $3.75 per share, which expired without exercise. In January and April, 1996, the notes were converted into an aggregate of 538,583 shares of Common Stock at a conversion price of $0.96 per share. In April, 1996, an additional 30,000 shares were issued pursuant to Regulation S as payment of past due rent valued at $60,000.



    During July and August, 1998, Acculase issued $1,000,000 of the promissory notes (the "Acculase Notes"), to three accredited investors. The Acculase Notes were guaranteed by the Company. Interest was payable annually and could be paid in cash or in the Company's Common Stock at the Company's option. All of the funds received by the Company from issuance of the Acculase Notes were applied to fund current operations and to pay current obligations. The entire amount of principal was automatically converted in 500,000 shares of the Company's Common Stock, at a conversion price of $2.00 per share, on December 31, 1998. As of December 31, 1998, the price of the Company's common stock was $2.81. In addition, the Company issued 37,443 shares in payment of accrued interest as of April 30, 1999. The shares issued in conversion of the Acculase Notes are being registered in a registration statement of which this Prospectus forms a part.



    In March, 1999, the Company issued to 38 accredited investors $2,380,000 of units of its securities (the "Units"), each Unit consisting of: (i) $10,000 principal amount of convertible promissory notes (the "Convertible Notes"); and
(ii) common stock purchase warrants to purchase up to 2,500 shares of Common Stock (the "Unit Warrants"). On August 2, 1999, the Convertible Note holders converted the Convertible Notes and accrued and unpaid interest thereon into 1,190,819 shares of Common Stock at a conversion price of $2.00 per share. On March 29, 1999, the price of the Common Stock was $4.63. The Company used the proceeds of this financing to fund marketing, research and development expenses, the purchase of equipment relating to the manufacture of the Company's excimer lasers, other operating activities, and the payment of certain liabilities. The shares issued from the conversion of the Convertible Notes are being registered in a registration statement of which this Prospectus forms a part.



    The Unit Warrants are exercisable into an initial 1,250 shares of Common Stock at any time after purchase until March 31, 2004. The balance of the Unit Warrants are exercisable into an additional 1,250 shares of Common Stock (the "Contingent Shares") if the Unit holder voluntarily converted at least a portion of the principal amount of the Convertible Note, that make up a portion of the Unit, into shares of Common Stock. As of the date of this Prospectus, all of the Unit holders converted their Convertible Notes into shares of Common Stock, aggregating 1,190,819 shares of Common Stock, including 819 shares of Common Stock to convert accrued and unpaid interest. As such, each Unit holder has a fully vested Unit Warrant to purchase 2,500 shares of Common Stock at $2.00 per share. The Unit Warrants provide that they may be adjusted in the event that the Company issues shares of Common Stock for consideration of less than $2.00 per share. In such event, the per share exercise price of the Unit Warrants will be adjusted to the issue price of such additionally issued shares of Common Stock. The 595,000 shares underlying the Unit Warrants are being registered in a registration statement, of which this Prospectus forms a part.



    On August 9, 1999, the Company completed the offering of 2,068,972 shares of Common Stock at a price of $4.50 per share, resulting in aggregate gross proceeds to the Company of $9,310,374 (the "August 9, 1999 Financing"). The Company paid PMG a commission of 8% of the gross proceeds, or $744,830, plus $25,000 for reimbursement of offering expenses, and issued to PMG warrants to purchase

93,104 shares of Common Stock at an exercise price of $4.50 per share. On the date of the closing of the August 9, 1999 Financing, the price of the Company's Common Stock was $5.19 per share. The Company has used part of the proceeds of this financing to pay marketing expenses, research and development expenses and for working capital. As of September 30, 1999, the Company had $6,619,434 of cash on hand.



CERTAIN ISSUANCES TO FORMER AFFILIATES



    On January 2, 1996, the Company issued 25,000 shares of Common Stock to Susan E. Barnes, the wife of Bernard B. Katz, a former director and Chairman of the Board of the Company, in consideration for her personal guaranty of $81,000 in lease obligations associated with the Company's Andover, Massachusetts facility. On the date of this issuance of securities, there was no price quote for the Company's Common Stock. On February 22, 1996, the Company agreed to issue to Ms. Barnes 50,000 shares of Common Stock at a value of $1.00 per share for services she arranged to provide in connection with raising $1.5 million to finance the Company's emergence from the Bankruptcy Proceeding. On the date of this issuance of securities, the Company's stock had no trading price.



    In October, 1996, the Company issued an additional 100,000 shares of Common Stock to Ms. Barnes in connection with a second guaranty of the Andover lease and lease extension, after the lease went into default and the landlord threatened immediate eviction. At the time of the issuance of these securities the trading price of the Common Stock was approximately $2.80. This second personal guaranty was secured by a pledge of 391,360 shares of her personally owned Helionetics common stock. All guarantees of Ms. Barnes have been terminated.



ISSUANCES OF SHARES, OPTIONS AND WARRANTS



    On January 2, 1996, the Company adopted the Company's 1995 Non-Qualified Option Plan for key employees, officers, directors and consultants, and reserved up to 500,000 shares of Common Stock for which options could be granted thereunder. On January 2, 1996, the Company granted a total of 335,000 options at an exercise price of $1.50 per share to certain directors, employees and consultants for financial consulting services, for compensation in lieu of cash, for services rendered to assist the Company in being traded on the NASDAQ Bulletin Board, and for services in completing the Company's Chapter 11 Reorganization. On the date of this issuance of securities, there was no price quote for the Company's Common Stock.



    During 1996, the Company issued 151,000 shares of Common Stock and options to purchase up to 62,500 shares of Common Stock in exempt transactions to key employees and consultants for services rendered and as compensation at an exercise price of $2.50 per share. Included were issuances to certain former officers and directors for services rendered, as follows: (i) Steven A. Qualls (10,000 shares), (ii) Chaim Markheim (5,000 shares) and (iii) Maxwell Malone (5,000 shares). On the date of this issuance of securities, the price of the Company's Common Stock was $2.88.



    During 1997, the Company issued a total of 105,000 shares of Common Stock to Don Davis, Esq., the Company's former legal counsel, as a consultant in connection with legal services rendered to the Company. The services included, but were not limited to, general representation of the Company and securities disclosure work in relation to the Company's continuing obligation to provide reports pursuant to the Exchange Act. On the date of this issuance of securities, the price of the Company's Common Stock was trading in a range from $0.75 to $1.31.



    On May 27, 1997, the Company issued to Raymond A. Hartman options to acquire 250,000 shares of Common Stock at an exercise price of $0.50 per share with a five (5) year term, contingent upon his completion of the excimer laser for TMR in a fashion such that it could be manufactured for less than $25,000 per unit and perform at least as well, if not better than, the Company's existing laser products. On April 5, 1999, the Board of Directors determined that
Mr. Hartman's efforts and accomplishments had fulfilled such contingency. On
May 22, 1997 the Board of Directors further resolved that the options referenced above be deemed vested. At the date of this issuance of securities, the price of the Company's Common Stock was $0.75. On April 9, 1999, the price of the Company's Common Stock was $4.81.

    On July 1, 1997, the Company granted a total of 108,500 options at an exercise price of $1.00 per share to certain employees and consultants. On the date of this issuance of securities, the price of the Company's Common Stock was $1.05.



    On October 31, 1997, the Company issued options to purchase up to 20,000 shares of Common Stock at an exercise price of $1.00 per share to a former director of the Company. On the date of this issuance of securities, the price of the Company's Common Stock was $5.25.



    In October, 1997, in satisfaction of all compensation owed by the Company to K.B. Equities, Inc. ("KB Entities"), an affiliate of Mr. Katz and Ms. Barnes, for consulting services rendered to the Company in 1997, the Board of Directors granted options to acquire 100,000 shares of Common Stock to K.B. Equities at an exercise price of $0.75 per share, with a term of seven (7) years. Mr. Katz resigned from the Board of Directors of the Company on October 9, 1997. On the date of this issuance of securities, the price of the Company's Common Stock was $3.75.



    In August, 1997, the Company issued options to purchase up to 211,899 shares of Common Stock to the following persons, who are now or have been in the recent past officers and directors of the Company, at an exercise price of $1.25 per share with a term of five (5) years: (i) Chaim Markheim (20,250 options),
(ii) Raymond A. Hartman (20,250 options), (iii) Alan R. Novak (71,399 options), and (iv) John J. McAtee, Jr. (100,000 options). On the date of this issuance of securities, the price of the Company's Common Stock was $1.50.



    On December 15, 1997, the Company issued warrants to PMG and an employee of PMG to purchase up to 300,000 shares of Common Stock at an exercise price of $2.00 per share, which expire on December 15, 2002. The Warrants were issued to PMG as compensation for investment banking and advisory services. The 300,000 shares underlying the warrants are being registered in a registration statement, of which this Prospectus forms a part. On the date of this issuance of securities, the price of the Company's Common Stock was $3.75.



    On April 10, 1998, the Company issued options to Chaim Markheim to purchase up to 250,000 shares of Common Stock, at an exercise price of $2.875 per share, with a five (5) year term. On the date of this issuance of securities, the price of the Company's Common Stock was $3.00.



    On April 10, 1998, the Company issued options to purchase up to 100,000 shares of Common Stock, at the exercise price of $2.875 per share, with a five-year term, and 20,000 shares of Common Stock, to certain consultants for services rendered. The 20,000 shares were issued for services rendered at a $1.00 per share. On the date of this issuance of securities, the price of the Company's Common Stock was $2.875.



    In conformity with the provisions of the Option Plan for Outside Directors, on April 10, 1998, the Company granted to John J. McAtee and Alan R. Novak options to purchase up to 20,000 shares of Common Stock at an exercise price of $2.875 per share for services rendered during 1998. On the date of grant of these stock options, the price of the Company's Common Stock was $2.875.



    On March 8, 1999, the Company granted to Messrs. McAtee and Novak an additional 20,000 options under the Option Plan for Outside Directors to purchase a like number of shares of Common Stock at an exercise price of $2.8125 per share for services as a outside member of the Board of Directors to be rendered during 1999. All of these options are vested as of the date of this Prospectus. On the date of grant of these stock options, the price of the Company's Common Stock was $2.875.



    Upon Warwick Alex Charlton's joining the Company's Board of Directors on March 8, 1999, Mr. Charlton was granted options under the Option Plan for Outside Directors, to purchase 20,000 shares of Common Stock at an exercise price of $2.8125 per share for services to be rendered during 1999. On the date of grant of these stock options, the price of the Company's Common Stock was $2.88. Of these options all are vested as of the date of this Prospectus.



    Not in connection with the Option Plan for Outside Directors, on March 8, 1999, the Company granted to Mr. Charlton, options to acquire 150,000 shares of Common Stock at $3.00 per share. On the date of this issuance of securities, the price of the Company's Common Stock was $2.875. All of such options are vested as of the date of this Prospectus.



    Upon Steve Girgenti and Harry Mittelman joining the Company's Board of Directors on April 20, 1999, each was granted options to purchase 15,000 shares of Common Stock, at an exercise price of $2.8125 per share, for services to be rendered during 1999. On the date of grant of these stock options, the price of the Company's Common Stock was $4.63. As of the date of this Prospectus all of these options are vested.



    Not in connection with the Option Plan for Outside Directors, on April 20, 1999, the Company granted to Mr. Girgenti and Dr. Mittelman options, all of which are vested, to acquire up to 50,000 shares of Common Stock at $4.75 per share. On the date of grant of these stock options, the price of the Company's Common Stock was $4.63. All of such options are vested as of the date of this Prospectus.



    In 1999, in respect of the period August, 1998, through March, 1999, the Company granted to its current legal counsel, Matthias & Berg LLP ("M&B"), options to acquire an aggregate of 17,864 shares of the Company's Common Stock, at exercise prices between $1.50 and $5.10 per share, in each case equal to 85% of the trading price of the Company's Common Stock on the last day of the month in respect of which the options were granted. The options are exercisable for a period of 120 months from the date of grant. These options were issued as a part of a fee agreement between the Company and M&B, whereby M&B received options having an exercise price equal to 20% of its monthly fees in the form of Common Stock of the Company, valued at the closing bid price on the last day of each month. M&B agreed to forego collection of such fees in cash, and use, the uncollected fees against exercise price of the options.



    On April 5, 1999, the Company issued to a non-executive employee options to purchase 50,000 shares of the Company's Common Stock, at an exercise price of $3.1875. Such options vest, pursuant to a schedule, over a period of five
(5) years. On the date of this issuance of securities, the price of the Company's Common Stock was $4.56.



    On August 9, 1999, the Company issued 2,068,972 shares of the Company's Common Stock in connection with the August 9, 1999 Financing. The Company paid PMG a commission of 8% of the gross proceeds, or $744,000, $25,000 for reimbursement of expenses and, for each $1,000,000 of gross proceeds received by the Company, a warrant to purchase 10,000 shares of Common Stock at $4.50 per share (an aggregate of 93,104 warrants). On the date of the closing of the August 9, 1999 financing, the price of the Company's Common Stock was $5.19. The 2,068,972 shares of Common Stock sold in the August 9, 1999 Financing are being registered in a registration statement, of which this Prospectus forms a part.



    On May 11, 1999, the Company, in exchange for various marketing services to be provided by Healthworld at a discounted rate of $104 per person hour, which is materially less then the normal hourly rate charged by Healthworld for such services, granted the Healthworld Warrants to purchase 174,000 shares of the Company's Common Stock at an exercise price of $4.69 per share. On the date of grant of the Healthworld Warrants, the price of the Common Stock was $4.69. The Warrants have a term of ten years and are fully vested.



    On of August 26, 1999, the Company issued options to Chaim Markheim to purchase up to 180,000 shares of Common Stock, at an exercise price of $5.25 per share, with a five (5) year term. Of these options, 100,000 are vested, and the remaining 80,000 shall vest over two years as long as Mr. Markheim continues to be retained by the Company as a Consultant. On the date of this issuance of securities, the price of the Company's Common Stock was $5.25.



    On November 19, 1999, Jeffrey O'Donnell, the Company's President and Chief Executive Officer was granted options to acquire up to 650,000 shares of the Company's Common Stock at an exercise price of $4.625. Of these options, 216,667 are currently vested, another 216,667 shall vest on November 19, 2000, and 216,666 will vest on November 19, 2002 as long as Mr. O'Donnell remains employed by the Company. If Mr. O'Donnell is terminated by the Company other than for "cause" (which definition includes nonperformance of duties or competition of the employee with the Company's business), 50% of all unvested options will vest immediately. On the date of grant of the options the price of the Company's Common Stock was $4.625.



    As of November 24, 1999, Dennis McGrath was granted options to acquire up to 350,000 shares of the Company's Common Stock at an exercise price of $5.50. Of these options, 116,667 are currently vested, another 116,667 will vest on November 24, 2000, and 116,666 will vest on November 24, 2002 as long as Mr. McGrath remains employed by the Company. If the Company terminates
Mr. McGrath, other than for "cause" (which definition includes nonperformance of duties or competition of the employee with the Company's business), 50% of all unvested options will vest immediately. On the date of grant of the options the price of the Company's Common Stock was $5.50 per share.



    On December 7, 1999, the Company granted to Samuel E. Navarro options to acquire up to 100,000 shares of Common Stock at an exercise price of $5.9375 per share. Of these options, 33,334 are currently vested, 33,333 shall vest on December 7, 2000, and 33,333 shall vest on December 7, 2002 as long as Mr. Navarro remains a director of the Company. On the date of grant the price of the Company's Stock was $5.9375.



    Michael Allen was granted, as of January 28, 2000, options to acquire up to 150,000 shares of the Company's Common Stock at an exercise price of $13.50. Of these options, 50,000 are currently vested, another 50,000 will vest on January 28, 2001, and 50,000 will vest on January 28, 2002, so long as Mr. Allen remains employed by the Company. On the date of the grant, the price of the Company's Common Stock was $14.125.



CERTAIN ISSUANCES OF SECURITIES



    In September and October, 1997, the Company privately sold to 25 accredited investors a total of 679,500 restricted shares of Common Stock in a private placement at a price of $1.25 per share. The price of the Common Stock at the time of these transactions was approximately $3.50 per share. The Company sold an additional 28,601 shares at a price of $1.25 per share in the third quarter of 1997. The price of the Common Stock on the date of this transaction was $2.56 per share. These funds were used in part to pay outstanding accounts payable and to make a partial payment on delinquent Federal and State taxes outstanding. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



    In September, 1997, PMG purchased from Helionetics, with the approval of the Federal Bankruptcy Court in the pending Helionetics Chapter 11 Bankruptcy Proceeding, all debt owed by Acculase to Helionetics. In October, 1997, the Company purchased the debt owing by Acculase, in the amount of $2,159,708, from PMG in consideration of 800,000 shares of Common Stock or $2.70 per share. On the date of the issuance of these securities, the price of the Company's Common Stock was approximately $3.00 per share.



    In November, 1997, the Company issued 1,500,000 shares of Common Stock and 750,000 warrants (the "Warrants") to 37 accredited investors, with an exercise price of $4.00 per share and a term of five (5) years, in a private placement, resulting in gross proceeds of $6,000,000 to the Company. The price of the Common Stock on November 30, 1997, was $5.06 per share. The Company also issued 150,000 warrants and paid a commission of $480,000 to PMG as a placement agent fee. The warrants have an exercise price of $4.00 per share and provide that in the event that the Company issues shares of Common Stock for consideration of less than $4.00 per share, the per share exercise price will be adjusted to the issue price of such additionally issued shares of Common Stock. In December, 1998, the Company issued shares of its Common Stock at $1.50 per share, which reduced the exercise price of the 900,000 warrants was $1.50 per share. The shares underlying these warrants are being registered pursuant to a registration statement, of which this Prospectus forms a part. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



    The Company has agreed to issue to PMG an additional 75,000 warrants (the "Contingent Warrants") at a purchase price of $0.001 per share, at such time as any of the other related 750,000 warrants have been exercised. The Contingent Warrants will be exercisable for a period of five (5) years following the date of issue, at an exercise price equal to the average closing bid price for the Common Stock for the ten (10) trading days preceding the date of issue. The Contingent Warrants may be redeemed by the Company, upon 30 days' notice, at a redemption price of $0.10 per share, if the closing bid price of the Common Stock exceeds $8.00 per share for a period of thirty consecutive trading days.



    In July, 1998, the Company granted warrants to acquire 300,000 shares of Common Stock to PMG at an exercise price of $2.00 per share in consideration for the guarantee, by PMG, of a lease of office space in Carlsbad, California for the Company and the raising of a bridge loan of $1,000,000. Such warrants are exercisable at anytime until July 15, 2003. The price of the Company's Common Stock on July 15, 1998 was $2.125.



    On December 31, 1998, the Company sold to Mr. and Mrs. Richard A. Hansen an aggregate of 100,000 shares of the Company's restricted Common Stock $1.50 per share. The price of the Common Stock at December 30, 1998, was $2.50 per share. Mr. Hansen is the President of PMG, one of the Company's investment bankers. These shares are being registered pursuant to a registration statement of which this Prospectus forms a part.



OTHER TRANSACTIONS



    As of May 11, 1999, the Company entered into the agreement with Healthworld, of which Steven Girgenti, a director of the Company, is Chairman and Chief Executive Officer, for provision of various services relating to the marketing of the Company's products. The services include: (i) advertising and promotion;
(ii) development of market research and strategy; and (iii) preparation and consulting on media and publicity. The term of the agreement is indefinite, but may be terminated by either party on ninety days' notice. Compensation for these services is approximately $40,000 per month, plus reimbursement of expenses and payment of a 15% commission on media buys. Services beyond those budgeted by the parties are to cost $104 per person hour. Under a separate agreement, Healthworld will provide, as of October 1, 1999: (i) two fulltime managed-care specialists to make calls on potential customers for a period of seven months at a cost of $30,000 per month; (ii) 20 fulltime sale representatives to market among dermatologists for a period of four months at a cost of $125,000 per month; and (iii) certain general management services for a period of seven months at $70,000 per month. Under separate agreements, Healthworld will provide certain medical education and publishing services (approximately $700,000 in fees and costs over a period in excess of one year) and general public relations services ($10,000 per month). See "Management."



    As of May 21, 1999, the Company granted Rox Anderson, M.D. options to acquire up to 250,000 shares of Common Stock, exercisable at $5.16 per share, of which 100,000 are currently vested. The remainder will vest ratably over a three-year period and, in addition, are contingent on either approval by the FDA of a 510(k) submission by the Company or the FDA's approval of the Company's excimer laser to be regulated as a Class II device for the treatment of psoriasis. See "Business--Excimer Laser System for the Treatment of Psoriasis" and "Management."



    At December 31, 1997 and 1998 and September 30, 1999, the Company had advances outstanding to Chaim Markheim, the former Chief Operating Officer and a former Director of the Company of $25,000, $54,600 and $54,600, respectfully. As of September 30, 1999, the Company owed a total of $75,180 to Raymond A. Hartman, the former President and Director of the Company. This obligation includes $72,000 for commissions earned in connection with the Baxter Agreement.



    The Company believes that all such transactions with affiliates of the Company have been entered into on terms no less favorable to the Company than could have been obtained from independent third parties. The Company intends that any transactions and loans with officers, directors and five percent (5%) or greater stockholders, following the date of this Prospectus, will be on terms no less favorable to the Company than could be obtained from independent third parties and will be approved by a majority of the independent, disinterested directors of the Company.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS



    The following table reflects, as of January 14, 2000, the beneficial Common Stock ownership of: (a) each director of the Company, (b) each Named Executive (See "Compensation of Executive Officer and Directors"), (c) each person known by the Company to be a beneficial holder of five percent (5%) or more of its Common Stock, and (d) all executive officers and directors of the Company as a group:



                                                                                  PERCENT
                                                          NUMBER OF   --------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                       SHARES#    BEFORE OFFERING   AFTER OFFERING
------------------------------------                      ---------   ---------------   --------------
Warwick Alex Charlton(1)................................    170,000         1.27             1.06
Jeffrey F. O'Donnell(2).................................    226,667         1.61             1.28
Dennis McGrath(3).......................................    116,667          **               **
Michael Allen(4)........................................     50,000          **               **
Alan R. Novak(5)........................................    160,000         1.20             0.82
John J. McAtee, Jr.(6)..................................    239,000         1.79             0.97
Steven Girgenti(7)......................................    210,000         1.56             1.31
Harry Mittelman(8)......................................    266,514         1.88             0.20
Samuel E. Navarro(9)....................................     33,334          **               **
Joseph E. Gallo, Trustee(10)............................    987,943         7.43             0.14
Pennsylvania Merchant Group(11).........................    869,840         6.34             1.10
Richard Hansen(11)......................................    869,840         6.34             1.10
Clifford Kalista(12)....................................    550,000         4.08             1.55
Platinum Partners, LP(13)...............................    759,000         5.74             4.56
Calvin Hori and Hori Capital Management, Inc.(13).......    933,100         7.05             5.55
All directors and officers as a group
  (9 persons)(14).......................................  1,447,182        10.03             6.51


------------------------


  # Pursuant to the rules of the Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.



  ** Less than 1%.



 (1) Includes options to purchase 170,000 shares of Common Stock.
     Mr. Charlton's address is 304 Old Colony Road, Hartsdale, New York 10530. See "Certain Relationships and Related Transactions."



 (2) Includes 10,000 shares in the name of 531 E. Lancaster Ave. LLC of which Mr. O'Donnell is a principal and options to purchase 216,667 shares of Common Stock. Does not include options to purchase up to 433,333 shares of Common Stock, which vest over the next two years. Mr. O'Donnell's address is 7 Great Valley Parkway, Suite 222, Malvern, PA 19355. See "Certain Relationships and Related Transactions."



 (3) Includes options to purchase 116,667 shares of Common Stock. Does not include options to purchase up to 233,333 shares of Common Stock, which vest over the next two years. Mr. McGrath's address is 7 Great Valley Parkway, Suite 222, Malvern, PA 19355. See "Certain Relationships and Related Transactions."


(FOOTNOTES CONTINUE ON THE FOLLOWING PAGE)

(FOOTNOTES FROM THE PRIOR PAGE)



 (4) Includes options to purchase 50,000 shares of Common Stock. Does not include options to purchase up to 100,000 shares of Common Stock, which vest over the next two years. Mr. Allen's address is 7 Great Valley Parkway, Suite 222, Malvern, PA 19355. See "Certain Relationships and Related Transactions."



 (5) Includes 28,601 shares of Common Stock, which are being registered in a registration statement of which this Prospectus forms a part and options to purchase up to 111,399 shares of Common Stock. Mr. Novak's address is 3050 K Street, NW, Suite 105, Washington, D.C. 20007. See "Certain Relationships and Related Transactions."



 (6) Includes 84,000 shares which are being registered in a registration statement of which this Prospectus forms a part and options to purchase up to 140,000 shares of Common Stock. Mr. McAtee's address is Two Greenwich Plaza, Greenwich, Connecticut 06830. See "Certain Relationships and Related Transactions."



 (7) Includes options to purchase 65,000 shares of Common Stock. On May 11, 1999 the Company issued to Healthworld, of which Mr. Girgenti is Chairman and Chief Executive Officer, the Healthworld Warrants to purchase 174,000 shares of the Company's Common Stock at an exercise price of $4.69 per share. These Warrants have a term of ten years and vest to the extent of 14,500 shares of Common Stock on the eleventh day of each month, beginning June 11, 1999. As of 60 days after the date of this Prospectus, 145,000 Warrants are vested and all of the shares underlying the Warrants are being registered in a Registration Statement of which this Prospectus forms a part. Mr. Girgenti's address is Healthworld Corporation, 100 Avenue of the Americas, 8th Floor, New York, New York 10013. See "Certain Relationships and Related Transactions."



 (8) Includes 123,514 shares of Common Stock, warrants to purchase 63,000 shares and options to purchase 65,000 shares of Common Stock. Dr. Mittelman also owns, as Trustee of two family trusts, 10,000 shares and warrants to purchase up to 5,000 shares of Common Stock. Of these shares and underlying shares, 219,100 are being registered in a Registration Statement of which this Prospectus forms a part. Dr. Mittelman's address is 2200 Sand Hill Road, Suite 110, Menlo Park, CA 94025. See "Certain Relationships and Related Transactions."



 (9) Includes options to purchase 33,334 shares of Common Stock. Does not include options to purchase up to 66,661 shares of Common Stock, which vest over the next two years. Mr. Navarro's address is 55 East 52nd St., 33rd Floor, New York, NY 10055. See "Certain Relationships and Related Transactions."



 (10) Includes 925,443 shares of Common Stock and 62,500 warrants to purchase shares of Common Stock. Mr. Gallo is the Trustee of four (4) trusts, which own these securities. All of the shares of Common Stock and the shares underlying the Warrants are being registered in a registration statement, of which this Prospectus forms a part. Mr. Gallo's address is 600 Yosemite Blvd., Modesto, California 95354. See "Certain Relationships and Related Transactions."



 (11) Includes 269,840 shares of Common Stock and 500,000 warrants to purchase shares of Common Stock. This figure also includes 25,000 shares of Common Stock owned by Penelope Hansen, wife of Richard Hansen in her own name. 100,000 of these shares are being registered in a Registration Statement of which this Prospectus forms a part. The address of Pennsylvania Merchant Group Ltd. ("PMG") and Mr. Hansen is Four Falls Corporate Center, West Conshohocken, Pennsylvania 19428. See "Certain Relationships and Related Transactions--Convertible Debt and Conversion of Convertible Debt." See "Certain Relationships and Related Transactions."


(FOOTNOTES CONTINUE ON THE FOLLOWING PAGE)

(FOOTNOTES FROM THE PRIOR PAGE)



 (12) Includes 300,000 shares of Common Stock and 250,000 warrants to purchase shares of Common Stock. 50,000 shares and 250,000 shares underlying the warrants are being registered in a Registration Statement of which this Prospectus forms a part. Mr. Kalista is employed by Pennsylvania Merchant Group Ltd. His address is Four Falls Corporate Center, West Conshohocken, Pennsylvania 19428. See "Certain Relationships and Related Transactions."



 (13) The listed persons, Calvin Hori ("Hori"), Hori Capital Management, Inc. ("Hori Capital") and Platinum Partners, LP ("Platinum") have jointly filed an Amendment No. 1 to Schedule 13D (the "Schedule 13D"), dated
      December 1, 1997, with respect to 933,100 shares of Common Stock. The
      Schedule 13D provides, in pertinent part, that: (a) Hori, Hori Capital and Platinum may be deemed to be the beneficial owners of 759,000 of these shares, and (b) Hori and Hori Capital may be deemed to be the beneficial owners of an additional 174,100 of these shares. The address for each of the listed persons is One Washington Mall, Boston, Massachusetts 02108.



 (14) Includes 251,115 shares of Common Stock and options and warrants to purchase up to 1,187,860 shares of Common Stock.

                           DESCRIPTION OF SECURITIES



GENERAL



    The Company's authorized capital stock consists of 25,000,000 shares of Common Stock, par value $0.01 per share. As of the date of this Prospectus, there were issued and outstanding 13,225,618 shares of Common Stock. There were also issued and outstanding warrants to purchase up to 2,324,604 shares of Common Stock and options to purchase up to 3,498,263 shares of Common Stock.



    As of September 15, 1999, the Company's stockholders adopted amendments to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 10,000,000 shares to 25,000,000 shares.



COMMON STOCK



    Holders of the Common Stock are entitled to cast one vote for each share held of record, to receive such dividends as may be declared by the Board of Directors out of legally available funds and to share ratably in any distribution of the Company's assets after payment of all debts and other liabilities, upon liquidation, dissolution or winding up. Holders of the Common Stock do not have preemptive rights or other rights to subscribe for additional shares, and the Common Stock is not subject to redemption. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable.



    Under Delaware law, each holder of a share of Common Stock is entitled to one vote per share for each matter submitted to the vote of the stockholders, and cumulative voting is allowed for the election of directors, if provided for in the Certificate of Incorporation. The Company's Certificate of Incorporation does not provide for cumulative voting.



WARRANTS



    The Company has issued and outstanding Warrants to purchase 2,349,604 shares of Common Stock to various investors in the Company at exercise prices ranging from $1.50 up to $5.25 per share, all of which are currently exercisable. All of these warrants are being registered in a registration statement, of which this Prospectus forms a part. See "Certain Relationships and Related Transactions."



OPTIONS



    The Company has issued and outstanding options to purchase 3,498,263 shares of Common Stock to various employees, officers, directors and consultants of the Company, at exercise prices ranging from $0.50 to $5.94 per share, 2,369,224 of which are currently exercisable. See "Compensation of Executive Officers and Directors--1995 Non-Qualified Stock Option Plan--Compensation of Directors" and "Certain Relationships and Related Transactions."



TRANSFER AGENT



    The transfer agent for the Common Stock is American Stock Transfer & Trust Co., 6201 Fifteenth Avenue, Brooklyn, New York 10015.



CERTAIN BUSINESS COMBINATIONS AND OTHER PROVISIONS OF THE CERTIFICATE OF
  INCORPORATION



    Delaware law contains a statutory provision, which is intended to curb abusive takeovers of Delaware corporations. The effect of such "anti-takeover" provisions may delay, deter or prevent a takeover of the Company which the stockholders may consider to be in their best interests, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of their securities at above-market prices, or limit the ability of stockholders to remove incumbent directors as readily as the stockholders may consider to be in their best interests.

    Section 203 of the Delaware General Corporation Law addresses the problem by preventing certain business combinations of the corporation with interested stockholders within three years after such stockholders become interested.
Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three (3) years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is: (i) the owner of fifteen percent (15%) or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and who was the owner of fifteen percent (15%) or more of the outstanding voting stock of the corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

                 SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION



    There are, as of the date of this Prospectus, 5,901,835 shares of Common Stock currently issued in the name of the Selling Stockholders, 2,324,604 shares of Common Stock underlying the Warrants and 200,000 shares of Common Stock underlying the Options which may be sold from time to time directly by the Selling Stockholders to purchasers. Alternatively, the Selling Stockholders may from time to time offer the shares of Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the shares of Common Stock may be deemed to be underwriters and any profit on the sale of shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the specific shares to be sold and the terms of the offering, including the name or names of any underwriters, dealer-agents, any discounts, commissions or concessions allowed or reallowed or paid to dealers.



    The shares of Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or negotiated prices.



    The Company has paid all of the expenses incident to the offering of the shares of the Common Stock offered by the Selling Stockholders, other than commissions and discounts of underwriters, dealers or agents and the fees and expenses of counsel to the Selling Stockholders.



    As of the date of this Prospectus, except for John J. McAtee, Jr., Alan R. Novak and Harry Mittelman, who are directors of the Company, and Joseph E. Gallo, as trustee, Clifford Kalista, Richard Hansen and PMG, who are 5% or greater beneficial stockholders, none of the Selling Stockholders or their affiliates is a director, executive officer or 5% or greater beneficial stockholder of the Company.



    The following table sets forth certain information related to the number of shares of Common Stock and shares underlying the Warrants, which may be offered by the Selling Stockholders pursuant to this Prospectus:



                                                                     SHARES UNDERLYING
                                                                       WARRANTS AND
SELLING STOCKHOLDERS                                     SHARES(1)      OPTIONS(2)       TOTAL SHARES
--------------------                                     ---------   -----------------   ------------
531 East Lancaster Avenue LLC(3).......................     10,000                           10,000
Abruzzese, Frank A.....................................     11,000                           11,000
Accrued Investments, Inc...............................                      7,500            7,500
Adams, Dennis..........................................     92,500          21,250          113,750
Alderfer, Joy..........................................      2,000                            2,000
Allsopp, David S.......................................     57,900                           57,900
Arkin, Robert..........................................     25,000          12,500           37,500
Auch, Fran M...........................................     13,000                           13,000
Austin, Van............................................      5,000                            5,000
Batansky, Norman.......................................      6,000                            6,000
Belz, David & Robyn....................................      3,000                            3,000
Belz, David, Profit Sharing Plan.......................      8,000                            8,000
Blancho, Eric..........................................     11,000                           11,000
Bowler, Mary E.........................................     17,218           5,000           22,218
Bowyer, Arvel(4).......................................                    150,000          150,000
Brooks Provisions......................................     25,000                           25,000
Brown, William P.......................................     10,000                           10,000

                                                                     SHARES UNDERLYING
                                                                       WARRANTS AND
SELLING STOCKHOLDERS                                     SHARES(1)      OPTIONS(2)       TOTAL SHARES
--------------------                                     ---------   -----------------   ------------
Burkhardt, Robert......................................      5,000                            5,000
Campbell, Frank J., III................................    105,000                          105,000
Campbell, Frank; IRA...................................     50,000          25,000           75,000
Cardiovascular/Thoracic Def. Partnership...............     20,000                           20,000
Carewell, S.a.r.l......................................     20,000                           20,000
Chapman, Donald........................................    100,000          50,000          150,000
Constantine, Harry & Phoebe............................     10,000                           10,000
Corby, Dan.............................................      5,106           2,500            7,606
Cornell, John E., Trustee..............................      2,000                            2,000
Coutts (Jersey Limited)(5).............................    240,000          20,000          260,000
Cullen, Alice..........................................     10,000                           10,000
Dandridge, Victor, III.................................     20,000                           20,000
Decosimo, Joseph.......................................     20,000                           20,000
DeCarlo, Anthony & Ellen...............................      5,107           2,500            7,607
DeMento, B. Robert & Linda.............................      6,000                            6,000
DeMento, Biagio & Cosima...............................     25,000                           25,000
DeMoss Foundation......................................    150,000          50,000          200,000
Ecker Family Partnership...............................     30,000           7,500           37,500
Ecker, Amir............................................     12,500          10,000           22,500
Ecker, Amir; IRA.......................................    167,500          45,000          212,500
EDJ Limited............................................     65,000          17,500           82,500
Edwards, Joanne........................................     15,500           6,250           21,750
Emerson Investment Group(4)............................                     50,000           50,000
Evancich, Joseph M. & Linda............................      8,000                            8,000
Faillace, Peter J., Jr.(5).............................      7,000                            7,000
First, Lawrence & Lorraine.............................      5,000                            5,000
Fischer, John David....................................      2,000                            2,000
Frary, Richard S.......................................                      7,500            7,500
Fuller, Jay M. & Sandee................................     25,000          12,500           37,500
Gale, James, Trustee...................................     12,500           6,250           18,750
Gallo, Joseph E., Trustee, Ernest J. Gallo Trust.......    179,148                          179,148
Gallo, Joseph E., Trustee, Ernest J. Gallo Trust.......    179,148                          179,148
Gallo, Joseph E., Trustee, Joseph C. Gallo Trust.......    179,147                          179,147
Gallo, Joseph E., Trustee, Children's Family Trust.....                                     409,722
Galman, Barry..........................................      5,000                            5,000
Garre, Sam III IRA.....................................     10,000                           10,000
Gibbs, Richard.........................................     36,875           8,438           45,313
Goodwin, Richard C.....................................     22,000                           22,000
Gruber, Jon D. and Linda W.(7).........................    106,250          43,750          150,000
Gruber McBaine International...........................     25,000                           25,000
Haimovitch, Larry......................................     22,500           6,250           28,750
Hansen Penelope S. & Richard A.(8).....................    100,000                          100,000
Healthworld Corporation(9).............................                    174,000          174,000
Holmes Partners, LP....................................                      6,250            6,250
Hutchins, William Wells................................     10,000                           10,000
Jacobson, Ricky........................................      3,000                            3,000
Jordanov, Betty........................................      5,000                            5,000
Kalista, Clifford(10)..................................     50,000         250,000          300,000

                                                                     SHARES UNDERLYING
                                                                       WARRANTS AND
SELLING STOCKHOLDERS                                     SHARES(1)      OPTIONS(2)       TOTAL SHARES
--------------------                                     ---------   -----------------   ------------
Keszeli, Alexander.....................................      2,000                            2,000
Kim, James J...........................................     20,000                           20,000
Kozloff, Judith IRA....................................      2,000                            2,000
Kreitler, Richard......................................     20,000                           20,000
Lagunitas Partners, LP.................................    243,750          81,250          325,000
Lancaster Investment Partners, L.P.....................    175,000         100,000          275,000
Legion Fund, Ltd.......................................                     12,500           12,500
Leicht, Phillip; Rollover IRA..........................     25,000          12,500           37,500
Lennon, James J. and Carolyn...........................     10,000                           10,000
Losty, Mary M..........................................    125,000          12,500          137,500
Lyerly, J. Edward......................................      3,000                            3,000
Maguire, Alexander IRA.................................     10,000                           10,000
Mandeville, Josephine..................................     10,000                           10,000
Marsh, Harry C., Jr....................................     20,000                           20,000
Martin, Larry..........................................                    100,000          100,000
Martorelli, Michael A..................................     10,000                           10,000
Mazer, Irving..........................................     75,625          25,312          100,937
Mazer, Irving--Special Account.........................      7,500           2,500           10,000
McAtee, John J., Jr.(11)...............................     99,000                           99,000
McCarthy, Cornelius & Gail.............................      2,250                            2,250
McKernan, Thomas & Ann.................................     12,500           6,250           18.750
McQueen, Scott.........................................     35,000           5,000           40,000
Melgen, Saloman E. and Flor............................     50,000          25,000           75,000
Millridge Corporation..................................     30,000                           30,000
Mitchell, Keith IRA....................................      4,000                            4,000
Mittelman, Harry & Brenda..............................     15,000           7,500           22,500
Mittelman, Harry(12)...................................     81,000          33,000          114,100
Mittelman, Harry, (Trustee, Spencer Mittelman)(12).....      6,500           3,250            9,750
Mittelman, Harry, Rollover IRA(12).....................     45,000          22,500           67,500
Mittelman, Harry; (Trustee, Drew Kaplow)(12)...........      3,500           1,750            5,250
Murphy, Kathleen E.....................................     10,000                           10,000
Novak, Alan R.(13).....................................     28,601                           28,601
O'Conner, Daniel J.....................................     75,000          25,000          100,000
O'Conner, Pamela F.....................................     25,000          12,500           37,500
Orbis Pension Trustees Ltd.............................    200,000                          200,000
Papa, Vincent..........................................     10,000                           10,000
Parke, David...........................................      7,000                            7,000
Parlby, George.........................................      7,500          24,000           31,500
Pennsylvania Merchant Group............................                    593,104          593,104
Petersen, Eric C. & Ellen C............................     41,000          12,500           53,500
Petras, Robert J. & Christine M........................     13,106           2,500           15,606
Phipps, Arnold A., III.................................     27,000                           27,000
Porter Partners, L.P...................................    185,000          72,500          257,500
Porter, Barry..........................................     75,000                           75,000
Porter, Jeffrey........................................     50,000                           50,000
Post, Charles CRT......................................    125,000          62,500          187,500
Post, Charles, Trustee.................................     67,000                           67,000
Prince, Leonide........................................     43,500          18,750           62,250

                                                                     SHARES UNDERLYING
                                                                       WARRANTS AND
SELLING STOCKHOLDERS                                     SHARES(1)      OPTIONS(2)       TOTAL SHARES
--------------------                                     ---------   -----------------   ------------
ProFutures Special Equities Fund LLP...................    187,500                          187,500
Rawlings, Peter S.(14).................................    200,000                          200,000
Rice, William Phipps...................................     10,000                           10,000
Robins, Barry..........................................     30,282          15,000           45,282
Robins, Charles M......................................     37,500           6,250           43,750
Roytman, Leonid........................................     10,000           5,000           15,000
Roytman, Leonid; IRA...................................     52,500           6,250           58,750
Saquish Trust..........................................      5,500                            5,500
Shafran, George P......................................     25,000          12,500           37,500
Shafran, Tom...........................................     12,500           6,250           18,750
Sheridan, James M......................................      5,000                            5,000
Smith, Michael H.......................................     70,000                           70,000
Snavely, Peter D., Jr.(15).............................     52,500           6,250           58,750
Sonz Partners. LP......................................     50,000          25,000           75,000
Sprague, Joseph G......................................     10,000                           10,000
Stein, Elliot, Jr......................................                      6,250            6,250
Sterious, John G.......................................     10,000                           10,000
Sugarman, Family Partners..............................     40,000                           40,000
Sugarman, Jason........................................      5,500                            5,500
Sunapee Partners.......................................     15,000                           15,000
Talmor Capital.........................................     10,000                           10,000
Teal Fund, LP..........................................     12,500          31,250           43,750
Tecce, Frederick IRA...................................     10,000                           10,000
Torrone, Robert F. Associates..........................     10,000                           10,000
Troster, Ruth Lois.....................................      2,000                            2,000
Volpe, Brown Whelan & Co...............................                     37,500           37,500
Walling, Richard C., Gen. Ptr..........................     15,000                           15,000
Walsh, Charles J. & Carol W............................      5,000                            5,000
Watkinson, William J., IRA.............................     19,000           5,000           24,000
Weaver, James M., IRA..................................     80,000          25,000          105,000
Williams, A. Morris & Ruth W...........................     20,000                           20,000
Williams, William D....................................     10,000                           10,000
Williams & Kilkowski...................................     18,000                           18,000
Wittenbraker, Carolyn..................................      6,000           3,000            9,000
Wood, Greg.............................................     25,000                           25,000
Yeagley, Jonathan......................................      2,000                            2,000
                                                         ---------       ---------        ---------
Totals.................................................  5,926,835       2,524,604        8,451,439
                                                         =========       =========        =========


------------------------


 (1) Consists of shares issued in various placements of the Companies securities.



 (2) Consists of warrants issued from time to time. See "Certain Relationships and Related Transactions."



 (3) Jeffrey O'Donnell, President and a director of the company, is a principal of 531 E. Lancaster Ave LLC.



 (4) As transferee of original option holder. Arvel Bowyer has contracted to sell these options to Clifford Kalista and Richard Hansen.



 (5) Includes warrants registered in the name of Hare & Co., an affiliated company.

 (6) Includes the number of Shares and Warrants registered in the names of the persons set forth hereinafter, as follows: (a) Peter J. Faillace, Jr., C/F Matthew Faillace (3,500 Shares), and (b) Peter J. Faillace, Jr., C/F Adam Faillace (3,500 Shares).



 (7) Includes the number of Shares and Warrants registered in the names of the persons set forth hereinafter, as follows: (a) Jon D. and Linda W. Gruber (35,700 Shares and 18,750 Warrants), and (b) Gruber & McBaine International (50,000 Shares and 25,000 Warrants).



 (8) Includes 75,000 shares in the name of Richard A. Hansen and 25,000 shares in the name of Penelope S. Hansen.



 (9) Steven Girgenti, a director of the Company, is President of Healthworld.



 (10) Includes the number of Shares registered in the names of the persons set forth hereinafter, as follows: (a) Clifford Kalista (47,000 Shares), and
      (b) Phyllis Kalista (3,000 Shares); and 250,000 Warrants registered in the names of Clifford Kalista and Phyllis Kalista.



 (11) Includes 84,000 Shares. Mr. McAtee disclaims beneficial ownership of the 16,000 shares registered in the names of Elizabeth P. McAtee and John C.C. McAtee, who are his adult children. John J. McAtee, Jr. is a member of the Board of Directors of the Company.



 (12) Includes 123,514 shares of Common Stock, warrants to purchase 63,000 shares and options to purchase 65,000 shares of Common Stock.
      Dr. Mittelman owns, as Trustee of two family trusts, 10,000 shares and warrants to purchase up to 5,000 shares of Common Stock. Dr. Mittelman is a member of the Board of Directors of the Company.



 (13) Mr. Novak is a member of the Board of Directors of the Company.



 (14) Includes the number of Shares registered in the names of the persons set forth hereinafter, as follows: (a) Peter S. Rawlings (160,000 Shares), and
      (b) Sarah P. Rawlings (40,000 Shares).



 (15) Includes the number of Shares and Warrants registered in the names of the persons set forth hereinafter, as follows: (a) Perry D. Snavely, Jr. (40,000 Shares), and (b) Perry D. Snavely IRA (12,500 Shares and 6,250 Warrants.)

                        SHARES ELIGIBLE FOR FUTURE SALE



    As of the date of this Prospectus, the Company had issued and outstanding 13,225,618 shares of Common Stock. There are currently 6,438,253 shares of Common Stock, which are restricted shares, and 6,787,365 shares which are freely tradable or eligible to have the restrictive legend removed pursuant to Rule 144(k) promulgated under the Securities Act. Further, the Company has issued and outstanding options to purchase up to 3,498,263 shares of Common Stock, 2,397,431 of which are currently exercisable, and warrants to purchase up to 2,324,604 shares of Common Stock.



    Holders of restricted securities must comply with the requirements of Rule 144 in order to sell their shares in the open market. In general, under Rule 144 as currently in effect, any affiliate of the Company and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period in brokerage transactions or to market makers a number of shares that does not exceed the greater of: (i) 1% of the then outstanding shares of the Company's Common Stock (approximately 130,944 shares immediately after this Offering), or (ii) the average weekly trading volume reported in the principal market for the Company's Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirement and availability of current public information about the Company. Non-affiliates who have held their restricted shares for two years are entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates of the Company for the three months preceding such sale.



    The Company can make no prediction as to the effect, if any, that sales of shares of Common Stock or the availability of shares for sale will have on the market price of Common Stock. Nevertheless, sales of significant amounts of Common Stock could adversely affect the prevailing market price of the Common Stock, as well as impair the ability of the Company to raise capital through the issuance of additional equity securities.



                                 LEGAL MATTERS



    Certain matters with respect to the validity of the Shares offered by the Selling Stockholders will be passed upon for the Company by Matthias & Berg LLP, Los Angeles, California. As of the date of this Prospectus Matthias & Berg LLP holds options for 17,864 shares of the Company's Common Stock exercisable at various prices between $1.50 and $5.10 per share.



                                    EXPERTS



    The audited Consolidated Financial Statements and related Notes of Laser Photonics, Inc. and subsidiaries including the consolidated balance sheets at December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1996, 1997 and 1998, included elsewhere in this Prospectus, have been so included in reliance on the report of Hein + Associates LLP, independent certified public accountants, given on the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION



    The Company has filed with the Commission, a registration statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibits. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto may be obtained from the Public Reference Room of the Commission at its principal office in Washington, D.C. at prescribed rates. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http://www.sec.gov.



    The Company is currently subject to the reporting requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549; and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials can be obtained from the Public Reference Section of the Commission at its principal office in Washington, D.C. at prescribed rates. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http://www.sec.gov. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                PAGE
                                                              --------
INDEPENDENT AUDITOR'S REPORT................................     F-2

CONSOLIDATED BALANCE SHEETS--December 31, 1997 and 1998, and
  September 30, 1999 (unaudited)............................     F-3

CONSOLIDATED STATEMENTS OF OPERATIONS--For the Years Ended
  December 31, 1996, 1997 and 1998, and for the Nine Months
  Ended September 30, 1998 and 1999 (unaudited).............     F-4

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
  (DEFICIT)--For the Years Ended December 31, 1996, 1997
  and 1998 and for the Nine Months Ended September 30, 1999
  (unaudited)...............................................     F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS--For the Years Ended
  December 31, 1996, 1997 and 1998, and for the Nine Months
  Ended September 30, 1998 and 1999 (unaudited).............     F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................     F-8

PRO FORMA FINANCIAL INFORMATION (unaudited).................    F-28

PRO FORMA BALANCE SHEET--September 30, 1999 (unaudited).....    F-29

PRO FORMA STATEMENT OF OPERATIONS--For the Year Ended
  December 31, 1998 (unaudited).............................    F-30

PRO FORMA STATEMENT OF OPERATIONS--For the Nine Months Ended
  September 30, 1999 (unaudited)............................    F-31

NOTES TO PRO FORMA FINANCIAL STATEMENTS (unaudited).........    F-32

                          INDEPENDENT AUDITOR'S REPORT



To the Stockholders and Board of Directors



Laser Photonics, Inc. and subsidiaries



Carlsbad, California



    We have audited the accompanying consolidated balance sheets of Laser Photonics, Inc. and subsidiaries (the "Company") as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Laser Photonics, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1998, in conformity with generally accepted accounting principles.



/s/ HEIN + ASSOCIATES LLP



HEIN + ASSOCIATES LLP
Certified Public Accountants



Orange, California
April 8, 1999

                     LASER PHOTONICS, INC. AND SUBSIDAIRIES
                          CONSOLIDATED BALANCE SHEETS



                                                                   DECEMBER 31,          SEPTEMBER 30,
                                                            --------------------------   -------------
                                                               1997           1998           1999
                                                            -----------   ------------   -------------
                                                                                          (UNAUDITED)
                                                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...............................  $ 1,225,932   $    174,468   $  6,619,434
  Accounts receivable, net of allowance for doubtful
    accounts of $75,000, $68,000, and $0 (unaudited) at
    December 31, 1997 and 1998, and September 30, 1999....      343,465         34,676             --
  Receivable from related party...........................       25,000         54,600         54,600
  Inventories.............................................      951,209        458,343        627,167
  Prepaid expenses........................................       66,463             --         37,268
                                                            -----------   ------------   ------------
    Total current assets..................................    2,612,069        722,087      7,338,469
PROPERTY AND EQUIPMENT, net...............................      141,432        127,190        159,686
PATENT COSTS, net of accumulated amortization of $23,965,
  $32,318 and $38,583 (unaudited) at December 31, 1997 and
  1998, and September 30, 1999............................       60,833         52,480         46,215
PREPAID LICENSE FEE, net of accumulated amortization of
  $41,667, $541,667, and $916,667 (unaudited) at
  December 31, 1997 and 1998, and September 30, 1999......    3,958,333      3,458,333      3,083,333
EXCESS OF COST OVER NET ASSETS OF ACQUIRED COMPANY, net of
  accumulated amortization of $1,342,614, $1,862,296, and
  $2,252,058 (unaudited) at December 31, 1997 and 1998,
  and September 30, 1999..................................      995,955        476,273         86,512
OTHER ASSETS..............................................       39,682         33,932         29,532
                                                            -----------   ------------   ------------
TOTAL ASSETS..............................................  $ 7,808,304   $  4,870,295   $ 10,743,747
                                                            ===========   ============   ============
                                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of notes payable and long-term debt.....  $   573,782   $    620,581   $    271,747
  Payable to related party................................       36,222        136,002         75,180
  Accounts payable........................................      859,559        404,666        777,537
  Accrued payroll and related expenses....................      400,222        393,339        398,183
  Other accrued liabilities...............................      631,808        666,852        636,260
  Customer deposits.......................................           --             --        199,036
  Deferred revenue........................................       95,000        343,906        250,000
                                                            -----------   ------------   ------------
    Total current liabilities.............................    2,596,593      2,565,346      2,607,943
NOTES PAYABLE AND LONG-TERM DEBT, less current portion....      282,559         69,893         49,334
LIABILITIES IN EXCESS OF ASSETS HELD FOR SALE.............           --        393,665        612,322
                                                            -----------   ------------   ------------
    Total liabilities.....................................    2,879,152      3,028,904      3,269,599
                                                            -----------   ------------   ------------
COMMITMENTS AND CONTINGENCIES (Notes 3, 8
  and 12).................................................           --             --             --
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value; 25,000,000 shares
    authorized, 9,247,083, 9,895,684 and 13,167,975
    (unaudited) shares issued and outstanding at
    December 31, 1997 and 1998, and September 30, 1999....       92,471         98,957        131,680
  Additional paid-in capital..............................   14,625,564     17,439,904     30,063,072
  Accumulated deficit.....................................   (9,788,883)   (15,697,470)   (22,720,604)
                                                            -----------   ------------   ------------
    Total stockholders' equity............................    4,929,152      1,841,391      7,474,148
                                                            -----------   ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................  $ 7,808,304   $  4,870,295   $ 10,743,747
                                                            ===========   ============   ============



  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                        NINE MONTHS ENDED
                                             FOR THE YEARS ENDED DECEMBER 31,             SEPTEMBER 30,
                                          ---------------------------------------   -------------------------
                                             1996          1997          1998          1998          1999
                                          -----------   -----------   -----------   -----------   -----------
                                                                                    (UNAUDITED)   (UNAUDITED)
REVENUES:
  Sales.................................  $ 2,901,454   $ 2,960,330   $ 1,580,422   $ 1,795,578   $   812,820
  Other.................................           --       855,000       769,026        95,000        93,906
                                          -----------   -----------   -----------   -----------   -----------
                                            2,901,454     3,815,330     2,349,448     1,890,578       906,726
                                          -----------   -----------   -----------   -----------   -----------
COSTS AND EXPENSES:
  Cost of sales.........................    2,329,299     2,090,276     1,806,557     1,214,736     1,012,051
  Selling, general and administrative...    1,158,841     2,181,304     3,608,108     1,905,341     3,129,974
  Research and development..............      850,993       685,109     1,243,372       461,168     1,256,274
  Bad debt expense related to related
    party receivable....................      662,775        48,000            --            --            --
  Impairment recognized on
    reorganization goodwill.............    1,486,823            --            --            --            --
  Depreciation and amortization.........    1,214,876       741,481     1,088,649       815,407       826,895
                                          -----------   -----------   -----------   -----------   -----------
                                            7,703,607     5,746,170     7,746,686     4,396,652     6,225,194
                                          -----------   -----------   -----------   -----------   -----------
LOSS FROM OPERATIONS....................   (4,802,153)   (1,930,840)   (5,397,238)   (2,506,074)   (5,318,468)
                                          -----------   -----------   -----------   -----------   -----------
OTHER INCOME (EXPENSE):
  Interest expense......................     (392,000)     (386,069)     (510,948)     (418,901)   (1,757,581)
  Interest income.......................           --        52,280         8,907            --            --
  Other.................................     (163,815)      (38,572)       (6,008)        5,424        52,915
                                          -----------   -----------   -----------   -----------   -----------
LOSS BEFORE INCOME TAX
  EXPENSE...............................   (5,357,968)   (2,303,201)   (5,905,287)   (2,919,551)   (7,023,134)
INCOME TAX EXPENSE......................           --        (3,900)       (3,300)           --            --
                                          -----------   -----------   -----------   -----------   -----------
NET LOSS................................  $(5,357,968)  $(2,307,101)  $(5,908,587)  $(2,919,551)  $(7,023,134)
                                          ===========   ===========   ===========   ===========   ===========
BASIC AND DILUTED LOSS PER SHARE........  $     (0.95)  $     (0.35)  $     (0.64)  $     (0.31)  $     (0.67)
                                          ===========   ===========   ===========   ===========   ===========
WEIGHTED AVERAGE SHARES.................    5,619,668     6,531,190     9,287,507     9,286,285    10,547,130
                                          ===========   ===========   ===========   ===========   ===========



  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES



           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



          FOR THE NINE MONTHS ENDED DECEMBER 31, 1996, 1997, AND 1998
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1999



                                                COMMON STOCK        ADDITIONAL
                                            ---------------------     PAID-IN     ACCUMULATED
                                              SHARES      AMOUNT      CAPITAL       DEFICIT         TOTAL
                                            ----------   --------   -----------   ------------   -----------
BALANCES, January 1, 1996.................   5,000,000   $ 50,000   $ 2,760,028   $ (2,123,814)  $   686,214
  Conversion of convertible debentures and
    related accrued interest..............     538,583      5,386       519,896             --       525,282
  Exercise of stock options...............     268,000      2,680       700,820             --       703,500
  Stock issued for prior year services....     148,500      1,485       171,640             --       173,125
  Stock issued for rent...................      30,000        300        59,700             --        60,000
  Stock issued as compensation............     177,500      1,775       264,475             --       266,250
  Capital contribution from Helionetics...          --         --       853,669             --       853,669
  Net Loss................................          --         --            --     (5,357,968)   (5,357,968)
                                            ----------   --------   -----------   ------------   -----------
BALANCES, December 31, 1996...............   6,162,583     61,626     5,330,228     (7,481,782)   (2,089,928)
  Sale of stock and warrants, net of
    expenses..............................   2,179,500     21,795     6,237,282             --     6,259,077
  Stock issued for services...............     105,000      1,050        94,575             --        95,625
  Stock issued to purchase debt and
    accrued interest......................     800,000      8,000     2,151,708             --     2,159,708
  Capital contributions from
    Helionetics...........................          --         --       140,448             --       140,448
  Compensation recognized upon issuance of
    stock options.........................          --         --       671,323             --       671,323
  Net Loss................................          --         --            --     (2,307,101)   (2,307,101)
                                            ----------   --------   -----------   ------------   -----------
BALANCES, December 31, 1997...............   9,247,083     92,471    14,625,564     (9,788,883)    4,929,152
  Conversion of convertible notes
    payable...............................     600,000      6,000     1,144,000             --     1,150,000
  Sale of stock...........................      28,601        286        35,465             --        35,751
  Warrants issued for services............          --         --     1,318,200             --     1,318,200
  Stock issued for services...............      20,000        200        19,800             --        20,000
  Allocation of proceeds from notes
    payable due to beneficial conversion
    feature...............................          --         --       296,875             --       296,875
  Net Loss................................          --         --            --     (5,908,587)   (5,908,587)
                                            ----------   --------   -----------   ------------   -----------
BALANCES, December 31, 1998...............   9,895,684     98,957    17,439,904    (15,697,470)    1,841,391
  Allocation of proceeds from notes
    payable due to beneficial conversion
    feature (unaudited)...................          --         --     1,115,625             --     1,115,625
  Proceeds from issuance of warrants
    (unaudited)...........................          --         --       368,900             --       368,900
  Compensation recognized upon issuance of
    stock options (unaudited).............          --         --       299,650             --       299,650
  Stock options issued for services
    (unaudited)...........................          --         --         2,607             --         2,607
  Conversion of note, net of unamortized
    debt issuance costs (unaudited).......   1,190,819     11,908     2,297,907             --     2,309,815
  Sale of stock, net of expenses
    (unaudited)...........................   2,068,972     20,690     8,519,854             --     8,540,544
  Proceeds from exercise of warrants
    (unaudited)...........................      12,500        125        18,625             --        18,750
  Net loss (unaudited)....................          --         --            --     (7,023,134)   (7,023,134)
                                            ----------   --------   -----------   ------------   -----------
BALANCES, September 30, 1999 (unaudited)..  13,167,975   $131,680   $30,063,072   $(22,720,604)  $ 7,474,148
                                            ==========   ========   ===========   ============   ===========



  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                            FOR THE YEARS ENDED                 NINE MONTHS ENDED
                                               DECEMBER 31,                       SEPTEMBER 30,
                                  ---------------------------------------   -------------------------
                                     1996          1997          1998          1998          1999
                                  -----------   -----------   -----------   -----------   -----------
                                                                            (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net loss......................  $(5,357,968)  $(2,307,101)  $(5,908,587)  $(2,919,551)  $(7,023,134)
  Adjustments to reconcile net
    loss to net cash used in
    operating activities:
    Depreciation and
      amortization..............    1,214,876       741,581     1,088,650       815,407       826,895
    Allowance for doubtful
      accounts..................           --       (25,000)           --        (3,000)       14,415
    Amortization of debt
      issuance costs............           --            --            --            --        67,004
    Interest expense related to
      beneficial conversion
      feature and amortization
      of discount on convertible
      notes.....................           --            --       296,875       296,875     1,512,292
    Impairment recognized on
      reorganization goodwill...    1,486,823            --            --            --            --
    Bad debt expense related to
      related party
      receivable................      662,775        48,000            --            --            --
    Stock issued to pay
      interest..................       25,282       168,268            --            --         1,644
    Warrants issued for
      services..................           --            --     1,318,200            --            --
    Stock issued for services...           --        95,625        20,000        20,000            --
    Stock issued for rent.......       60,000            --            --            --            --
    Stock issued as
      compensation..............      266,250            --            --            --            --
    Stock options issued for
      services..................           --            --            --            --         2,607
    Compensation recognized upon
      issuance of stock
      options...................           --       671,323            --            --       299,650
    Changes in operating assets
      and liabilities:
      Accounts receivable.......     (127,066)       64,970       168,789       169,677        87,240
      Inventories...............      (35,147)      (60,198)       40,105      (163,453)      (75,605)
      Prepaid expenses and other
        assets..................       16,838       (63,350)       (1,576)      (28,697)       (8,451)
      Accounts payable..........       17,830       161,273       355,379       137,204       335,302
      Accrued payroll and
        related expenses........      317,923      (270,259)       36,893        36,081        43,691
      Accrued research
        consulting fees.........           --            --       291,000            --         9,000
      Other accrued
      liabilities...............      440,995      (313,983)      (37,864)      (34,425)      (40,870)
      Customer deposits.........           --            --            --            --       199,036
      Deferred revenue..........           --        95,000       248,906       171,538       (93,906)
                                  -----------   -----------   -----------   -----------   -----------
    Net cash used in operating
      activities................   (1,010,589)     (993,851)   (2,083,230)   (1,502,344)   (3,843,190)
                                  -----------   -----------   -----------   -----------   -----------



                                  (continued)

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

                                                                                        NINE MONTHS ENDED
                                              FOR THE YEARS ENDED DECEMBER 31,            SEPTEMBER 30,
                                           --------------------------------------   -------------------------
                                              1996         1997          1998          1998          1999
                                           ----------   -----------   -----------   -----------   -----------
                                                                                    (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property and
    equipment............................     (16,024)      (37,541)     (116,158)    (116,291)       (36,988)
  Proceeds from disposal of property and
    equipment............................          --        19,174            --           --             --
  Acquisition of patents and licenses....          --    (4,001,926)           --           --             --
  Advances to related parties............    (292,900)      (73,000)      (29,600)          --             --
                                           ----------   -----------   -----------   ----------    -----------
    Net cash used in investing
      activities.........................    (308,924)   (4,093,293)     (145,758)    (116,291)       (36,988)
                                           ----------   -----------   -----------   ----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of stock and
    warrants.............................          --     6,259,077        35,751       35,751      8,540,544
  Proceeds from exercise of warrants.....          --            --            --           --         18,750
  Proceeds from notes payable............      92,952        71,094     1,276,960           --         86,485
  Payments on notes payable..............     (67,647)     (157,543)     (135,187)    (155,003)      (473,213)
  Proceeds from issuance of convertible
    notes payable and warrants...........          --            --            --    1,000,000      2,380,000
  Payments for debt and warrant issuance
    costs................................          --            --            --           --       (166,600)
  Payments on related party notes
    payable..............................          --            --            --           --        (72,162)
  Advances from related parties..........          --            --            --           --         11,340
  Capital contributions from Parent
    Company..............................     529,622       140,448            --           --             --
  Proceeds from exercise of stock
    options..............................     703,500            --            --           --             --
                                           ----------   -----------   -----------   ----------    -----------
    Net cash provided by financing
      activities.........................   1,258,427     6,313,076     1,177,524      880,748     10,325,144
                                           ----------   -----------   -----------   ----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS............................     (61,086)    1,225,932    (1,051,464)    (737,887)     6,444,966
CASH AND CASH EQUIVALENTS, beginning of
  period.................................      61,086            --     1,225,932    1,225,932        174,468
                                           ----------   -----------   -----------   ----------    -----------
CASH AND CASH EQUIVALENTS, end of
  period.................................  $       --   $ 1,225,932   $   174,468   $  488,045    $ 6,619,434
                                           ==========   ===========   ===========   ==========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid during the period for:
    Interest.............................  $  189,021   $   158,939   $   137,572   $       --    $    22,275
                                           ==========   ===========   ===========   ==========    ===========
    Income taxes.........................  $       --   $        --   $        --   $       --    $        --
                                           ==========   ===========   ===========   ==========    ===========
  Non-cash transactions:
    Conversion of convertible debentures
      to common stock....................  $  500,000   $        --   $ 1,150,000   $       --    $ 2,308,171
                                           ==========   ===========   ===========   ==========    ===========
    Note payable issued to acquire
      leasehold improvements.............  $       --   $        --   $    70,000   $       --    $        --
                                           ==========   ===========   ===========   ==========    ===========
    Note payable issued to acquire
      equipment..........................  $       --   $        --   $        --   $       --    $    17,335
                                           ==========   ===========   ===========   ==========    ===========
    Stock issued to purchase debt and
      accrued interest...................  $       --   $ 2,159,708   $        --   $       --    $        --
                                           ==========   ===========   ===========   ==========    ===========
    Stock issued for accrued prior year
      services...........................  $  173,125   $        --   $        --   $       --    $        --
                                           ==========   ===========   ===========   ==========    ===========
    Reclassification of Helionetics
      advances to additional paid-in
      capital............................  $  324,047   $        --   $        --   $       --    $        --
                                           ==========   ===========   ===========   ==========    ===========



  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



1.  ORGANIZATION AND NATURE OF OPERATIONS:



    NATURE OF OPERATIONS--Laser Photonics, Inc. and subsidiaries (the "Company") operates in one segment and is principally engaged in the development, manufacture and marketing of laser systems and accessories for medical and scientific applications and, through its approximately 76% owned subsidiary, AccuLase, Inc., is developing excimer laser and fiber optic equipment and techniques directed toward the treatment of coronary heart disease and psoriasis.



    BANKRUPTCY FILING AND PLAN OF REORGANIZATION--On May 13, 1994, the Company filed a voluntary petition of reorganization with the U.S. Bankruptcy Court in the Middle District of Florida for protection under Chapter 11 of Title 11 of the U.S. Bankruptcy Code. Out of the reorganization, Helionetics, Inc. (Helionetics) acquired a 75% interest in the Company in exchange for cash and the contribution of its 76.1% interest in AccuLase, Inc. Helionetics has since filed for bankruptcy and sold its interests such that it is no longer a shareholder of the Company.



    The acquisition of AccuLase has been accounted for as a purchase and the results of operations of AccuLase have been included in these consolidated financial statements since May 23, 1995.



    After emerging from the reorganization, all assets and liabilities of the Company were restated to reflect their reorganization value in accordance with procedures specified in Accounting Principles Board Opinion 16 "BUSINESS COMBINATIONS" (APB16) as required by SOP 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." The portion of the reorganization value that could not be attributed to specific tangible or identified intangible assets was classified as reorganization value in excess of amounts allocable to identifiable assets ("Reorganization Goodwill") and was being amortized over five years. Because of the magnitude of the Company's losses since emerging from bankruptcy, the balance was considered impaired and written off as of December 31, 1996.



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:



    PRINCIPLES OF CONSOLIDATION--The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, Laser Analytics, Inc. and AccuLase, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.



    STATEMENT OF CASH FLOWS--For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.



    IMPAIRMENT OF LONG-LIVED AND INTANGIBLE ASSETS--In the event that facts and circumstances indicate that the cost of long lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.



    STOCK BASED COMPENSATION--The Company has elected to follow Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" (APB25) and related interpretations in accounting for its employee stock options. In accordance with FASB Statement No. 123 "ACCOUNTING FOR STOCK-BASED COMPENSATION" (FASB123), the Company will disclose the impact of adopting the fair value accounting of employee stock options. Transactions in equity instruments with non-employees for goods or services have been accounted for using the fair value method as prescribed by FASB123.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



    REVENUE RECOGNITION--Sales revenues are recognized upon shipment of products to customers. Deferred revenue relates to payments received under the Baxter Agreement (See Note 12) in advance of delivery of related product.



    INVENTORIES--Inventories are stated at the lower of cost or market, determined by the first-in, first-out method.



    PROPERTY AND EQUIPMENT--Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives (ranging from 3 to 7 years) of the respective assets. The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.



    INTANGIBLE ASSETS--Patents and license fees are carried at cost less accumulated amortization which is calculated on a straight-line basis over the estimated useful lives of the assets, which range from eight to twelve years.



    Excess of cost over net assets of acquired company represents the goodwill recorded by Helionetics for the purchase of AccuLase that has been "pushed down" to the Company. The balance is being amortized using the straight-line basis over 5 years.



    Management believes these intangibles are recoverable from future revenue upon commercialization of the excimer laser product and, in its opinion, are not impaired at December 31, 1997 and 1998.



    ACCRUED WARRANTY COSTS--Estimated warranty costs are provided for at the time of sale of the warranted product. The Company generally extends warranty coverage for one year from the date of sale.



    USE OF ESTIMATES--The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.



    The Company's financial statements are based upon a number of significant estimates, including the allowance for doubtful accounts, obsolescence of inventories, the estimated useful lives selected for property and equipment and intangible assets, realizability of deferred tax assets, estimated future warranty costs, and penalties and interest for delinquent payroll taxes. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that these estimates will be further revised in the near term and such revisions could be material.



    RESEARCH AND DEVELOPMENT--Research and development costs are charged to operations in the period incurred.



    CONCENTRATIONS OF CREDIT RISK--Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below. In accordance with FASB Statement No. 105, "DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK" the credit risk amounts shown do not take into account the value of any collateral or security.



    The Company operates primarily in one industry segment and a geographic concentration exists because the Company's customers are generally located in the United States. Financial instruments that subject the Company to credit risk consist principally of accounts receivable.



    As of December 31, 1998, the Company maintained cash in banks that was approximately $28,000 in excess of the federally insured limit.



    FAIR VALUE OF FINANCIAL INSTRUMENTS--The estimated fair values for financial instruments under FAS No. 107, "DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS", are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The fair value of cash is based on its demand value, which is equal to its carrying value. The fair values of notes payable are based on borrowing rates that are available to the Company for loans with similar terms, collateral, and maturity. The estimated fair values of notes payable approximate their carrying values.



    INCOME TAXES--The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "ACCOUNTING FOR INCOME TAXES". Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.



    LOSS PER SHARE--Basic earnings per share excludes dilution and is calculated by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. All such securities or other contracts as of December 31, 1996, 1997 and 1998 were anti-dilutive and excluded in the computation of basic earnings per share.



    IMPACT OF RECENTLY ISSUED STANDARDS--In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (FASB133), "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," This statement is effective for fiscal years beginning after June 15, 1999. Earlier application is encouraged; however, the Company does not anticipate adopting FASB133 until the fiscal year beginning January 1, 2000. FASB133 requires that an entity recognize all derivatives as assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company does not believe the adoption of FASB133 will have a material impact on assets, liabilities or equity. The Company has not yet determined the impact of FASB133 on the income statement or the impact on comprehensive income.



    RECLASSIFICATIONS--Certain reclassifications have been made to prior year's consolidated financial statements to conform with the current presentation. Such reclassifications had no effect on net loss.



    INTERIM FINANCIAL INFORMATION--The September 30, 1998 and 1999 financial statements have been prepared by the Company without audit. In the opinion of management, the accompanying unaudited

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the Company's financial position as of September 30, 1999 and the results of their operations and cash flows for the nine month periods ended September 30, 1998 and 1999. The results of operations for the nine month periods ended September 30, 1998 and 1999 are not necessarily indicative of those that will be obtained for the entire fiscal year.



3.  BASIS OF PRESENTATION:



    As shown in the accompanying financial statements, the Company has reported significant net losses for the years ended December 31, 1996, 1997, 1998 and the nine months ended September 30, 1999 resulting in an accumulated deficit of $22,720,604 as of September 30, 1999.



    During 1997 and 1998, the Company took steps to mitigate the losses and enhance its future viability, as follows. AccuLase entered into a Master Technology Agreement with Baxter Healthcare Corporation (see Note 12) under which AccuLase has received $1,550,000 and will receive additional purchase commitments and future royalty payments. During 1998, the Company received proceeds of $1,150,000 through the issuance of convertible debentures, which were converted into 600,000 shares of the Company's common stock on December 31, 1998. The Company's board of directors authorized management to pursue the sale of the assets of Laser Photonics, Inc. and Laser
Analytics, Inc. or consider the closure of their operations.



    Additionally, during March 1999, the Company issued convertible notes generating gross proceeds of approximately $2,300,000 to the Company. Also, the Company anticipates delivering certain lasers to Baxter under its agreement with them during the first quarter of 2000, which will generate an additional $600,000 cash to the Company. The Company also raised approximately $8,500,000 in the third quarter of 1999 from the sale of common stock. Finally, management expects to raise additional working capital through the issuance of debt and equity securities (See Note 12). Management believes that these actions will allow the Company to continue as a going concern.



4.  INVENTORIES:



    Inventories are as follows:



                                                        DECEMBER 31,        SEPTEMBER 30,
                                                    ---------------------   -------------
                                                       1997        1998         1999
                                                    ----------   --------   -------------
Raw materials.....................................  $1,255,107   $229,199     $378,023
Work-in-progress..................................     435,854    249,144      249,144
Finished goods....................................      79,772         --           --
                                                    ----------   --------     --------
                                                     1,770,733    478,343      627,167
Allowance for obsolescence........................    (819,524)   (20,000)          --
                                                    ----------   --------     --------
                                                    $  951,209   $458,343     $627,167
                                                    ==========   ========     ========

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



5.  PROPERTY AND EQUIPMENT:



    Property and equipment consists of the following:



                                                         DECEMBER 31,       SEPTEMBER 30,
                                                     --------------------   -------------
                                                       1997        1998         1999
                                                     ---------   --------   -------------
Machinery and equipment............................  $ 248,439   $ 18,434     $ 23,982
Furniture and fixtures.............................     53,708     49,988       96,736
Leasehold improvements.............................         --     76,688       78,716
                                                     ---------   --------     --------
                                                       302,147    145,110      199,434
Accumulated depreciation and amortization..........   (160,715)   (17,920)     (39,748)
                                                     ---------   --------     --------
                                                     $ 141,432   $127,190     $159,686
                                                     =========   ========     ========



    Depreciation expense amounted to $258,304, $171,777, $60,615, $44,381, and
$55,868 at December 31, 1996, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999, respectively.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



6. OTHER ACCRUED LIABILITIES:



    Other accrued liabilities consists of the following:



                                                         DECEMBER 31,       SEPTEMBER 30,
                                                      -------------------   -------------
                                                        1997       1998         1999
                                                      --------   --------   -------------
Accrued consulting fees.............................  $     --   $291,000     $300,000
Accrued interest....................................    87,482    163,983      171,334
Accrued property taxes..............................   123,828     41,918       45,743
Accrued royalty.....................................    54,733     62,020       62,020
Accrued warranty....................................   100,000         --           --
Customer deposits...................................    76,588         --           --
Other accrued liabilities...........................   189,177    107,931       57,163
                                                      --------   --------     --------
                                                      $631,808   $666,852     $636,260
                                                      ========   ========     ========



7. CONVERTIBLE NOTES PAYABLE:



    On March 31, 1999, the Company issued to various investors securities consisting of: (i) $2,380,000 principal amount of 7% Series A Convertible Subordinated Notes (the "Subordinated Notes"); and (ii) common stock purchase warrants to purchase up to 595,000 shares of Common Stock (the "Unit Warrants"). Interest accrued through June 15, 1999 was paid on July 27, 1999. On August 2, 1999, the convertible notes were voluntarily converted into common stock at $2.00 per share plus a warrant for every two shares of common stock.



    The Unit Warrants are exercisable into an initial 297,500 shares of Common Stock at any time after purchase until March 31, 2004. The balance of the Unit Warrants are exercisable into an additional 297,500 shares of Common Stock (the "Contingent Shares") if the Unit holder has voluntarily converted at least a portion of the principal amount of the Subordinated Note that make up a portion of the Unit into shares of Common Stock. The amount of Contingent Shares that may be acquired by a Unit Warrant holder will be proportionate to the ratio of the amount of principal of the Subordinated Notes which are converted into shares of Common Stock over the original principal amount of the Subordinated Notes. The exercise price of the Unit Warrants is $2.00 per share of Common Stock. The Unit Warrants provide that they may be adjusted in the event that the Company issues shares of Common Stock for consideration of less than $2.00 per share. In such event, the per share exercise price of the Unit Warrants will be adjusted to the issue price of such additionally issued shares of Common Stock.



    Gross proceeds from the sale of the securities were $2,380,000. Since, the convertible debt and the warrants have similar terms and the same in-the-money value, the fair values were assumed to be the same and the proceeds were allocated on a pro rata basis. Of the proceeds, $396,667 has been allocated to the warrants. The market price of the Company's common stock on the commitment date was $2.75 per share, resulting in a beneficial conversion of $0.75 per share. The aggregate amount of the beneficial conversion was $1,115,625. The discount on the notes related to the beneficial conversion and warrants was charged to interest expense on the date of issuance since they were immediately convertible.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



8. NOTES PAYABLE AND LONG-TERM DEBT:



    Notes payable and long-term debt consists of the following:



                                                                DECEMBER 31,        SEPTEMBER 30,
                                                            ---------------------   -------------
                                                              1997        1998          1999
                                                            ---------   ---------   -------------
Notes payable--unsecured creditors, interest at prime
  rate, quarterly interest only payments beginning
  October 1, 1995, principal due October 1, 1999,
  unsecured...............................................  $ 282,559   $ 282,559     $      --
Notes payable--unsecured creditors, interest at prime
  rate, quarterly interest only payments beginning
  October 1, 1995, principal due October 1, 1999,
  unsecured. Interest past due............................    165,298     165,298       165,298
Note payable--creditor, interest at 10%, monthly interest
  only payments through May 5, 1997, thereafter monthly
  interest and principal payments of $6,384 through
  May 1999, unsecured. Payments past due..................    127,860     127,860       127,860
Note payable--U.S. Treasury, interest at 9%, payable in
  monthly principal and interest installments through
  July 2000, unsecured. Payments past due.................    131,094      58,554        26,039
Notes payable--various creditors, interest at 9%, payable
  in various monthly principal and interest installments
  through July 2000, unsecured. Payments past due.........    100,726      85,250        42,218
Note payable--creditor, interest at 9%, payable in monthly
  principal and interest installments of $1,258 through
  January 2001, collateralized by personal property of the
  Company. Payments past due..............................     48,804      28,813        18,091
Note payable--creditor, interest at 13.5% payable in
  monthly principal and interest installments of $1,552
  through May 2000, collateralized by personal property
  of the Company..........................................         --          --        11,813
Note payable--lessor, interest at 10%, payable in monthly
  principal and interest installments of $1,775 through
  December 31, 2002, unsecured............................         --      70,000        57,622
                                                            ---------   ---------     ---------
                                                              856,341     818,334       448,941
Less amount included in liabilities in excess of assets
  held for sale...........................................         --    (127,860)     (127,860)
Less current maturities...................................   (573,782)   (620,581)     (271,747)
                                                            ---------   ---------     ---------
                                                            $ 282,559   $  69,893     $  49,334
                                                            =========   =========     =========

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



8. NOTES PAYABLE AND LONG-TERM DEBT: (CONTINUED)



    As a result of the past due payments on some of the notes listed above, the notes are callable at the option of the holder. Therefore, these notes have been classified as current. Aggregate maturities required on notes payable and long-term debt at December 31, 1998 are due in future years as follows:



1999..............................................  $748,441
2000..............................................    26,274
2001..............................................    23,425
2002..............................................    20,194
                                                    --------
                                                    $818,334
                                                    ========



9.  STOCKHOLDERS' EQUITY:



    In 1995, the Company sold an aggregate of $500,000 in six month convertible, secured notes in a private transaction to four offshore corporations. In
January and April 1996, the notes and related accrued interest were converted into 538,583 shares of common stock of the Company.



    In conjunction with the issuance of convertible notes payable in 1995, the Company granted to the note holders a transferable one year option to purchase 375,000 additional shares of the Company's common stock, exercisable as follows:
(1) 134,000 shares at $2.25 per share, (2) 134,000 shares at $3.00 per share, and (3) 107,000 shares at $3.75 per share. During July and August of 1996, 268,000 of these options were exercised for proceeds of $703,500. The remaining 107,000 options expired during 1996.



    On January 2, 1996, the Company adopted the 1995 Non-Qualified Option Plan (the Plan) for key employees, officers, directors, and consultants, and provided for up to 500,000 options to be issued thereunder. The option exercise price shall not be less than 100% of market value on the date granted, 40% of granted options vest immediately and may be exercised immediately; 30% vest and may be exercised beginning 12 months after grant; and the remaining 30% vest and may be exercised beginning 24 months from grant. No options may be exercised more than 10 years after grant, options are not transferable (other than at death), and in the event of complete termination "for cause" (other than death or disability) or "voluntary" termination, all "unvested" options automatically terminate.



    In January 1996, the Board approved the grant of options to certain key employees and consultants, to purchase 335,000 shares of common stock under the Plan. On the date of grant, 110,000 options were vested and the balance vested in 1997 and 1998. The options were granted with an exercise price of $1.50 per share and are exercisable through January 2006.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



9. STOCKHOLDERS' EQUITY (CONTINUED)



    In February 1996, the board approved the issuance of 50,000 shares of common stock to the Company's chairman, and 98,500 shares of common stock and options to purchase 62,500 shares of common stock to consultants for services rendered during 1995. The options were granted with an exercise price of $2.50 per share, are fully vested and are exercisable through February 2001.



    In April 1996, the board approved the issuance of 30,000 shares of common stock as payment of past due rent valued at $60,000.



    In October 1996, the Board approved the issuance of 125,000 shares of common stock to the Company's chairman for consulting services rendered and 52,500 shares of common stock to employees and consultants for services rendered. The Company has recognized $266,250 in compensation expense related to these services for the year ended December 31, 1996.



    During May 1997, the Board granted options to purchase 250,000 shares of common stock at $0.50 per share to the Company's president. The options vest immediately and expire in May 2002. The Company has recognized $62,500 in compensation expense related to these options for the year ended December 31, 1997.



    On July 1, 1997, the Board approved the grant of options to certain employees and consultants to purchase 108,500 shares of common stock at an exercise price of $1.00 per share. The options vest immediately and expire in July 2007. The Company has recognized $56,030 in compensation expense related to these options for the year ended December 31, 1997.



    During August 1997, the Board granted options to purchase 211,899 shares of common stock at $1.25 per share to certain officers and directors of the Company. The options vest immediately and expire in August 2002. The Company has recognized $172,168 in compensation expense related to these options for the year ended December 31, 1997.



    In August 1997, the Company's board of directors authorized the sale of 750,000 shares of common stock at $1.25 per share through an investment banker ("the investment banker") pursuant to Regulation D under the Securities Act of 1933. In 1997, the Company sold 679,500 shares of common stock for $849,375. In 1998, the Company sold 28,601 shares of common stock for $35,751.



    On September 30, 1997, an investment banker purchased from the Helionetics bankruptcy estate the note payable from AccuLase to Helionetics. During
October 1997, the investment banker sold such note to the Company for 800,000 shares of the Company's common stock. The stock was valued at $2,159,708 which represents the cash payment the Company could have made to settle the principal and accrued interest on the note.



    On October 10, 1997, the Board granted options to a former director to purchase 100,000 shares of common stock at an exercise price of $0.75. On October 31, 1997, the Board granted options to a former director to purchase 20,000 shares of common stock at an exercise price of $1.00. These options vest immediately and expire in October 2004. The Company has recognized $380,625 as compensation expense related to these options for the year ended December 31, 1997.



    In October 1997, the Company's board of directors authorized the sale of 1,500,000 shares of common stock at $4.00 per share through an investment banker ("the investment banker") pursuant to Regulation D under the Securities Act of 1933. Each share issued had attached a share purchase warrant to

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



9. STOCKHOLDERS' EQUITY (CONTINUED)



purchase a share of common stock for each two shares purchased in the offering for a period of five years at $4.00 per share. In the event these warrants are exercised, then the Company must issue the investment banker one additional warrant for every ten warrants exercised, exercisable for a period of five years at an exercise price equal to the average closing bid price for the common stock for the ten trading days preceding the date of issuance. As of December 31, 1997, the Company sold 1,500,000 shares of common stock for $6,000,000. In connection with this sale, the Company granted the investment banker warrants to purchase 150,000 at $4.00 per share for a period of five years. The warrants provide that they may be adjusted in the event that the Company issues shares of common stock for consideration of less than $4.00 per share. In such event, the per share exercise price will be adjusted to the issue price of such additionally issued shares of common stock. In December, 1998, the Company issued shares of its common stock at $1.50 per share. The effect of such issuance was to reduce the exercise price of these 900,000 warrants to $1.50 per share.



    In April 1998, the Company issued 20,000 shares of common stock in exchange for legal services of $20,000.



    In April 1998, the Board granted options to purchase 390,000 shares of common stock to certain officers and directors of the Company. The options are exercisable at $2.88 per share which was the market price on the date of grant. The options were fully vested at December 31, 1998 and expire in April 2003.



    During July and August, 1998, the Company arranged to have AccuLase, issue $1,000,000 of 10% convertible promissory notes to various investors. The convertible notes were guaranteed by the Company. Interest was payable annually in cash or in the Company's common stock at the Company's option. The entire principal was due and payable in one payment on or before December 31, 1998. The holders of the convertible notes may convert any or all outstanding balances into the Company's common stock at a conversion price of $2.00 per share at any time. The market price of the Company's common stock on the date the convertible notes were issued was $2.59 per share. The Company recorded $296,875 as a deferred financing cost which was recorded as expense in 1998. All balances outstanding as of the maturity date of the convertible notes, if not paid, automatically convert into shares of the Company's common stock at a conversion price of $2.00 per share. The holders of convertible notes converted the notes into 500,000 shares. Additional shares will be issued subsequently in exchange for accrued but unpaid interest.



    In addition, in December 1998, the Company issued a note payable to the President of the Company's investment banker for $150,000 in cash. The note is convertible to shares of the Company's restricted common stock at $1.50 per share at the option of the holder of the note. The note was converted to 100,000 shares of stock in December 1998.



    In 1998, the Company issued warrants to acquire 600,000 shares of the Company's common stock at $2.00 per share to its investment banker for services provided. The Company recognized expense of $1,318,200 upon issuance of the warrants.



    In May 1999, the Company issued 250,000 options to purchase shares of common stock at an exercise price of $5.16 per share. The options vest as follows:
100,000 vest immediately and the remaining 150,000 vest over a three year period and are contingent upon receiving certain FDA approvals. Compensation expense of $299,650 was recorded during May 1999 as required under FASB 123.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



9. STOCKHOLDERS' EQUITY (CONTINUED)



    In June 1999, the stockholders of the Company voted to increase the authorized number of shares of common stock to 25,000,000 shares.



    On August 9, 1999, the Company completed an offering of 2,068,972 shares of common stock at a price of $4.50 per share for gross proceeds of $9,310,374. In connection with the offering, the Company paid a commission to Pennsylvania Merchant Group (PMG) of 8% of the gross proceeds raised plus $25,000 for expenses. In addition, for each $1,000,000 of gross proceeds, PMG will receive a warrant to purchase 10,000 shares of common stock at $4.50 per share.



    From January 1, 1999 to January 31, 2000, the Company issued 1,942,864 options to purchase shares of common stock at exercise prices ranging from $2.44 to $5.94 per share. The exercise prices represented the fair market value of the Company's common stock on the date of grant, determined by the average of the bid and ask price of the Company's common stock in the Over-the-Counter Market.



    A summary of option transactions during 1996, 1997, and 1998 under the Plan follows:



                                                              NUMBER OF      WEIGHTED
                                                               SHARES        AVERAGE
                                                              ---------   EXERCISE PRICE
Outstanding at January 1, 1996..............................        --           --
    Granted.................................................   397,500         1.66
    Expired/canceled........................................        --           --
                                                               -------         ----
Outstanding at December 31, 1996............................   397,500         1.66
    Granted.................................................        --           --
    Expired/canceled........................................        --           --
                                                               -------         ----
Outstanding at December 31, 1997............................   397,500         1.66
    Granted.................................................        --           --
    Expired/canceled........................................        --           --
                                                               -------         ----
Outstanding at December 31, 1998............................   397,500         1.66
                                                               =======         ====



    At December 31, 1998, all plan options to purchase shares were exercisable at prices ranging from $1.50 to $2.50 per share.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



    If not previously exercised the outstanding plan options will expire as follows:



                                                                             WEIGHTED
                                                              NUMBER OF      AVERAGE
YEAR ENDING DECEMBER 31,                                       SHARES     EXERCISE PRICE
------------------------                                      ---------   --------------
        2001................................................    62,500         $2.50
        2002................................................        --            --
        2003................................................        --            --
        2004................................................        --            --
        2005................................................        --            --
        2006................................................   335,000          1.50
                                                               -------         -----
                                                               397,500         $1.66
                                                               =======         =====



    A summary of non-plan option transactions during 1996, 1997, and 1998 follows:



                                                                             WEIGHTED
                                                              NUMBER OF      AVERAGE
                                                               SHARES     EXERCISE PRICE
                                                              ---------   --------------
Outstanding at January 1, 1996..............................    375,000        $3.00
  Granted...................................................         --           --
  Exercised.................................................   (268,000)        2.63
  Expired/canceled..........................................   (107,000)        3.75
                                                              ---------        -----
Outstanding at December 31, 1996............................         --           --
  Granted...................................................    690,399         0.86
  Expired/canceled..........................................         --           --
                                                              ---------        -----
Outstanding at December 31, 1997............................    690,399         0.86
  Granted...................................................    390,000         2.88
  Expired/canceled..........................................         --           --
                                                              ---------        -----
Outstanding at December 31, 1998............................  1,080,399        $1.59
                                                              =========        =====



    At December 31, 1998, all non-plan options to purchase shares were exercisable at prices ranging from $0.50 to $2.88.



    If not previously exercised the outstanding non-plan options will expire as follows:



                                                                             WEIGHTED
                                                              NUMBER OF      AVERAGE
YEAR ENDING DECEMBER 31,                                       SHARES     EXERCISE PRICE
------------------------                                      ---------   --------------
        2002................................................    570,399        $0.87
        2003................................................    390,000         2.88
        2004................................................    120,000         0.79
                                                              ---------        -----
                                                              1,080,399        $1.59
                                                              =========        =====



    As stated in Note 2, the Company has not adopted the fair value accounting prescribed by FASB123 for employees. Had compensation cost for stock options issued to employees been determined based on

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



the fair value at grant date for awards in 1996, 1997 and 1998 consistent with the provisions of FASB123, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below:



                                                              DECEMBER 31,
                                                 ---------------------------------------
                                                    1996          1997          1998
                                                 -----------   -----------   -----------
Net loss.......................................  $(5,502,273)  $(2,965,259)  $(6,784,686)
                                                 ===========   ===========   ===========
Net loss per share.............................  $     (0.98)  $     (0.45)  $     (0.73)
                                                 ===========   ===========   ===========



    The fair value of each option is estimated on the date of grant using the present value of the exercise price and is pro-rated based on the percent of time from the grant date to the end of the vesting period. The weighted average fair value of the options granted during 1996, 1997 and 1998 was $1.08, $1.75 and $1.97, respectively. The following assumptions were used for grants in 1996; risk-free interest rate of 4.9%; expected lives of two years; dividend yield of 0%; and expected volatility of 148%. The following assumptions were used for grants in 1997; risk-free interest rate equal to the yield on government bonds and notes with a maturity equal to the expected life for the month the options were granted; expected lives of two years; dividend yield of 0%, and expected volatility of 134%. The following assumptions were used for grants in 1998; risk-free interest rate of 5.6%; expected lives of two years; dividend yield of 0%; and expected volatility of 137%.



    AccuLase has reserved 800,000 shares of its common stock for issuance under a noncompensatory employee stock option plan. Options are exercisable over a period of up to ten years from the date of grant. During 1992, 28,500 options were granted at an exercise price of $2.80 per share. In 1995, options for 14,500 were canceled. At December 31, 1998, the remaining 14,000 options are exercisable.



    On February 4, 1998, the majority of the stockholders of the Company voted to increase the authorized number of common shares to 15,000,000.



10.  INCOME TAXES:



    Income tax expense is comprised of the following:



                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1996       1997       1998
                                                              --------   --------   --------
CURRENT
  Federal...................................................   $   --     $   --     $   --
  State.....................................................       --      3,900      3,300
                                                               ------     ------     ------
                                                                   --      3,900      3,300
                                                               ------     ------     ------
DEFERRED
  Federal...................................................       --         --         --
  State.....................................................       --         --         --
                                                               ------     ------     ------
                                                                   --         --         --
                                                               ------     ------     ------
INCOME TAX EXPENSE..........................................   $   --     $3,900     $3,300
                                                               ======     ======     ======

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



10. INCOME TAXES: (CONTINUED)



    The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:



                                                                   DECEMBER 31,
                                                             -------------------------
                                                                1997          1998
                                                             -----------   -----------
Current deferred tax assets:
  Accounts receivable, principally due to allowances for
    doubtful accounts......................................  $    29,000   $    27,000
  Compensated absences, principally due to accrual for
    financial reporting purposes...........................        8,000        21,000
  Warranty reserve, principally due to accrual for
    financial reporting purposes...........................       39,000        19,000
  Inventory obsolescence reserve...........................      316,000       409,000
  Stock option compensation................................      260,000       769,000
  Accrued expenses.........................................       35,000        63,000
  Deferred revenue.........................................       39,000            --
  UNICAP...................................................           --        34,000
                                                             -----------   -----------
                                                                 726,000     1,342,000
  Less valuation allowance.................................     (726,000)   (1,342,000)
                                                             -----------   -----------
    Net current deferred tax assets........................  $        --   $        --
                                                             ===========   ===========



                                                                   DECEMBER 31,
                                                             -------------------------
                                                                1997          1998
                                                             -----------   -----------
Noncurrent deferred tax assets:
  Tax credit carryforwards.................................  $   329,000   $   334,000
  Net operating loss carryforwards.........................    5,301,000     6,534,000
  Depreciation and amortization............................       21,000       101,000
  Capitalized research and development costs...............      323,000       339,000
                                                             -----------   -----------
                                                               5,974,000     7,308,000
  Less valuation allowance.................................   (5,974,000)   (7,308,000)
                                                             -----------   -----------
    Net noncurrent deferred tax assets.....................  $        --   $        --
                                                             ===========   ===========



    At December 31, 1998, Laser Photonics and AccuLase had net operating loss carryforwards of approximately $7,438,000 and $9,508,000, which expire in various years through 2018. These net operating losses are subject to annual limitations imposed by the Internal Revenue Code due to change in control of the Companies.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



10. INCOME TAXES: (CONTINUED)



    Total income tax expense differed from the amounts computed by applying the U.S. federal statutory tax rates to pre-tax income as follows:



                                                               YEAR ENDED DECEMBER 31,
                                                            ------------------------------
                                                              1996       1997       1998
                                                            --------   --------   --------
Total expense (benefit) computed by applying the U.S.
  statutory rate..........................................   (34.0)%    (34.0)%    (34.0)%
Permanent differences.....................................    47.8       25.7       14.6
State income taxes........................................      --        0.2         --
Effect of valuation allowance.............................   (13.8)       8.3       19.4
                                                             -----      -----      -----
                                                                --%       0.2%        --%
                                                             =====      =====      =====



11.  RELATED PARTY TRANSACTIONS:



    During April 1997, Helionetics filed a voluntary petition of reorganization with the U.S. Bankruptcy Court in the Central District of California for protection under Chapter 11 of Title 11 of the U.S. Bankruptcy Code. As a result, the Company wrote off its $662,775 receivable from Helionetics as of December 31, 1996.



    The Company also advanced $48,000 to Helionetics during 1997 which was subsequently written off.



    The Company has agreed to pay commissions to an officer of the Company for efforts in securing the Baxter Agreement (See Note 12). In 1998, the Company recognized $72,000 of commission expense related to this agreement. In addition, the Company has received advances from the officer for operating expenditures. At December 31, 1997 and 1998 and September 30, 1999, the amounts due to the officer were $36,222, $136,002, and $75,180, respectively.



    At December 31, 1997 and 1998 and September 30, 1999, the Company had $25,000, $54,600 and $54,600 respectively, due from an officer of the Company for advances made.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



12. COMMITMENTS AND CONTINGENCIES:



    LEASES--The Company leases its main facility under a month-to-month operating lease which requires monthly payments of $11,000. AccuLase leases its facility under a non-cancelable operating lease which expires during 2003. The Company's other subsidiary leases its facility under a non-cancelable operating lease which expires during 2001. Rental expense for these leases amounted to $376,000, $346,000 $298,000, $193,000 and $247,000 for the years ended
December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999, respectively. The future annual minimum payments under the non-cancelable leases are as follows:



YEAR ENDING DECEMBER 31,
------------------------
        1999................................................  $164,000
        2000................................................   170,000
        2001................................................   170,000
        2002................................................    97,000
        2003................................................    64,000
                                                              --------
Total minimum lease payments................................  $665,000
                                                              ========



    LITIGATION--On April 21, 1998, City National Bank of Florida, Trustee ("Landlord") filed suit against the Company for unpaid rent for the Company's facility in Orlando. City National Bank of Florida, Trustee received a final judgment as of January 4, 1999 of approximately $695,000, with interest thereafter until paid at the rate of 18% per annum. The purchaser of the Company's non-excimer laser (see below) business has agreed, as part of the purchase price, to assume this obligation. As of December 31, 1998, the Company has accrued for the judgement, which is included in liabilities in excess of assets held for sale.



    On November 19, 1999, the Company's Board of Directors voted to terminate Raymond A. Hartman as an officer and employee and Sandra Hartman, the wife of Raymond Hartman, as an employee of the Company and of all subsidiaries of the Company. In addition, the Board of Directors of Acculase terminated Raymond Hartman as an officer and employee and Sandra Hartman as an employee of Acculase. Finally, the shareholders of Acculase removed Raymond Hartman as a director of Acculase. Prior to the terminations, both Mr. and Ms. Hartman were offered a severance benefit package under which they would tender resignations, in lieu of the terminations, and enter into part-time consulting agreements. Raymond Hartman's proposed agreement provided for the payment over two years of a fee equal to 125% of his most recent annual salary. Sandra Hartman's proposed agreement provided for the payment over six months of a fee equal to 75% of her most recent semi-annual salary. The Hartmans declined this offer and, through counsel, alleged wrongful termination by the Company and have threatened legal action. The Company hopes that this matter can be amicably resolved, although no assurances to that effect can be given. If settlement is not reached and litigation is commenced by the Hartmans, the Company will vigorously defend this matter. Since no proceeding has been initiated and no discovery has taken place, all relevant factors which may affect the outcome are not known to the Company, and the Company cannot evaluate the likelihood of a favorable or unfavorable outcome, or to estimate the amount or range of possible gain or loss.



    On or about December 13, 1999, CSC Healthcare, Inc. ("CSC") filed a Complaint against the Company alleging the failure to pay for professional services allegedly performed by CSC, plus expenses,

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



12. COMMITMENTS AND CONTINGENCIES: (CONTINUED)



and seeking compensatory damages of $1,520,246, interest, attorneys' fees and costs of suit. The Company's Chairman of the Board of Directors was formerly a Vice-President of CSC. The Company has paid substantial sums to CSC for services and expenses and believes that the amount claimed by CSC in the Complaint is completely overstated. The Company is hopeful that settlement of this matter will be reached, although no assurances to that effect can be given. If settlement is not reached, the Company will vigorously defend this action. Since this proceeding has just been initiated and no discovery has taken place, all relevant facts which may affect the outcome are not known to the Company, and the Company is not able to evaluate the likelihood of a favorable or unfavorable outcome, or to estimate the amount or range of possible gain or loss.



    The Company is involved in certain other legal actions and claims arising in the ordinary course of business. The lawsuits are in the discovery stage. Management believes, based on discussions with legal counsel, that such litigation and claims will be resolved without a material effect on the Company's financial position.



    BAXTER AGREEMENT--On August 19, 1997, AccuLase executed a series of Agreements with Baxter Healthcare Corporation ("Baxter"). These Agreements provided among other things for the following:



  1.                      AccuLase granted to Baxter an exclusive world-wide right and license to manufacture and sell the AccuLase Laser and disposable products associated therewith, for the purposes of treatment of cardiovascular and vascular diseases.

  2.                      In exchange Baxter agreed to:

                          a)         Pay AccuLase $700,000 in cash at closing, agreed to pay
                                     AccuLase an additional $250,000 in cash three months after closing, and agreed to pay an additional $600,000 upon
                                     delivery of the first two commercial excimer lasers. The
                                     Company was recognizing the amount receivable from Baxter on the percent complete method as costs were incurred. As of
                                     March 31, 1999, the Company had fulfilled its commitment for the development of the demonstration lasers and the revenues under this section of the Agreement have been fully
                                     recognized.

                          b)         To pay AccuLase a royalty equal to 10% of the "End User
                                     Price" for each disposable product sold, or if the laser
                                     equipment is sold on a per treatment basis, the "imputed"
                                     average sale price based on "non" per procedure sales.
                                     Royalty revenues will be recognized as Baxter begins selling product covered by the agreement and the Company is entitled to receipt of the royalties.

                          c)         To purchase from AccuLase excimer laser systems for
                                     cardiovascular and vascular disease. Revenues for the sale of excimer laser systems will be recognized upon shipment by the Company.

                          d)         To fund the total cost of obtaining regulatory approvals
                                     world-wide for the use of the AccuLase laser and delivery
                                     systems for the treatment of cardiovascular and vascular
                                     disease. Baxter has funded a portion of the cost of
                                     obtaining regulatory approvals world-wide. The Company has recognized revenue under this provision as reimbursable
                                     costs have been incurred.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



12. COMMITMENTS AND CONTINGENCIES: (CONTINUED)



                          e)         To fund all sales and marketing costs related to the
                                     cardiovascular and vascular business. The Company does not anticipate any revenues. The costs of sales and marketing
                                     the excimer lasers will be incurred and expensed by Baxter in the generation of its revenue from the sale of the
                                     excimer products. The Company will receive its compensation through the royalty revenues provided under 2 (b) above.

                          AccuLase agreed to manufacture the excimer laser system to
  3.                      specifications for Baxter. Baxter agreed to pay a fixed price per laser for the first 8 lasers to be manufactured by AccuLase, and thereafter to pay unit prices on a reducing scale of from $75,000 to $45,000 per laser, based upon the annual number of lasers sold to Baxter.

  4.                      AccuLase agreed for a period of five years not to engage in any business competitive with the laser products for cardiovascular and vascular applications licensed to Baxter.

  5.                      AccuLase has granted Baxter a security interest in all of its patents to secure performance under the Baxter Agreement. The agreement expires upon the expiration of the last to expire license patent, however,
                          Baxter may terminate the agreement at any time.



    Revenues recognized on the Baxter Agreement for the years ended December 31, 1997 and 1998 and nine months ended September 30, 1998 and 1999 were $855,000, $769,000, $695,000 and $94,000, respectively, and represented 22%, 33%, 47% and
14%, respectively, of total revenues.



    LICENSE AGREEMENT WITH BAXTER AND LASER SIGHT--On September 23, 1997, Baxter purchased from a third party patent rights to related patents for the use of an excimer laser to oblate tissue in vascular and cardio vascular applications for $4,000,000. The oblation technology underlying the patents has been successfully used in other applications for many years. In December 1997, the Company acquired a license to the patent rights from Baxter entitling the Company to sell an excimer laser and related products for use in cardiovascular procedures. A prepaid license fee was recorded on the Company's books based on the $4,000,000 cash payment made by the Company to Baxter to acquire the license.



    LICENSE AGREEMENT WITH GENERAL HOSPITAL--On November 26, 1997, the Company entered into a license agreement with The General Hospital Corporation ("General") whereby General grants the Company an exclusive, worldwide, royalty-bearing license pertaining to Phototherapy Methods and Systems. The license entitles the Company to commercially develop, manufacture, use and distribute products using the Phototherapy Methods and Systems. In consideration for the use of the license, the Company has agreed to pay General $12,500 for costs incurred prior to the effective date of the agreement, $25,000 upon execution of the agreement, $50,000 upon issuance by the U.S. Patent and Trademark Office of any Patent right, and $50,000 upon approval by the U.S. Food and Drug Administration of the First NDA 510(k), PMA or PMA Supplement. The Company has agreed to pay royalties of 4% of the net sales price on products that are covered by a valid claim of any patent right licensed exclusively to the Company, 2% of net sales price on products covered by a valid claim of any patent right licensed non-exclusively to the Company, 1% of net sales of products on which no royalty is payable for the next ten years following the first commercial sale and 25% of all non-royalty income. To date, payments under the agreement have been expensed. The remaining payments under the agreement will be evaluated when due to determine if the payments should be capitalized as acquired license agreements. This determination will be dependent on evaluation of technological feasibility at that time.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



12. COMMITMENTS AND CONTINGENCIES: (CONTINUED)



    CLINICAL TRIAL AGREEMENT WITH MASSACHUSETTS GENERAL HOSPITAL--On March 17, 1998, the Company entered into a clinical trial agreement with Massachusetts General Hospital. The Company has agreed to support the clinical trials with a research grant of approximately $160,000, payable $50,000 upon execution of the agreement, $60,000 upon collection of final data from the study (which was completed in December 1998) and $50,000 upon delivery of the final report to serve as the basis for a 510 (k) submission to the FDA. At December 31, 1998, $60,000 was accrued and payable under the agreement.



    AGREEMENT WITH CSC HEALTHCARE--In November 1998 the Company entered into a consulting agreement with CSC Healthcare ("CSC") to assist the Company in its commercialization efforts of its Excimer technologies. For the year ended December 31, 1998, the Company incurred expense with CSC of $157,600 for services under the agreement and $73,500 for expenses. Additional consideration of $157,600 is payable in the event that the company raises more than $6,000,000 in subsequent financing. At December 31, 1998, $231,000 was accrued and payable under the agreement.



    MARKETING AGREEMENT WITH HEALTHWORLD CORPORATION--In May 1999, the Company entered in an agreement with Healthworld Corporation ("Healthworld"), of which Steven Girgenti, a director of the Company, is Chairman and Chief Executive Officer, for provision of various services relating to the marketing of the Company's products for a monthly fee of $40,000, plus reimbursement of expenses and payment of a 15% commission on advertising purchases. Services beyond those budgeted by the parties are to cost $104 per person hour, which is generally less then the normal hourly rate charged by Healthworld for such services. In lieu of a higher hourly rate, the Company on May 11, 1999 issued to Healthworld warrants to purchase 174,000 shares of the Company's Common Stock at an exercise price of $4.69 per share. These Warrants have a term of ten years and vest to the extent of 14,500 shares of Common Stock on the eleventh day of each month, beginning June 11, 1999. Under a separate agreement, Healthworld provides:
(i) two fulltime managed-care specialists to make calls on potential customers for a period of seven months at a cost of $30,000 per month; (ii) 20 fulltime sale representatives to market among dermatologists for a period of four months at a cost of $125,000 per month; and (iii) certain general management services for a period of seven months at $10,000 per month. Under separate agreements, Healthworld will provide certain medical education and publishing services (approximately $700,000 in fees and costs over a period in excess of one year) and general public relations services ($10,000 per month).



    EMPLOYMENT AGREEMENTS--In November and December 1999, the Company entered into three three - year employment agreements with a combined base salary is $605,000 per year.



    PROPOSED SALE OF ASSETS--On January 4, 1999, the Company entered into an agreement with a third party to sell certain assets of its non-excimer laser business operations, subject to the assumption of $1,200,000 of liabilities. The completion of the transaction is still pending. The assets and liabilities

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



12. COMMITMENTS AND CONTINGENCIES: (CONTINUED)



attributed to this transaction have been classified in the consolidated balance sheet as liabilities in excess of assets held for sale. The amounts included in the financial statements consists of the following:



                                                      DECEMBER 31, 1998    SEPTEMBER 30, 1999
                                                      ------------------   -------------------
ASSETS:
  Accounts receivable...............................      $  140,000           $   73,020
  Inventories.......................................         452,761              359,542
  Prepaid expenses and other assets.................          73,789               49,372
  Property and equipment, net.......................         139,785              105,744
                                                          ----------           ----------
    Total assets....................................         806,335              587,678
                                                          ----------           ----------

LIABILITIES:
  Accounts payable..................................         810,272              772,703
  Accrued payroll and related expenses..............          43,776               82,623
  Accrued property taxes............................         111,962              111,962
  Other accrued liabilities.........................         106,130              104,852
  Note payable......................................         127,860              127,860
                                                          ----------           ----------
    Total liabilities...............................       1,200,000            1,200,000
                                                          ----------           ----------
LIABILITIES IN EXCESS OF ASSETS HELD FOR SALE.......      $  393,665           $  612,322
                                                          ==========           ==========



    Revenues of the related operations were $2,901,000, $2,960,000, $1,580,000, $1,125,000 and $807,000 for the years ended December 31, 1996, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999, respectively. Loss from the related operations was $926,000, $647,000, $995,000, $524,000 and $932,000
for the years ended December 31, 1996, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999, respectively.

                             LASER PHOTONICS, INC.



                        PRO FORMA FINANCIAL INFORMATION



                                  (UNAUDITED)



    The following pro forma financial information is presented to reflect the proposed sale of certain assets of the non-excimer laser business operations of Laser Photonics, Inc. (the Company) in exchange for the buyer's assumption of certain liabilities, pursuant to an asset purchase agreement dated January 4, 1999. Subsequent to the sale, the Company will liquidate the remaining assets which will not be used in its excimer laser operations.



    The accompanying pro forma financial information includes:



       1. A Pro Forma Balance Sheet as of September 30, 1999, prepared as if the transaction occurred as of that date.



       2. Pro Forma Statements of Operations for the year ended December 31, 1998 and the nine months ended September 30, 1999, prepared as if the transactions occurred at January 1, 1998.



    The assumptions used in preparing the pro forma adjustments are described in the footnotes to the pro forma financial statements. However, due to the uncertainties inherent in the assumption process, it is at least reasonably possible that the assumptions might require further revision and that such revision could be material.



    The pro forma financial information should be read in conjunction with the historical financial statements of Laser Photonics, Inc., which were used to prepare the pro forma financial information. The historical Laser Photonics, Inc. financial statements are contained in its Form 10-K for the year ended December 31, 1998 and its Form 10-Q for the nine months ended September 30, 1999.



    The pro forma financial information presented is not necessarily indicative of future operations or the actual results that would have occurred had the transactions been consummated at the beginning of the periods indicated.

                             LASER PHOTONICS, INC.



                            PRO FORMA BALANCE SHEET



                               SEPTEMBER 30, 1999



                                  (UNAUDITED)



                                                                                PRO FORMA
                                                        HISTORICAL             ADJUSTMENTS    PRO FORMA
                                                        -----------            -----------   -----------
                                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $ 6,619,000             $      --    $ 6,619,000
  Receivable from related party.......................       55,000                    --         55,000
  Inventories.........................................      627,000                    --        627,000
  Prepaid expenses....................................       37,000                    --         37,000
                                                        -----------             ---------    -----------
    Total current assets..............................    7,338,000                    --      7,338,000
PROPERTY AND EQUIPMENT, net...........................      160,000                    --        160,000
PREPAID LICENSE FEE, net..............................    3,083,000                    --      3,083,000
OTHER.................................................       76,000                    --         76,000
GOODWILL, net.........................................       87,000                    --         87,000
                                                        -----------             ---------    -----------
TOTAL ASSETS..........................................  $10,744,000             $      --    $10,744,000
                                                        ===========             =========    ===========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes Payable--current portion......................  $   272,000             $      --    $   272,000
  Accounts payable....................................      778,000                    --        778,000
  Accrued payroll and related expenses................      398,000                    --        398,000
  Other accrued liabilities...........................      636,000                    --        636,000
  Payable to related party............................       75,000                    --         75,000
  Customer deposits...................................      199,000                    --        199,000
  Deferred revenue....................................      250,000                    --        250,000
                                                        -----------             ---------    -----------
    Total current liabilities.........................    2,608,000                    --      2,608,000

NOTES PAYABLE, less current portion...................       50,000                    --         50,000

LIABILITIES IN EXCESS OF ASSETS HELD FOR SALE.........      612,000      (a)     (612,000)            --
                                                        -----------             ---------    -----------
    Total liabilities.................................    3,270,000              (612,000)     2,658,000
STOCKHOLDERS' EQUITY..................................    7,474,000      (a)      612,000      8,086,000
                                                        -----------             ---------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............  $10,744,000             $      --    $10,744,000
                                                        ===========             =========    ===========

                             LASER PHOTONICS, INC.



                       PRO FORMA STATEMENT OF OPERATIONS



                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)



                                                                        PRO FORMA
                                                        HISTORICAL     ADJUSTMENTS    PRO FORMA
                                                      --------------   -----------   -----------
REVENUES:
  Sales.............................................  $ 1,580,000 (b)  $(1,580,000)  $        --
  Other.............................................      769,000               --       769,000
                                                      -----------      -----------   -----------
                                                        2,349,000       (1,580,000)      769,000
                                                      -----------      -----------   -----------

COSTS AND EXPENSES:
  Cost of sales.....................................    1,806,000 (b)   (1,515,000)      291,000
  Selling, general and administrative...............    3,608,000 (b)     (846,000)    2,762,000
  Research and development..........................    1,243,000 (b)     (164,000)    1,079,000
  Depreciation and amortization.....................    1,089,000 (b)      (50,000)    1,039,000
                                                      -----------      -----------   -----------
                                                        7,746,000       (2,575,000)    5,171,000
                                                      -----------      -----------   -----------
LOSS FROM OPERATIONS................................   (5,397,000)         995,000    (4,402,000)
                                                      -----------      -----------   -----------

OTHER INCOME (EXPENSE):
  Interest expense..................................     (511,000)              --      (511,000)
  Other, net........................................        3,000               --         3,000
                                                      -----------      -----------   -----------
                                                         (508,000)              --      (508,000)
                                                      -----------      -----------   -----------

LOSS BEFORE INCOME TAX EXPENSE......................   (5,905,000)         995,000    (4,910,000)

INCOME TAX EXPENSE..................................        3,000               --         3,000
                                                      -----------      -----------   -----------
NET LOSS............................................  $(5,908,000)     $   995,000   $(4,913,000)
                                                      ===========      ===========   ===========
BASIC AND DILUTED LOSS PER SHARE....................  $     (0.64)                   $     (0.53)
                                                      ===========                    ===========
WEIGHTED AVERAGE SHARES.............................    9,287,507                      9,287,507
                                                      ===========                    ===========

                             LASER PHOTONICS, INC.



                       PRO FORMA STATEMENT OF OPERATIONS



                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                  (UNAUDITED)



                                                                               PRO FORMA
                                                       HISTORICAL             ADJUSTMENTS    PRO FORMA
                                                       -----------            -----------   -----------
REVENUES:
  Sales..............................................  $   813,000        (b) $  (807,000)  $     6,000
  Other..............................................       94,000                     --        94,000
                                                       -----------   -------- -----------   -----------
                                                           907,000               (807,000)      100,000
                                                       -----------            -----------   -----------
COSTS AND EXPENSES:
  Cost of sales......................................    1,012,000        (b)  (1,007,000)        5,000
  Selling, general and administrative................    3,130,000        (b)    (577,000)    2,553,000
  Research and development...........................    1,256,000        (b)          --     1,256,000
  Depreciation and amortization......................      827,000        (b)     (34,000)      793,000
                                                       -----------            -----------   -----------
                                                         6,225,000             (1,618,000)    4,607,000
                                                       -----------            -----------   -----------
LOSS FROM OPERATIONS.................................   (5,318,000)               811,000    (4,507,000)
                                                       -----------            -----------   -----------

OTHER INCOME (EXPENSE):
  Interest expense...................................   (1,758,000)       (b)     121,000    (1,637,000)
  Other..............................................       53,000        (b)          --        53,000
                                                       -----------            -----------   -----------
                                                        (1,705,000)               121,000    (1,584,000)
                                                       -----------            -----------   -----------

LOSS BEFORE INCOME TAX EXPENSE.......................   (7,023,000)               932,000    (6,091,000)

INCOME TAX EXPENSE...................................           --                     --            --
                                                       -----------            -----------   -----------
NET LOSS.............................................  $(7,023,000)           $   932,000   $(6,091,000)
                                                       ===========            ===========   ===========

BASIC AND DILUTED LOSS PER SHARE.....................  $     (0.67)                         $     (0.58)
                                                       ===========                          ===========

WEIGHTED AVERAGE SHARES..............................   10,547,130                           10,547,130
                                                       ===========                          ===========

                             LASER PHOTONICS, INC.



                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)



(a) To reflect the proposed sale of certain assets of the non-excimer laser business operations of the Company in exchange for the buyer's assumption of certain liabilities resulting in a gain on sale of net assets of $612,000.



(b) To eliminate the results of the Company's non-excimer laser business operations.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    NO DEALER, SALES REPRESENTATIVES, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                            ------------------------


                               TABLE OF CONTENTS



                                          PAGE
                                        --------
Prospectus Summary....................      2
Summary Consolidated Financial
  Information.........................      6
Risk Factors..........................      7
Use of Proceeds.......................     19
Dividend Policy.......................     19
Price Range of Common Stock...........     19
Capitalization........................     20
Selected Consolidated Financial
  Data................................     21
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................     22
Business..............................     34
Management............................     61
Compensation of Executive Officers and
  Directors...........................     64
Certain Relationships and Related
  Transactions........................     67
Voting Securities and Principal
  Stockholders........................     73
Description of Securities.............     76
Selling Stockholders and Plan of
  Distribution........................     78
Shares Eligible for Future Sale.......     83
Legal Matters.........................     83
Experts...............................     83
Additional Information................     84
Financial Statements..................    F-1



                             LASER PHOTONICS, INC.



                                8,451,439 SHARES



                                  COMMON STOCK



                                   OFFERED BY



                              SELLING STOCKHOLDERS


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



    The Registrant estimates that expenses in connection with the Offering described in this Registration Statement, other than the underwriting discount, will be as follows:



Securities and Exchange Commission Registration Fee.........  $  6,976.29
Legal, Accounting Fees and Expenses.........................
Printing Expenses...........................................
Miscellaneous...............................................
                                                              -----------
    Total...................................................
                                                              ===========



ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.



    The Company's Certificate of Incorporation generally provides for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.



    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.



    To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.



    The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.



    The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.



    Further, the Company may enter into agreements of indemnification with its directors to provide for indemnification to the fullest extent permitted under Delaware law.



ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.



    Except as otherwise provided above, the Company believes all of the foregoing issuances of securities were made solely to accredited investors in transactions exempt from registration under Section 4(2) of the Securities Act.



CONVERTIBLE DEBT AND CONVERSION OF CONVERTIBLE DEBT



    In 1995, the Company sold an aggregate of $500,000 in six-month convertible secured notes in a private transaction, pursuant to an exemption from registration under Regulation S promulgated under the Securities Act. The Company also issued to such investors warrants to purchase up to 500,000 shares of Common Stock, which expired in 1995 due to the Company's meeting of certain filing requirements. The noteholders were also granted a transferable one-year option to purchase 134,000 additional shares at $2.25 per share, and 134,000 shares at $3.00 per share, which were exercised in 1996, and 107,000 shares at $3.75 per share, which expired without exercise. In January and April, 1996, the notes were converted into an aggregate of 538,583 shares of Common Stock at a conversion price of $0.96 per share. In April, 1996, an additional 30,000 shares were issued pursuant to Regulation S as payment of past due rent valued at $60,000.



    During July and August, 1998, Acculase issued $1,000,000 of the promissory notes (the "Acculase Notes"), to three accredited investors. The Acculase Notes were guaranteed by the Company. Interest was payable annually and could be paid in cash or in the Company's Common Stock at the Company's option. All of the funds received by the Company from issuance of the Acculase Notes were applied to fund current operations and to pay current obligations. The entire amount of principal was automatically converted in 500,000 shares of the Company's Common Stock, at a conversion price of $2.00 per share, on

December 31, 1998. As of December 31, 1998, the price of the Company's common stock was $2.81. In addition, the Company issued 37,433 shares in payment of accrued interest as of April 30, 1999.



    In March, 1999, the Company issued to 38 accredited investors $2,380,000 of units of its securities (the "Units"), each Unit consisting of: (i) $10,000 principal amount of convertible promissory notes (the "Convertible Notes"); and
(ii) common stock purchase warrants to purchase up to 2,500 shares of Common Stock (the "Unit Warrants"). On August 2, 1999, the Convertible Note holders converted the Convertible Notes and accrued and unpaid interest thereon into 1,190,819 shares of Common Stock at a conversion price of $2.00 per share. On March 29, 1999, the price of the Common Stock was $4.63. The Company used the proceeds of this financing to fund marketing, research and development expenses, the purchase of equipment relating to the manufacture of the Company's excimer lasers, other operating activities, and the payment of certain liabilities.



    The Unit Warrants are exercisable into an initial 1,250 shares of Common Stock at any time after purchase until March 31, 2004. The balance of the Unit Warrants are exercisable into an additional 1,250 shares of Common Stock (the "Contingent Shares") if the Unit holder voluntarily converted at least a portion of the principal amount of the Convertible Note, that make up a portion of the Unit, into shares of Common Stock. As of the date of this Registration Statement, all of the Unit holders converted their Convertible Notes into shares of Common Stock, aggregating 1,198,819 shares of Common Stock, including 819 shares of Common Stock to convert accrued and unpaid interest. As such, each Unit holder has a fully vested Unit Warrant to purchase 2,500 shares of Common Stock at $2.00 per share. The Unit Warrants provide that they may be adjusted in the event that the Company issues shares of Common Stock for consideration of less than $2.00 per share. In such event, the per share exercise price of the Unit Warrants will be adjusted to the issue price of such additionally issued shares of Common Stock.



    On August 9, 1999, the Company completed the offering of 2,068,972 shares of Common Stock at a price of $4.50 per share, resulting in aggregate gross proceeds to the Company of $9,310,374 (the "August 9, 1999 Financing"). The Company paid PMG a commission of 8% of the gross proceeds, or $744,830, plus $25,000 for reimbursement of offering expenses, and issued to PMG warrants to purchase 93,104 shares of Common Stock at an exercise price of $4.50 per share. On the date of the closing of the August 9, 1999 Financing, the price of the Company's Common Stock was $5.19 per share. The Company has used part of the proceeds of this financing to pay marketing expenses, research and development expenses and for working capital. As of September 30, 1999, the Company had $6,619,434 of cash on hand.



CERTAIN ISSUANCES TO FORMER AFFILIATES



    On February 14, 1996, the Company issued 25,000 shares of Common Stock to Susan E. Barnes, the wife of Bernard B. Katz, a former director and Chairman of the Board of the Company, in consideration for her personal guaranty of $81,000 in lease obligations associated with the Company's Andover, Massachusetts facility. On the date of this issuance of securities, there was no price quote for the Company's Common Stock. On February 22, 1996, the Company agreed to issue to Ms. Barnes 50,000 shares of Common Stock at a value of $1.00 per share for services she arranged to provide in connection with raising $1.5 million to finance the Company's emergence from the Bankruptcy Proceeding. On the date of this issuance of securities, there was no price quote for the Company's Common Stock.



    In October, 1996, the Company issued an additional 100,000 shares of Common Stock to Ms. Barnes in connection with a second guaranty of the Andover lease and lease extension, after the lease went into default and the landlord threatened immediate eviction. At the time of the issuance of these securities the trading price of the Common Stock was approximately $2.80. This second personal guaranty was secured by a pledge of 391,360 shares of her personally owned Helionetics common stock. All guarantees of Ms. Barnes have been terminated.

ISSUANCES OF SHARES, OPTIONS AND WARRANTS



    On February 14, 1996, the Company adopted the Company's 1995 Non-Qualified Option Plan for key employees, officers, directors and consultants, and reserved up to 500,000 shares of Common Stock for which options could be granted thereunder. On January 2, 1996, the Company granted a total of 335,000 options at an exercise price of $1.50 per share to certain directors, employees and consultants for financial consulting services, for compensation in lieu of cash, for services rendered to assist the Company in being traded on the NASDAQ Bulletin Board, and for services in completing the Company's Chapter 11 Reorganization. On the date of this issuance of securities, there was no price quote for the Company's Common Stock.



    During 1996, the Company issued 151,000 shares of Common Stock and options to purchase up to 62,500 shares of Common Stock in exempt transactions to key employees and consultants for services rendered and as compensation at an exercise price of $2.50 per share. Included were issuances to certain former officers and directors for services rendered, as follows: (i) Steven A. Qualls (10,000 shares), (ii) Chaim Markheim (5,000 shares) and (iii) Maxwell Malone (5,000 shares). On the date of this issuance of securities, the price of the Company's Common Stock was $2.88.



    During 1997, the Company issued a total of 105,000 shares of Common Stock to Don Davis, Esq., the Company's former legal counsel, as a consultant in connection with legal services rendered to the Company. The services included, but were not limited to, general representation of the Company and securities disclosure work in relation to the Company's continuing obligation to provide reports pursuant to the Exchange Act. On the date of this issuance of securities, the price of the Company's Common Stock was trading in a range from $0.75 to $1.31.



    On May 27, 1997, the Company issued to Raymond A. Hartman options to acquire 250,000 shares of Common Stock at an exercise price of $0.50 per share with a five (5) year term, contingent upon his completion of the excimer laser for TMR in a fashion such that it could be manufactured for less than $25,000 per unit and perform at least as well, if not better than, the Company's existing laser products. On April 5, 1999, the Board of Directors determined that
Mr. Hartman's efforts and accomplishments had fulfilled such contingency. On
May 22, 199,7 the Board of Directors further resolved that the options referenced above be deemed vested. At the date of this issuance of securities, the price of the Company's Common Stock was $0.75. On April 9, 1999, the price of the Company's Common Stock was $4.81.



    On July 1, 1997, the Company granted a total of 108,500 options at an exercise price of $1.00 per share to certain employees and consultants. On the date of this issuance of securities, the price of the Company's Common Stock was $1.05.



    On October 31, 1997, the Company issued options to purchase up to 20,000 shares of Common Stock at an exercise price of $1.00 per share to a former director of the Company. On the date of this issuance of securities, the price of the Company's Common Stock was $5.25.



    In October, 1997, in satisfaction of all compensation owed by the Company to K.B. Equities, Inc. ("KB Entities"), an affiliate of Mr. Katz and Ms. Barnes, for consulting services rendered to the Company in 1997, the Board of Directors granted options to acquire 100,000 shares of Common Stock to K.B. Equities at an exercise price of $0.75 per share, with a term of seven (7) years. Mr. Katz resigned from the Board of Directors of the Company on October 9, 1997. On the date of this issuance of securities, the price of the Company's Common Stock was $3.75.



    In August, 1997, the Company issued options to purchase up to 211,899 shares of Common Stock to the following persons, who are now or have been in the recent past officers and directors of the Company, at an exercise price of $1.25 per share with a term of five (5) years: (i) Chaim Markheim (20,250 options),
(ii) Raymond A. Hartman (20,250 options), (iii) Alan R. Novak (71,399 options), and (iv) John J. McAtee, Jr. (100,000 options). On the date of this issuance of securities, the price of the Company's Common Stock was $1.50.

    On December 15, 1997, the Company issued warrants to PMG and an employee of PMG to purchase up to 300,000 shares of Common Stock at an exercise price of $2.00 per share, which expire on December 15, 2002. The Warrants were issued to PMG as compensation for investment banking and advisory services. On the date of this issuance of securities, the price of the Company's Common Stock was $3.75.



    On April 10, 1998, the Company issued options to Chaim Markheim to purchase up to 250,000 shares of Common Stock, at an exercise price of $2.875 per share, with a five (5) year term. On the date of this issuance of securities, the price of the Company's Common Stock was $3.00.



    On April 10, 1998, the Company issued options to purchase up to 100,000 shares of Common Stock, at the exercise price of $2.875 per share, with a five-year term, and 20,000 shares of Common Stock, to certain consultants for services rendered. The 20,000 shares were issued for services rendered at a $1.00 per share. On the date of this issuance of securities, the price of the Company's Common Stock was $2.875.



    In conformity with the provisions of the Option Plan for Outside Directors, on April 10, 1998, the Company granted to John J. McAtee and Alan R. Novak options to purchase up to 20,000 shares of Common Stock at an exercise price of $2.875 per share for services rendered during 1998. On the date of grant of these stock options, the price of the Company's Common Stock was $2.875.



    On March 8, 1999, the Company granted to Messrs. McAtee and Novak an additional 20,000 options under the Option Plan for Outside Directors to purchase a like number of shares of Common Stock at an exercise price of $2.8125 per share for services as a outside member of the Board of Directors to be rendered during 1999. All of these options are vested as of the date of this Registration Statement. On the date of grant of these stock options, the price of the Company's Common Stock was $2.875.



    Upon Warwick Alex Charlton's joining the Company's Board of Directors on March 8, 1999, Mr. Charlton was granted options under the Option Plan for Directors, to purchase 20,000 shares of Common Stock at an exercise price of $2.8125 per share for services to be rendered during 1999. On the date of grant of these stock options, the price of the Company's Common Stock was $2.88. Of these options all are vested as of the date of this Registration Statement.



    Not in connection with the Option Plan for Outside Directors, on March 8, 1999, the Company granted to Mr. Charlton, options to acquire 150,000 shares of Common Stock at $3.00 per share. On the date of this issuance of securities, the price of the Company's Common Stock was $2.875. All of such options are vested as of the date of this Registration Statement.



    Upon Steve Girgenti and Harry Mittelman joining the Company's Board of Directors on April 20, 1999, each was granted options to purchase 15,000 shares of Common Stock, at an exercise price of $2.8125 per share, for services to be rendered during 1999. On the date of grant of these stock options, the price of the Company's Common Stock was $4.63. As of the date of this Registration Statement all of these options are vested.



    Not in connection with the Option Plan for Outside Directors, on April 12, 1999, the Company granted to Mr. Girgenti and Dr. Mittelman options, all of which are vested, to acquire up to 50,000 shares of Common Stock at $4.75 per share. On the date of this issuance of securities, the price of the Company's Common Stock was $4.63. All of such options are vested as of the date of this Prospectus.



    In 1999, in respect of the period August, 1998, through June, 1999, the Company granted to its current legal counsel, Matthias & Berg LLP ("M&B"), options to acquire an aggregate of 17,864 shares of the Company's Common Stock, at exercise prices between $1.50 and $5.10 per share, in each case equal to 85% of the trading price of the Company's Common Stock on the last day of the month in respect of which the options were granted. The options are exercisable for a period of 120 months from the date of grant. These options were issued as a part of a fee agreement between the Company and M&B, whereby M&B received options having an exercise price equal to 20% of its monthly fees in the form of Common Stock of the Company, valued at the closing bid price on the last day of each month. M&B agreed to forego collection of such fees in cash, and use, the uncollected fees against exercise price of the options.



    On April 5, 1999, the Company issued to a non-executive employee options to purchase 50,000 shares of the Company's Common Stock, at an exercise price of $3.1875. Such options vest, pursuant to a schedule, over a period of five
(5) years. On the date of this issuance of securities, the price of the Company's Common Stock was $4.56.



    On August 9, 1999, the Company issued 2,068,972 shares of the Company's Common Stock in connection with the August 9, 1999 Financing. The Company paid PMG a commission of 8% of the gross proceeds, or $744,000, $25,000 for reimbursement of expenses and, for each $1,000,000 of gross proceeds received by the Company, a warrant to purchase 10,000 shares of Common Stock at $4.50 per share (an aggregate of 93,104 warrants). On the date of the closing of the August 9, 1999 Financing, the price of the Company's Common Stock was $5.19. The 2,068,972 shares of Common Stock sold in the August 9, 1999 Financing are being registered in this Registration Statement.



    On May 11, 1999, the Company, in exchange for various marketing services to be provided by Healthworld at a discounted rate of $104 per person hour, which is materially less then the normal hourly rate charged by Healthworld for such services, granted Healthworld the Healthworld Warrants to purchase 174,000 shares of the Company's Common Stock at an exercise price of $4.69 per share. On the date of grant of the Healthworld Warrants, the price of the Common Stock was $4.69. The Warrants have a term of ten years and are fully vested.



    On August 26, 1999, the Company issued options to Chaim Markheim to purchase up to 180,000 shares of Common Stock, at an exercise price of $5.25 per share, with a five (5) year term. Of these options, 100,000 are vested, and the remaining 80,000 shall vest over two years as long as Mr. Markheim continues to be retained by the Company as a Consultant. On the date of this issuance of securities, the price of the Company's Common Stock was $5.25.



    On November 19, 1999, Jeffrey O'Donnell, the Company's President and Chief Executive Officer was granted options to acquire up to 650,000 shares of the Company's Common Stock at an exercise price of $4.625. Of these options, 216,667 are currently vested, another 216,667 shall vest on November 19, 2000, and 216,666 will vest on November 19, 2002 as long as Mr. O'Donnell remains employed by the Company. If Mr. O'Donnell is terminated by the Company other than for "cause" (which definition includes nonperformance of duties or competition of the employee with the Company's business), 50% of all unvested options will vest immediately. On the date of grant of the options the price of the Company's Common Stock was $4.625.



    As of November 24, 1999, Dennis McGrath was granted options to acquire up to 350,000 shares of the Company's Common Stock at an exercise price of $5.50. Of these options, 116,667 are currently vested, another 116,667 will vest on November 24, 2000, and 116,666 will vest on November 24, 2002 as long as Mr. McGrath remains employed by the Company. If the Company terminates
Mr. McGrath, other than for "cause" (which definition includes nonperformance of duties or competition of the employee with the Company's business), 50% of all unvested options will vest immediately. On the date of grant of the options the price of the Company's Common Stock was $5.50.



    On December 7, 1999, the Company granted to Samuel E. Navarro options to acquire up to 100,000 shares of Common Stock at an exercise price of $5.9375 per share. Of these options, 33,334 are currently vested, 33,333 shall vest on December 7, 2000, and 33,333 shall vest on December 7, 2002 as long as Mr. Navarro remains a director of the Company. On the date of grant the price of the Company's Stock was $5.9375.



    Michael Allen was granted, as of January 28, 2000, options to acquire up to 150,000 shares of the Company's Common Stock at an exercise price of $13.50. Of these options, 50,000 are currently vested, another 50,000 will vest on January 28, 2001, and 50,000 will vest on January 28, 2002, so long as Mr. Allen remains employed by the Company. On the date of the grant, the price of the Company's Common Stock was $14.125.



CERTAIN ISSUANCES OF SECURITIES



    In September and October, 1997, the Company privately sold to 25 accredited investors a total of 679,500 restricted shares of Common Stock in a private placement at a price of $1.25 per share. The price of the Common Stock at the time of these transactions was approximately $3.50 per share. The Company sold an additional 28,601 shares at a price of $1.25 per share in the third quarter of 1997. The price of the Common Stock on the date of this transaction was $2.56 per share. These funds were used in part to pay outstanding accounts payable and to make a partial payment on delinquent Federal and State taxes outstanding.



    In September, 1997, PMG purchased from Helionetics, with the approval of the Federal Bankruptcy Court in the pending Helionetics Chapter 11 Bankruptcy Proceeding, all debt owed by Acculase to Helionetics. In October, 1997, the Company purchased the debt owing by Acculase, in the amount of $2,159,708, from PMG in consideration of 800,000 shares of Common Stock or $2.70 per share. On the date of the issuance of these securities, the price of the Company's Common Stock was approximately $3.00.



    In November, 1997, the Company issued 1,500,000 shares of Common Stock and 750,000 warrants (the "Warrants") to 37 accredited investors, with an exercise price of $4.00 per share and a term of five (5) years, in a private placement, resulting in gross proceeds of $6,000,000 to the Company. The price of the Common Stock on November 30, 1997, was $5.06 per share. The Company also issued 150,000 warrants and paid a commission of $480,000 to PMG as a placement agent fee. The warrants have an exercise price of $4.00 per share and provide that in the event that the Company issues shares of Common Stock for consideration of less than $4.00 per share, the per share exercise price will be adjusted to the issue price of such additionally issued shares of Common Stock. In December, 1998, the Company issued shares of its Common Stock at $1.50 per share, which reduced the exercise price of the 900,000 warrants was $1.50 per share.



    The Company has agreed to issue to PMG an additional 75,000 warrants (the "Contingent Warrants") at a purchase price of $0.001 per share, at such time as any of the other related 750,000 warrants have been exercised. The Contingent Warrants will be exercisable for a period of five (5) years following the date of issue, at an exercise price equal to the average closing bid price for the Common Stock for the ten (10) trading days preceding the date of issue. The Contingent Warrants may be redeemed by the Company, upon 30 days' notice, at a redemption price of $0.10 per share, if the closing bid price of the Common Stock exceeds $8.00 per share for a period of thirty consecutive trading days.



    In July, 1998, the Company granted warrants to acquire 300,000 shares of Common Stock to PMG at an exercise price of $2.00 per share in consideration for the guarantee, by PMG, of a lease of office space in Carlsbad, California for the Company and the raising of a bridge loan of $1,000,000. Such warrants are exercisable at anytime until July 15, 2003. The price of the Company's Common Stock on July 15, 1998 was $2.125. The shares underlying these warrants are being registered pursuant to a registration statement, of which this Prospectus forms a part.



    On December 31, 1998, the Company sold to Mr. and Mrs. Richard A. Hansen an aggregate of 100,000 shares of the Company's restricted Common Stock $1.50 per share. The price of the Common Stock at December 30, 1998, was $2.50 per share. Mr. Hansen is the President of PMG, one of the Company's investment bankers.

OTHER TRANSACTIONS



    As of May 21, 1999, the Company granted Rox Anderson, M.D. options to acquire up to 250,000 shares of Common Stock, exercisable at $5.16 per share, of which 100,000 are currently vested. The remainder will vest ratably over a three-year period and, in addition, are contingent on either approval by the FDA of a 510(k) submission by the Company or the FDA's approval of the Company's excimer laser to be regulated as a Class II device for the treatment of psoriasis.



ITEM 16(A)



EXHIBITS
---------------------
       3.1(a)           Certificate of Incorporation (6)
       3.1(b)           Amendment to Certificate of Incorporation dated as of
                        June 10, 1999 (6)
       3.1(c)           Amendment to Certificate of Incorporation dated as of
                        June 23, 1999 (6)
       3.2              Bylaws(1)
       4.1              Specimen Common Stock Certificate*
       5.1              Opinion of Matthias & Berg LLP*
      10.1              Lease Agreement (Andover, Massachusetts)(1)
      10.2              Lease Agreement (Orlando, Florida)
      10.3              Lease Agreement (San Diego, California)(2)
      10.4(a)           Lease Agreement (Carlsbad, California) dated August 4, 1998.
                        (6)
      10.4(b)           Guarantee of Lease by PMG. (6)
      10.5              Patent License Agreement between the Company and Patlex
                        Corporation(3)
      10.6              Master Technology Agreement between the Company and Baxter
                        Healthcare Corporation, dated July 28, 1997(4)
      10.7              License Agreement between the Company and Baxter Healthcare
                        Corporation, dated August 19, 1997(4)
      10.8              Manufacturing Agreement between the Company and Baxter
                        Healthcare Corporation, dated August 19, 1997(5)
      10.9              Clinical Trial Agreement between Massachusetts General
                        Hospital, R. Rox Anderson and Laser Photonics dated
                        March 17, 1998. (6)
      10.10             Consulting Agreement dated as of January 21, 1998 between
                        Laser Photonics and Rox Anderson, M.D. (6)
      10.11(a)          Asset Purchase Agreement dated January 4, 1999 between the
                        Company and Laser Analytics, Inc. (6)
      10.11(b)          Amendment No. 1 to Asset Purchase Agreement. (6)
      10.12             Employment Agreement with Jeffrey F. O'Donnell, dated
                        November 19, 1999.
      10.13             Employment Agreement with Dennis M. McGrath, dated
                        November 24, 1999.
      10.14             Employment Agreement with Michael Allen, dated January 28,
                        2000.
      10.15             Lease between the Company and Radnor Center Associates,
                        dated April 1, 2000.
      10.16             Approval Letter from the Food and Drug Administration, dated
                        January 27, 2000.
      22.1              List of subsidiaries of the Company(6)
      24.1              Consent of Hein + Associates LLP
      24.2              Consent of Matthias & Berg LLP (included in Exhibit 5.1)*
      25.1              Power of Attorney (included on signature page)
      27                Financial Data Schedules

      99.1              Registrant's Third Amended Plan of Reorganization(1)
      99.2              Order Confirming Registrant's Third Amended Plan of
                        Reorganization, as modified(1)
      99.3              Letter of March 22, 1995 from Coopers & Lybrand, directed to
                        Laser Photonics, Inc.(1)


------------------------


*   To be filed by amendment.



(1) Filed as part of the Company's Annual Report on Form 10-K for the year ended December 31, 1994.



(2) Filed as part of the Company's Annual Report on Form 10-K for the year ended December 31, 1995.



(3) Filed as part of the Company's Annual Report on Form 10-K for the year ended December 31, 1987.



(4) Incorporated by reference as part of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and subject to a currently pending request for Confidential Treatment with the Commission.



(5) The terms of this Agreement are confidential commercial information, which the Commission has determined need not be disclosed.



(6) Previously filed with this Registration Statement.



ITEM 16(B) FINANCIAL STATEMENT SCHEDULES



    The following schedules have been filed as part of this Registration Statement.



II VALUATION AND QUALIFYING ACCOUNTS



    All other schedules have been omitted because they are not required, not applicable, or the information is otherwise set forth in the financial statements or notes thereto.



ITEM 17. UNDERTAKINGS.



    The undersigned Registrant hereby undertakes it will:



    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:



        (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;



        (ii) Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and



       (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.



    (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.



    (3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the Offering.



    (4) To the extent that Shares registered hereunder are not issued by the Company, then the Company shall de-register such Shares.

    In addition, the undersigned Registrant hereby undertakes:



    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.



    For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       SIGNATURES AND POWERS OF ATTORNEY



    Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, California on February 11, 2000.



                                LASER PHOTONICS, INC.

                                By:           /s/ JEFFREY F. O'DONNELL
                                     -----------------------------------------
                                                Jeffrey F. O'Donnell
                                       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                      DIRECTOR



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE              CAPACITY IN WHICH SIGNED          DATE
          ---------              ------------------------          ----
  /s/ WARWICK ALEX CHARLTON
------------------------------  Chairman of the Board of     February 11, 2000
    Warwick Alex Charlton         Directors

   /s/ JEFFREY F. O'DONNELL
------------------------------  President, Chief Executive   February 11, 2000
     Jeffrey F. O'Donnell         Officer and Director

      /s/ ALAN R. NOVAK
------------------------------  Director                     February 11, 2000
        Alan R. Novak

   /s/ JOHN J. MCATEE, JR.
------------------------------  Director                     February 11, 2000
     John J. McAtee, Jr.

     /s/ STEVEN GIRGENTI
------------------------------  Director                     February 11, 2000
       Steven Girgenti

     /s/ HARRY MITTELMAN
------------------------------  Director                     February 11, 2000
    Harry Mittelman, M.D.

       /s/ SAM NAVARRO
------------------------------  Director                     February 11, 2000
         Sam Navarro

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

                                  SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS

                                                              ADDITIONS
                                                 BALANCE AT   CHARGED TO                BALANCE AT
                                                 BEGINNING    COSTS AND                   END OF
CLASSIFICATION                                   OF PERIOD     EXPENSES    DEDUCTIONS     PERIOD
--------------                                   ----------   ----------   ----------   ----------
For the year ended December 31, 1998:
  Accumulated amortization--patent costs.......  $   23,965   $    8,353    $     --    $   32,318
                                                 ==========   ==========    ========    ==========
  Accumulated amortization--prepaid license
    fee........................................  $   41,667   $  500,000    $     --    $  541,667
                                                 ==========   ==========    ========    ==========
  Accumulated amortization--excess of cost over
    net assets of acquired companies...........  $1,342,614   $  519,682    $     --    $1,862,296
                                                 ==========   ==========    ========    ==========
  Allowance for doubtful accounts..............  $   75,000   $       --    $  7,000    $   68,000
                                                 ==========   ==========    ========    ==========
  Allowance for inventory obsolescence.........  $  819,524   $  239,776    $     --    $1,059,300
                                                 ==========   ==========    ========    ==========
For the year ended December 31, 1997:
  Accumulated amortization--patent costs.......  $   15,612   $    8,353    $     --    $   23,965
                                                 ==========   ==========    ========    ==========
  Accumulated amortization--prepaid license
    fee........................................  $       --   $   41,667    $     --    $   41,667
                                                 ==========   ==========    ========    ==========
  Accumulated amortization--excess of cost over
    net assets of acquired companies...........  $  822,830   $  519,784    $     --    $1,342,614
                                                 ==========   ==========    ========    ==========
  Allowance for doubtful accounts..............  $  100,000   $       --    $ 25,000    $   75,000
                                                 ==========   ==========    ========    ==========
  Allowance for inventory obsolescence.........  $  996,299   $       --    $176,775    $  819,524
                                                 ==========   ==========    ========    ==========
For the year ended December 31, 1996:
  Accumulated amortization--patent costs.......  $    7,259   $    8,353    $     --    $   15,612
                                                 ==========   ==========    ========    ==========
  Accumulated amortization--excess of cost over
    net assets of acquired companies...........  $  303,148   $  519,682    $     --    $  822,830
                                                 ==========   ==========    ========    ==========
  Accumulated amortization--reorganization
    goodwill...................................  $  222,600   $1,914,425    $     --    $2,137,025
                                                 ==========   ==========    ========    ==========
  Allowance for doubtful accounts..............  $  100,000   $       --    $     --    $  100,000
                                                 ==========   ==========    ========    ==========
  Allowance for inventory obsolescence.........  $1,477,000           --    $480,701    $  966,299
                                                 ==========   ==========    ========    ==========